PROSPECTUS SUPPLEMENT (To Prospectus dated March 27, 2014)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-193336

Zion Oil & Gas, Inc.

Maximum $12,000,000

Minimum $2,500,000

12% Convertible Senior Bonds par $1,000 due 2028

Shares of Common Stock, par value $0.01, issuable upon conversion of the Bonds

ZION OIL & GAS, INC. (the “Company;” “us,” “we,” “our”) is offering to sell to the public our 12% Convertible Senior Bonds (the “Bonds;” each, a “Bond”) in a minimum aggregate amount of $2,500,000 up to a maximum amount of $12,000,000 (the “Offering”).

We have entered into an exclusive placement agreement with Network 1 Financial Securities, Inc. (“Network 1”), pursuant to which Network 1 may invite other broker-dealers that are registered with the U.S. Securities and Exchange Commission (the “SEC”) and members of the Financial Industry Regulatory Association, Inc. (“FINRA”) to participate in the distribution of the Bonds (such broker-dealers are, together with Network 1, collectively referred to as the “Placement Agents”). The Placement Agents are not required to make a firm commitment to purchase any of the Bonds. They have agreed only to use their best efforts to market the Bonds to potential subscribers on our behalf. The Placement Agents are not purchasing or selling any Bonds by this Prospectus Supplement or the accompanying Prospectus, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of Bonds.

Compensation to Network 1 in connection with the Offering will consist of a commission of 6.5%, plus a non-accountable expense allowance of 1.5% based on the value of the Bonds sold in this Offering. Concurrent with the filing of this Prospectus Supplement, the Company shall advance fifty thousand dollars ($50,000) towards the non-accountable expense allowance, as described in the “PLAN OF DISTRIBUTION – Placement Agents” on page 40. Expenses relating to the Offering shall not exceed seventy-five thousand dollars ($75,000).

This is a “best efforts,” “minimum/maximum” offering. We shall not issue any of the Bonds until we have received and accepted subscriptions with payment for an aggregate minimum of $2,500,000 (the “Minimum Purchase Amount”). We have signed an escrow agreement (the “Escrow Agreement”), as set forth in Annex C of this Prospectus Supplement, with OceanFirst Bank (the “Escrow Agent”). All proceeds received from the sale of the Bonds will be deposited in a non-interest bearing escrow account maintained by the Escrow Agent entitled “OceanFirst, as Escrow Agent for the benefit of Zion Oil & Gas, Inc.” (the “Escrow Account”).

The closing of the Offering may take place on a rolling basis, whereby the Company will accept purchases of the Bonds in more than one closing (the first of which is the “Initial Closing”), so long as at least the Minimum Purchase Amount is received in the Escrow Account before the first or only closing occurs. The offering period shall terminate at 10:00 a.m. EST, on August 1, 2016 (the "Final Closing Date"), or at such other date and time (such date and time being called the “Closing Date”), and at such location as may be agreed upon between Network 1 and the Company, or by facsimile or other electronic means.

If the Minimum Purchase Amount is received by the Escrow Agent on or before the Final Closing Date, all escrowed proceeds, net of commissions, if any, and other offering expenses, will be remitted to the Company (if prior to the Final Closing Date, the “Initial Closing Date”).

If the Minimum Purchase Amount is not received by the Escrow Agent by the Final Closing Date, the Offering will terminate and all escrowed proceeds will be returned to the respective subscribers, without interest or deduction.

Following the Initial Closing, the Company will hold the Final Closing Date for all or any portion of the remaining amount of the Offering not sold at the time of the Initial Closing.

On the Initial Closing Date and/or at the Final Closing Date, each subscriber shall have delivered to the Escrow Agent, via wire transfer, a certified check, or automated clearing house payment immediately available funds equal to such subscriber’s Purchase Price as set forth on the subscriber’s Subscription Agreement executed by such subscriber and accepted by the Company. The Company shall deliver to each subscriber his respective Bonds, as determined pursuant to the details first set forth above, and the Company and each subscriber shall deliver such other items required to be delivered at the Closing. Upon satisfaction of the covenants and conditions set forth herein, the Closing shall occur at the Company offices or such other location as Network 1 and the Company shall mutually agree. A subscriber who meets the conditions for ownership and is issued Bonds upon a closing is referred to herein as a “Bondholder.”

If there are multiple Closings, the Bonds issued at each Closing will have a different CUSIP number and issue date, but will have the same maturity date, beginning interest accrual date, interest payment date and redemption period.

If we do not accept a subscriber’s subscription, we will return his funds promptly without deduction. If we do not receive acceptable subscriptions and payments totaling at least the Minimum Purchase Amount on or before July 29, 2016 (the “Minimum Date”), which is 59 days following the date of this Prospectus Supplement, we will terminate the offering and promptly refund the money raised without deduction unless extended. We may, in our discretion, extend the Final Closing Date with the Minimum Date up to 60 days prior to July 29, 2016. If there is no extension and if the Minimum Purchase Amount is received on or before the Minimum Date, the Final Closing Date will be on August 1, 2016 and the Bonds will be issued on that date and interest thereon shall begin to accrue on the 31st day following the Final Closing Date, unless we elect to extend the Final Closing Date. If the Final Closing Date is not extended, the 31st day following the Final Closing Date will be September 1, 2016 and such date shall begin the 12 year period of Bonds issued on the Initial Closing Date and the Final Closing Date with all bonds having a maturity date of September 1, 2028 (sometimes referred to herein as the “Maturity Date”).

The Bonds will bear interest at a rate of 12% per year on the principal or par value of $1,000.00 per Bond, payable annually in arrears on September 1 (if the Final Closing Date is not extended) of each year or, if such day is not a day other than (a) a Saturday, Sunday or public holiday in Texas; or (b) a day on which the appropriate government officials of Dallas or Texas declare a state of emergency preventing the regular conduct of business (“Business Day”), the next following Business Day, beginning on September 1, 2017. The interest payments shall be paid annually, in arrears in cash or in shares of our common stock as described herein, at our sole discretion. The Bonds are scheduled to mature on September 1, 2028 and, at our discretion, we will deliver shares of our common stock as provided in this Prospectus or pay the principal and unpaid interest in cash. The Bond Trustee is American Stock Transfer & Trust Company, LLC (“AST”), our stock transfer agent.

Bondholders may convert their Bonds at their option at any time prior to the close of business on the Business Day immediately preceding the 30-day period before the Maturity Date, unless we elect to redeem the Bonds. The Bonds are convertible at the price set at the average of the previous 30-day closing prices of our common stock as reported by Bloomberg L.P. on the date of issuance, plus a 30% issuance premium. We are entitled to redeem the Bonds after the third anniversary of their issuance.

If we undergo a fundamental corporate change, as defined by the Supplemental Indenture, Bondholders may require us to repurchase for cash all or any portion of their Bonds at a fundamental change repurchase price equal to 100% of the principal amount of the Bonds to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date, as described in this Prospectus Supplement and the Supplemental Indenture.

The Bonds are unsecured debt obligations, but will be one of our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Bonds, will rank equally in right of payment with any of our unsecured indebtedness that is not so subordinated, and will be effectively junior in right of payment to any of our secured indebtedness, to the extent of the value of the assets securing such indebtedness.

The Bonds are not currently trading on any market. An application has been filed for “DTC eligibility” for over-the-counter (“OTC”) trading of the Bonds. We cannot give you any assurance that a market for the Bonds will develop or, if a market does develop, of the prices at which these the Bonds will trade or whether such market will be sustainable throughout the period when the Bonds are transferable.

INVESTING IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT TO THE PROSPECTUS INVOLVES SIGNIFICANT RISK. YOU SHOULD READ THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS CAREFULLY BEFORE YOU INVEST. YOU SHOULD CAREFULLY CONSIDER THE “RISK FACTORS” SECTION BEGINNING ON PAGE S-14 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 7 OF THE ACCOMPANYING PROSPECTUS BEFORE DECIDING WHETHER TO INVEST.

	Price to Public	Placement Agents’ Commissions (1)	Proceeds to Zion (1)(2)
Per Bond	$1,000	$80	$920
Total Minimum	$2,500,000	$200,000	$2,300,000
Total Maximum	$12,000,000	$960,000	$11,040,000

(1)	Reflects the maximum amount of commissions payable to the Placement Agents. In addition, we have agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”); and Network 1 shall be entitled to a non-accountable expense allowance and compensation under a consulting agreement. See “PLAN OF DISTRIBUTION – Placement Agents” on page 40.

(2)	Before deducting estimated offering expenses of up to $75,000 in the minimum offering and $75,000 in the maximum offering.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is May 31, 2016

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ABOUT THIS PROSPECTUS SUPPLEMENT

 This document is in two parts. The first part is this Prospectus Supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying Prospectus and the documents incorporated by reference into this Prospectus Supplement and the accompanying Prospectus. The second part is the accompanying Prospectus, which gives more general information, some of which may not apply to this Offering. To the extent there is a conflict between the information contained in this Prospectus Supplement and the information contained in the accompanying Prospectus, you should rely on the information in this Prospectus Supplement. If any statement in either document is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement, the accompanying Prospectus, and any “Free Writing Prospectus” (defined in Rule 405 under the Securities Act as any written communication that both: (a) is an offer to sell or a solicitation of an offer to buy SEC-registered securities that is used after the registration statement for an offering is filed (or, in the case of a “well-known seasoned issuer,” whether or not a registration statement has been filed) and (b) is made by means other than (i) a statutory prospectus (a final prospectus, a preliminary prospectus or certain other categories of prospectus that meet the requirements of Section 10(a) of the Securities Act), (ii) a written communication used in reliance on Rule 167 and Rule 426 under the Securities Act (special rules for issuers of asset-backed securities); or (iii) a communication that is given together with or after delivery of a final prospectus (which therefore falls into the exception from the definition of prospectus in Section 2(a)(10)(a) of the Securities Act) that we authorize to be distributed to you. We have not authorized anyone to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these Bonds in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus Supplement, the accompanying Prospectus, the documents incorporated by reference into this Prospectus Supplement and the accompanying Prospectus, and any Free Writing Prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since such dates.

Unless otherwise indicated, all references to “Zion Oil & Gas,” “Company,” “our,” “we,” “us” and similar terms refer to Zion Oil & Gas, Inc.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all the information about us that you should consider before investing in our securities. You should carefully read this entire Prospectus Supplement, the accompanying Prospectus and any Free Writing Prospectus, including the “Risk Factors” section beginning on page S-15 of this Prospectus Supplement and, the financial statements and related notes and other information included or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus, before making an investment decision.

Zion Oil & Gas, Inc.

Zion Oil and Gas, Inc., a Delaware corporation, is an oil and gas exploration company with a history of over 16 years of oil and gas exploration in Israel. We were incorporated in Florida on April 6, 2000 and reincorporated in Delaware on July 9, 2003. We completed our initial public offering in January 2007. Our common stock currently trades on the NASDAQ Global Market under the symbol “ZN” and our warrants trade on the NASDAQ Global Market under the symbol “ZNWAA.”

This offering is a “best efforts minimum/maximum offering,” which means that Network 1 and other Placement Agents are not required to place any firm orders or purchase any of the Bonds, but have agreed to use their best efforts to market the Bonds on our behalf. The placement arrangement with Network 1 and any Placement Agents is on an exclusive basis. We cannot sell any of the Bonds until we have received and accepted subscriptions and payment for a minimum of $2,500,000 (the “Minimum Purchase Amount”). All subscribers’ payments will be deposited in an escrow account at OceanFirst, with whom we have signed an Escrow Agreement. If we do not accept a subscriber’s subscription, we will return his funds promptly, with any interest earned, without deduction. If we do not receive acceptable subscriptions and payments totaling at least $2,500,000 on or before July 29, 2016 (the “Minimum Date”), which is 59 days following the date of this Prospectus (which we may, in our discretion, extend up to 60 days), we will terminate the offering and promptly refund the money raised without interest or deduction of escrow fees. If the Minimum Purchase Amount is received on or before the Minimum Date, we will have the option to commence an Initial Closing prior to the Final Closing Date and the Bonds will be issued on the Initial Closing Date and on the Final Closing Date with September 1, 2016, which is the 31st day following the Final Closing Date, as the beginning date of interest accrual.

The offering will terminate on August 1, 2016, unless extended up to 60 days at the discretion of the Company. If the Company decides to extend the Final Closing Date from August 1, 2016, then all subsequent dates, such as the beginning of the interest accruing date, the interest payment date, the Maturity Date and the redemption period, shall be extended the same number of days beyond the August 1, 2016 date.

Interest shall begin to accrue on the 31st day following the Final Closing Date for Bonds issued on the Initial Closing Date (if there is an Initial Closing and Final Closing) and on the Final Closing Date, which shall be September 1, 2016. The latter Final Closing Date shall begin the 12 year period of Bonds issued on the Initial Closing Date and the Final Closing Date. All Bonds, notwithstanding their issuance date, shall have a maturity date of September 1, 2028. Accordingly, if there is an Initial Closing and a Final Closing, the Bonds issued at each closing will have a different CUSIP number and issue date, but will have the same Maturity Date, beginning interest accrual date, interest payment date and redemption period.

The Bonds will bear interest at a rate of 12% per year on the $1,000.00 principal or par value per Bond, payable annually in arrears on September 1 of each year, or, if such day is not a Business Day, the following Business Day, beginning on September 1, 2017. The interest payments shall, at our sole discretion, be paid in cash or in shares of our common stock, as described herein. The number of common stock shares for distribution in lieu of the cash payment shall be based upon the average of the closing prices of our common stock as reported by Bloomberg L.P. for the 30 trading days preceding the record date for the payment of interest, which we have designated as 10 Business Days prior to the interest payment date on September 1st of each year. Fractional shares will not be issued and the final number of shares of common stock rounded up to the next whole share.

The Bonds are scheduled to mature on September 1, 2028, unless prior to such date we elect to redeem the Bonds. We may at our option redeem the Bonds at any time after the third anniversary of their issuance by payment of an amount in cash equal to the par value plus any accrued interest plus 10% of principal or par. We will provide notice to the Trustee and the Depositary at least 35 days before any redemption date. The Depositary shall initially be the Depository Trust & Clearing Corporation. No “sinking fund” is provided for the Bonds, so that we are not required to retire the Bonds periodically. Our election to redeem the Bonds terminates the Bondholder’s right of conversion.

On the Maturity Date, we may, at our sole discretion, repay the principal and accrued and unpaid interest in cash or, in lieu of a cash payment, deliver shares of our common stock as provided in this Prospectus Supplement and Prospectus. Bondholders may at their option convert their Bonds at any time prior to the close of business on the Business Day immediately prior to the 30-day period preceding the scheduled Maturity Date, the record date for this offering, unless prior to their exercising such option we elect to redeem the Bonds. As with our stock-in-kind distribution, the conversion price per share of common stock is equal to the average of the closing prices of our common stock as reported by Bloomberg L.P. for the 30 days preceding the effective date, plus a 30% issuance premium.

The bond trustee is American Stock Transfer & Trust Company, LLC (“AST”), which is also our stock transfer agent.

If we undergo a fundamental corporate change (generally, a merger, a sale of all or substantially all of the Company’s assets, and amendments to the Company’s charter or bylaws), Bondholders may require us to repurchase for cash all or any portion of their Bonds at a fundamental change repurchase price equal to 100% of the principal amount of the Bonds to be repurchased, plus accrued and unpaid interest on the fundamental change repurchase date, as described in this Prospectus Supplement and the Supplemental Indenture.

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The Bonds are unsecured debt obligations of the Company, but will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Bonds. They will rank equally in right of payment with any of our unsecured indebtedness that is not so subordinated, and will be effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness.

The Bonds are not currently trading on any market. An application has been filed for “DTC eligibility” for over-the-counter (“OTC”) trading for the Bonds. We cannot give you any assurance that a market for the Bonds will develop or be sustainable throughout the period when the Bonds are transferable, or anticipate the prices at which the Bonds will trade.

The offering will expire by 5:00 p.m., Eastern Standard Time, on August 1, 2016. If you want to participate in the offering, you must submit your subscription documents with payment before that deadline. If you hold shares through a broker or a bank, we recommend that you submit your subscription documents to your broker or bank at least 10 days before that deadline.

Business of Zion Oil & Gas, Inc.

Zion Oil & Gas is an oil and gas exploration company currently focused in onshore Israel. We currently hold one active onshore petroleum exploration license in Israel, the Megiddo-Jezreel License (“MJL”), comprising approximately 99,000 acres. We continue our exploration focus on this license area as the area appears to possess the key geologic ingredients of an active petroleum system. The Company has selected the specific drill pad location from which to drill our next exploration well, which it plans to “spud” within the last half of 2016. “Spudding” a well, or “to spud”, means to begin drilling operations. Generally, a large-diameter drill bit is used to drill to a predetermined depth, creating a surface hole from several hundred to several thousand feet, which is lined with casing to both support the drilling rig and protect freshwater aquifers.

Megiddo-Jezreel Petroleum License

The MJL was awarded on December 3, 2013 for a three-year primary term through December 2, 2016, with the possibility of additional one-year extensions up to a maximum of seven years. The MJL is onshore, south and west of the Sea of Galilee. Under the terms of this license, the Company had until July 1, 2015 to identify and submit a drilling prospect. The license terms also called for it to enter into a drilling contract by October 1, 2015 and begin drilling or “spud” a well by December 1, 2015.

NO.	ACTIVITY DESCRIPTION	TO BE CARRIED OUT BY:
1	Sign contract with drilling contractor and forward to Petroleum Commissioner	15 April 2016
2	Submit detailed engineering plan to carry out / perform drilling	15 April 2016
3	Begin drilling / spud well in license area	1 July 2016
4	Submit final report on the results of drilling	15 November 2016
5	Submit a plan for continued work in the license area	1 December 2016

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In late June 2015, the Company entered into drilling contract negotiations with Viking Services, BV (“Viking”), and Viking’s Israeli subsidiary, for use of a land-based rig with deep drilling capacity and certain other oilfield services for exploration activities within Zion’s MJL. Zion later became aware that Viking was undergoing a restructuring whereby there would be a high-level management change and Viking’s Israel operations would very likely change. Therefore, drilling contract negotiations with Viking were suspended pending the outcome of the restructuring. Viking’s restructuring efforts have now been completed. We once again resumed negotiations with Viking but they changed the proposed rig and modified the terms on a substitute rig. Therefore, we are currently exploring other options, including the possible lease and/or purchase of a drilling rig to be used in Israel.

On December 21, 2015, the Northern District Committee unanimously granted approval of our Drilling Request (“Hafkada”), including the EIA. This is a critically important step to drill a well under Israel’s complex, detailed, and extensive regulatory process.

The final step in the process is for Zion to submit this approved “Hafkada” along with our Application to Drill to Israel’s Energy Ministry for their final drilling program approval. After many months of negotiations, on May 15, 2016, the Company entered into a surface use agreement with Kibbutz Sde Eliyahu, regarding the drilling of the Megiddo-Jezreel #1 well. The Company also needs the requisite authorization from the Israel Lands Authority (the “ILA”), the formal lessor of the land to the Kibbutz, to access and utilize the drill site. The Company has filed with ILA all of the requisite applications but to date, the Company has not received formal approval from the ILA. The Company soon plans to begin drill site construction (which should take 30-45 days to complete).

Given the ongoing negotiations regarding leasing and/or purchasing a drilling rig, we now plan to seek additional work program date extensions/revisions to allow us to spud the Megiddo-Jezreel #1 well in the latter part of 2016, subject to the success of our capital raising efforts.

Zion’s Former Jordan Valley, Asher-Menashe and Joseph Licenses

On March 29, 2015, the Energy Ministry formally approved Zion’s application to merge the southernmost portion of the Jordan Valley License into the Megiddo-Jezreel License. The Joseph License expired on October 10, 2013, after our final extension. The Asher-Menashe License expired on June 9, 2014 as its full seven-year term ended. Zion has plugged all of its exploratory wells on those License areas and the reserve pits have been evacuated, but acknowledges its obligation to complete the abandonment of these well sites in accordance with guidance from the Energy Ministry, Environmental Ministry and local officials. We continue to make significant progress toward fully abandoning all these sites and currently await Environmental Ministry permission to move forward.

Onshore Licensing, Oil and Gas Exploration and Environmental Guidelines

Zion is engaged in oil and gas exploration and production and may become subject to certain liabilities as they relate to environmental cleanup of well sites or other environmental restoration procedures and other obligations as they relate to the drilling of oil and gas wells or the operation thereof.

In July 2013, the Environmental Ministry published: “Environmental Guidelines for the preparation of an environmental document supplementary to a license for searching – experimental drilling and land extraction tests.” This document extensively details the requirements for a supplemental environmental document to an oil and gas exploration plan. On January 21, 2015, Zion formally submitted its Environmental Impact Assessment (“EIA”) document for our upcoming Megiddo-Jezreel #1 well to Israel’s Energy Ministry and thereafter, on January 25, 2015, to the Environmental Ministry. This key milestone is required by the MJL work plan as well as by Israeli law and regulations.

On December 3, 2013, the State of Israel’s Petroleum Commissioner awarded Zion the Megiddo-Jezreel Petroleum Exploration License No. 401. Subsequently, we secured a bank guarantee in the amount of $930,000 from an Israeli based bank in accordance with the performance guarantee guidelines. Consequently, Zion believes it has met the requirements of the June 2012 onshore exploratory licensing guidelines and the October 2012 performance guarantee guidelines.

On February 6, 2014, the Energy Ministry issued proposed guidelines for bank guarantees and insurance requirements with respect to oil and gas rights. Under these guidelines, applicants for and existing holders of exploration rights are required to submit certain bank guarantees and insurance policies that were not previously required.

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On September 17, 2014, the proposed guidelines became effective, and the Energy Ministry issued a guidance document entitled “Instructions for the Giving of Guarantees with respect to Oil Rights.” As it relates to existing onshore license holders like Zion, the above referenced instructions required us to obtain a new Base Bank Guarantee in the amount of $500,000 per each existing license area, split into two deposit dates as follows: (1) $250,000 by November 30, 2014 and (2) $250,000 by March 31, 2015.

Furthermore, prior to the start of drilling, an additional bank guarantee of $250,000 will be required at least 14 days before the spud date. In summary, this is a potential cumulative total of $750,000 that is separate and apart from Zion’s existing Bank Guarantees discussed below in Liquidity and Capital Resources section. The Petroleum Commissioner has discretion to raise or lower those amounts or may also forfeit a company’s existing guarantee and/or cancel a petroleum right under certain circumstances. In addition, new and extended insurance policy guidelines were added. The Petroleum Commissioner may also view non-compliance with the new insurance provisions as breaching the work plan and the rights granted and act accordingly.

Due to the Petroleum Commissioner's discretion in the matter, as of March 31, 2016, Zion has not provided the additional bank guarantees based on the September 2014 guidelines, as it has not had a specific request for same from the Commissioner. In addition, the Commissioner has discretion to raise or lower those amounts or may also forfeit a company's existing guarantee and/or cancel a petroleum right under certain circumstances.

On January 11, 2015 the Energy Ministry issued revised guidelines (initially issued in February 2012) for onshore wellbore abandonment that are based on US regulations on well abandonment found in 43 CFR, Section 3162.3-4; applicable Texas Railroad Commission guidelines; and Well Abandonment and Inactive Well Practices for U.S. Exploration and Production Operations found in API Bulletin E3. This guideline is effective April 1, 2015.

On February 12, 2015, the Energy Ministry issued guidance for preparation and submission of the drilling program (first presented on April 29, 2014), describing types of and purposes of production tests depending on the stage of development of a reservoir. This guideline is effective April 1, 2015.

On April 27, 2015, the Energy Ministry issued guidelines for well testing, establishing procedures and minimum requirements for pressure testing, production flow testing, fluid analyses testing, etc.

On August 13, 2015, the Energy Ministry issued a new guideline for hydraulic fracturing design and operations that are based on Canadian regulations per Directive 083. This guideline is effective November 21, 2015. The procedures seek to prevent impacts on water wells, non-saline aquifers and prevent surface impacts.

On September 9, 2015, the Energy Ministry issued information relating to application forms for exploration drilling, detailing certain operator requirements prior to drilling, including required submission of an Application for Permit to Drill (APD) and Supplemental APD Information Sheet - Casing Design, both due 30 days prior to commencement of work. An Application for Permit to Modify (APM) form is now provided relating to changes to and modifications of already-approved drilling programs and other actions that were omitted from the original application such as production testing, abandonment, etc. An End of Operation Report (EOR) form is also provided to report the end of drilling or a temporary or a final end of operations.

On December 31, 2015, the Energy Ministry issued a new guidance for wellsite design and spacing for onshore and offshore sites. The guidelines relate to the necessary safety distance between installations and equipment at the drill site, flare pit and flare design and design of the drill site.

On December 31, 2015, the Energy Ministry issued revised guidance for “Transfer or Lien of Oil Rights” section 76 of the Petroleum Law. The guidelines apply to the transfer of petroleum and related rights, license and production lease as well as rights to profit and royalties. The guidelines specify transfer of control in a corporation and the necessary procedure to apply and receive approval from the Petroleum Commissioner for transfer of petroleum rights.

We believe that these new regulations will significantly increase the expenditures associated with obtaining new exploration rights and drilling new wells, coupled with the heavy financial burden of “locking away” significant amounts of cash that could otherwise be used for operational purposes. Finally, this will also considerably increase the time needed to obtain all of the necessary authorizations and approvals prior to drilling.

Environmental/Safety

Oil and gas drilling operations could potentially harm the environment if there are polluting spills caused by the loss of well control.  The Petroleum Law and regulations provide that the conduct of petroleum exploration and drilling operations be pursued in compliance with “good oil field practices” and that measures of due care be taken to avoid seepage of oil, gas and well fluids into the ground and from one geologic formation to another. The Petroleum Law and regulations also require that, upon the abandonment of a well, it be adequately plugged and marked. Recently, as a condition for issuing the required permit for the construction of a drilling site, the planning commissions have required the submission of a site remediation plan, subject to approval of the environmental authorities.  The costs of future restoration and remediation can be estimated as the restoration and remediation are typical for the industry and part of “oil field best practices”.  At this time, we anticipate that the future cost of the environmental requirements, site remediation and plugging will not be greater than approximately $220,000 per well drilled on our existing license areas. Our operations are also subject to claims for personal injury and property damage caused by the release of chemicals or petroleum substances by us or others in connection with the conduct of petroleum operations on our behalf.

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In March 2011, the Ministry of Environmental Protection issued initial guidelines relating to oil and gas drilling. This is the first time that the Ministry published specific environmental guidelines for oil and gas drilling operations, relating to onshore and offshore Israel.

The guidelines are detailed and provide environmental guidance for all aspects of drilling operations, from the date an application for a license is filed and continuing through license, drilling exploration, production lease, petroleum production and abandonment of the well. The guidelines address details that must be submitted regarding the drill site, surrounding area, the actual drilling operations, the storage and removal of waste and the closing or abandoning of a well. Following meetings between the Ministry and industry representatives in 2011, the Ministry indicated that certain of their initial published guidelines will be revised.

In August 2011, the Government of Israel proposed a draft law entitled “Prevention of Land Contamination and Remediation of Contaminated Land”. For the draft law to become law, the Israeli Parliament must approve it after a second and third hearing. If ultimately adopted, this  proposed law would require persons engaged in activities involving “polluted materials” (defined to include petroleum crude oil or any other materials defined as such by the commissioner) including their production, treatment, handling, storage and transportation, that may affect land or water resources to prepare environmental impact statements and remediation plans either prior to commencing activities or following the occurrence of an event that may cause pollution to land or water resources or endanger public health. Under the proposal, persons responsible for violation of the law, directly or indirectly, will be liable for the clean-up costs and such violation may result in criminal sanctions. The draft law has now been re-introduced to the public in a substantially modified form with newly revised guidelines, including provisions concerning the establishment of a historical survey prior to restoration and/or reclamation of land.  Until such time that the draft law relating to Prevention of Land Contamination and Remediation of Contaminated Land is enacted, the Environmental Ministry has formulated several policy papers regarding contamination and remediation of contaminated land. On January 21, 2016 the Environmental Ministry published Professional Guidelines and Standards for Remediation of Land. The guidelines clarify and define what is considered polluted land, remediation and the permitted methods to attend to polluted land and applies to oil and gas exploration companies including Zion.

In April 2012, the “Environmental Protection Law (Emissions and Transfers to the Environment) Reporting Requirements and Register 2012” became effective. This statute imposes reporting obligations on entities engaged in oil and gas exploration activities (amongst others) in Israel relating to quantities of pollutants emitted into the air, water, land and sea (on an annual basis) and the off-site transfer of waste generated in the facility for treatment. The annual report that is to be furnished does not apply to the Company’s operations until we establish oil and/or gas production.

In July 2013, the Environmental Ministry published: “Environmental Guidelines for the preparation of an environmental document supplementary to a license for searching – experimental drilling and land extraction tests.”  This document extensively details the requirements for a supplemental environmental document to an oil and gas exploration plan.

In January 2015, new guidelines were published regarding the abandonment of onshore (land-based) wells, as stated in Article 21 of Israel’s Petroleum Regulations 5713 -1521. The guidelines are at least partially based on certain U.S. regulations, including Texas Railroad Commission regulations required in Texas. The guidelines include, among other matters, standards for plugging wells, temporary and permanent abandonment, reclamation, restoration, etc.

We  do not know and cannot predict whether any new legislation in this area will be enacted and, if so, in what form and which of its provisions, if any, will relate to and affect our activities, how and to what extent or what impact, if any, it might have on our financial statements. There are no known proceedings instituted by governmental authorities, pending or known to be contemplated against us under any environmental laws. We are not aware of any events of noncompliance in our operations in connection with any environmental laws or regulations. However, we cannot predict whether any new or amended environmental laws or regulations introduced in the future will have a material adverse effect on our future business.

The Company believes that these new and/or revised regulations will significantly increase the complexity, time, and expenditures associated with obtaining new exploration rights, drilling, and plugging/abandoning new wells, coupled with the heavy financial burden of “locking away” significant amounts of cash that could otherwise be used for operational purposes.

Working Interest, Royalties, and Petroleum Levy

We hold 100% of the working interest in our license, which means we are responsible for 100% of the costs of exploration and, if established, production. From the gross proceeds from the sale of oil and gas from license area upon conversion to production leases, if there is any commercial production, we would need to deduct a 12.5% royalty reserved by the State of Israel. Additionally, we would need to deduct an overriding royalty interest (or equivalent net operating profits interest) of 6% of gross revenue from production given over to two charitable foundations. No royalty would be payable to any landowner with respect to production from our license areas as the State of Israel owns all the mineral rights.

In  March 2011, the Israeli parliament enacted the Petroleum Profits Taxation Law, 2011, which imposes a new levy on oil and gas production. Under the new tax regime, the Israeli Government repealed the percentage depletion deduction and imposed a levy at an initial rate of 20% on profits from oil and gas which will gradually rise to 45.52% for 2016 onwards, depending on the levy coefficient (the R-Factor). The R-Factor refers to the percentage of the amount invested in the exploration, the development and the establishment of the project, so that the 20% rate will be imposed only after a recovery of 150% of the amount invested (R-Factor of 1.5) and will range linearly up to 45.52% after a recovery of 230% of the amount invested (R-Factor of 2.3). For purposes of the levy rate calculation, the minimal gas sale price that will be accepted by the State is the bi-annual average local price. The present 12.5% royalty imposed on oil revenues remains unchanged.

Our ability to generate future revenues and operating cash flow will depend on the successful exploration and exploitation of our current and any future petroleum rights or the acquisition of oil and/or gas producing properties, the volume and timing of our production, as well as commodity prices for oil and gas. Such pricing factors are largely beyond our control, and may result in fluctuations in our earnings.

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The Company’s vision, as exemplified by its Founder and Chairman, John Brown, of finding oil and/or natural gas in Israel, is Biblically inspired. The vision is based, in part, on Biblical references alluding to the presence of oil and/or natural gas in territories within the State of Israel that were formerly within certain ancient Biblical tribal areas. While John Brown provides the broad vision and goals for the Company, the actions taken by the company management as it actively explores for oil and gas in Israel are based on modern science and good business practice. The Company’s oil and gas exploration activities are supported by appropriate geological and other science based studies and surveys typically carried out by companies engaged in oil and gas exploration activities.

Financing Activities

To date, we have funded our operations through the issuance of our securities. Our recent financings are discussed below.

Rights Offerings:

Between October 24, 2008 and January 9, 2009, we raised from a follow-on public offering gross proceeds of $6,663,000 from the sale of units of our securities, of which $240,000 was for debt conversion. Each unit offered in the follow-on offering consisted of (i) one share of common stock, par value $.01 per share and (ii) one warrant to purchase one share of common stock at a per share exercise price equal to $7.00.

In June 2009, we raised gross proceeds of $21,000,000 from a rights offering to common stockholders of up to 4.2 million shares of our common stock that was fully subscribed.

In November 2009, we raised an additional $18,000,000 from a rights offering to common stockholders of up to 3.6 million shares of our common stock that fully subscribed.

In July 2010, utilizing a shelf registration statement, we raised approximately $12,356,000 from rights offering to common stockholders of up to 10 million shares of our common stock.  The rights offering resulted in our distribution of 2,471,117 shares.

In December 2010, utilizing the shelf registration statement, we raised approximately $18,214,000  from a fourth rights offering July 2010 to common stockholders of up to 3,820,391 shares of our common stock and warrants to purchase an additional 3,820,391 shares of our common stock. The rights offering was subscribed for a total of 3,642,821 shares of our common stock and warrants to purchase an additional 3,642,821 shares of our common stock.

A fifth rights offering of “Units” consisting of one share of common stock and warrants to purchase two additional shares of common stock at an exercise price of $3.50 per share terminated on its scheduled expiration date of July 25, 2011. The Company received subscriptions for a total of 4,915,349 Units priced at $5.00 per Unit, resulting in gross proceeds of approximately $24,577,000, before payment of offering related expenses of approximately $245,000. As a result of this fifth rights offering, the Company issued 4,915,349 shares of common stock and 9,830,698 RO Warrants to buy an additional 9,830,698 shares of common stock.

On July 6, 2015, we filed with the SEC a Prospectus Supplement relating to our sixth rights offering of non-transferrable subscription rights to the holders of our Common Stock as of the record date of June 19, 2015, to purchase up to 7,280,000 subscription rights, with each subscription right consisting of the right to purchase four (4) shares of Common Stock for a total purchase price of $7.00. Each stockholder that participated received 0.20 of a subscription right for each share of Common Stock owned as of close of business on the record date (i.e., one subscription right for each five shares). Each whole subscription right represented the right to exercise one subscription right at a price of $7.00 for an average purchase price of $1.75 per share. The rights offering also included an over-subscription privilege.

On September 30, 2015, the sixth rights offering terminated as scheduled. As a result of the rights offering, we issued approximately 551,000 shares of Common Stock. The gross proceeds from the rights offering were approximately $966,000 less approximately $113,000 fees and expenses incurred in connection with the rights offering.

Bond Rights Offering (October 21, 2015 – March 31, 2016)

On October 21, 2015, the Company filed with the SEC a prospectus supplement for a new rights offering. Under the new rights offering, the Company distributed at no cost, 360,000 non-transferable subscription rights to subscribe for, on a per right basis, two 10% Convertible Senior Bonds par $100 due May 2, 2021 (the “Notes”), to persons who owned shares of the Company’s Common Stock on October 15, 2015, the record date for the offering. Each whole subscription right entitled the participant to purchase two of the Notes at a purchase price of $100.00 per bond.   Effective October 21, 2015, the Company executed a Supplemental Indenture, as issuer, with AST, as trustee for the Notes (the “Indenture”).

The Notes offering was scheduled to terminate on January 15, 2016 but was extended to March 31, 2016. On March 31, 2016, the rights offering terminated.

On May 2, 2016, the Company issued $3,470,400 aggregate principal amount of the Notes in connection with the rights offering. The Company received net proceeds of $3,334,400 from the sale of the Notes, after deducting fees and expenses of $136,000 incurred in connection with the rights offering. The Notes are governed by the terms of the Notes Indenture. The Notes are senior unsecured obligations of the Company and bear interest at a rate of 10% per year, payable annually in arrears on May 2 of each year, commencing May 2, 2017. The Notes will mature on May 2, 2021, unless earlier redeemed by the Company or converted by the holder.

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Interest and principal may be repaid, at the Company’s option, in shares of the Company’s Common Stock. The number of shares for the payment of interest in shares of Common Stock, in lieu of the cash amount, shall be based on the average of the closing prices of the Company’s Common Stock as reported by Bloomberg L.P. for the 30 trading days preceding the record date for the payment of interest, which we have designated as 10 business days prior to the interest payment date on May 2 of each year. The number of shares for the payment of principal and unpaid interest, in lieu of the cash amount, shall be based upon the average of the closing price of the Company’s Common Stock as reported by Bloomberg L.P. for the 30 trading days preceding the principal repayment date, which we have designated as the trading day immediately prior to the 30 day period preceding the maturity date of May 2, 20121. Fractional shares will not be issued and the final number of shares being rounded up to the next whole share.

At any time prior to the close of business on the business day immediately preceding April 2, 2021, holders may convert their Notes into Common Stock, in multiples of $100 principal amount, at the conversion rate of 44 shares of Common Stock per Note (which is equivalent to $2.27 per share).The conversion rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the issuance of stock dividends and payment of cash dividends.

Beginning May 3, 2018, the Company is entitled to redeem for cash the outstanding Notes at an amount equal to the outstanding principal and accrued and unpaid interest, plus a 10% premium. No “sinking fund” is provided for the Notes, which means that we are not required to periodically redeem or retire the Notes.

Upon the occurrence of certain fundamental changes involving us, holders of the Notes may require us to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest. The indenture contains customary terms and covenants and events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving us) occurs and is continuing, the holders of at least a majority in principal amount of the outstanding Notes by written notice to us and AST, as trustee, or AST, on behalf of and as requested by such holders, may declare 100% of the principal of and accrued and unpaid interest, if any, on all of the Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. In case of certain events of bankruptcy, insolvency or reorganization, involving us or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Notwithstanding the foregoing, the Notes Indenture provides that, to the extent we elect and for up to 365 days, the sole remedy for an event of default relating to certain failures by us to comply with certain reporting covenants in the indenture consists exclusively of the right to receive additional interest on the Notes.

The Notes Indenture does not contain any financial or maintenance covenants or restrictions on the payments of dividends or the issuance or repurchase of securities by us or any of our subsidiaries. There are restrictions on the incurrence of future debt under certain circumstances.

Dividend Reinvestment and Common Stock Purchase Plan:

Under our Dividend Reinvestment and Common Stock Purchase Plan (“DSPP,” or the “Plan”), we provided (a) shares of common stock and (b), through December 31, 2014, units of our securities, priced at $2.50 per unit, with each unit comprised of (i) one (1) share  of common stock and (ii)  a warrant to purchase an additional share of the Company’s common stock at an exercise price of $2.00 per share (each a “Warrant” and collectively the “Warrants”; together with the common stock, the “DSPP Units”). The Warrant ZNWAA continues to be exercisable through January 31, 2020 at a per share exercise price of $2.00 and is tradable on the NASDAQ Global Market.

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As of December 31, 2014 the Company had collected approximately $3,387,000 and $5,865,000 in the year ended December 31, 2014 and from the DSPP’s inception date in March 2013 to December 31, 2014, respectively. As a result, the Company issued for the year ended December 31, 2014 and from the DSPP inception date to December 31, 2014 a total of 1,661,692 and 2,761,178 shares of its common stock, respectively. DSPP Units for the year ended December 31, 2014 and from the DSPP inception date to December 31, 2014 amounted to 773,318 and 1,564,293, respectively, and 888,374 and 1,196,885 shares of common stock, respectively.

Under the Plan, the Company provided a DSPP Unit Option that began on February 2, 2015 and terminated on March 31, 2016. This DSPP Unit Option enabled participants to purchase DSPP Units priced at $4.00 each, and comprised of one (1) share of Common Stock and three (3) Common Stock purchase warrants. Each warrant affords the subscriber or stockholder the opportunity to purchase one share of the Company’s common stock at a warrant exercise price of $1.00. All of the warrants became exercisable on May 2, 2016, which was the 31st day following the Unit Option Termination Date (i.e., on March 31, 2016) and continue to be exercisable through May 2, 2017 for ZNWAB (1 year), May 2, 2018 for ZNWAC (2 years) and May 2, 2019 for ZNWAD (3 years), respectively, at a per share exercise price of $1.00.

Through the year ended December 31, 2015, approximately $2,822,000 has been raised under the DSPP program. As a result, the Company issued approximately 1,242,000 shares of its common stock during the same period. Additionally, warrants for approximately 861,000 shares of common stock were issued during the year ended December 31, 2015 (approximately 287,000 each of ZNWAB, ZNWAC and ZNWAD). As of March 31, 2016, approximately 1,146,756 warrants are outstanding in book entry with AST (the warrant agent), consisting of 382,252 each of warrants ZNWAB, ZNWAC and ZNWAD. The total amount of funds received from the DSPP inception date to December 31, 2015 is approximately $8,686,000. The total amount of funds received from the DSPP inception date to May 23, 2016 is approximately $10,482,844.

OFFERING SUMMARY

Issuer:	Zion Oil & Gas, Inc.

Securities Offered:	$12,000,000 maximum aggregate and $2,500,000 minimum aggregate principal amount of 12% Convertible Senior Bonds due 2028 (the “Bonds”)

Minimum Investment:	Minimum investment is $1,000 with increments of $1,000.

Commencement Date of Offering Period:	5:00 p.m., Eastern Daylight Time, on May 27, 2016

Initial Closing Date:	If the Minimum Purchase Amount is received in the Escrow Account prior to the Final Closing Date, the Company may have an Initial Closing on the Bonds.

Final Closing Date:	10:00 a.m., Eastern Daylight Time, on August 1, 2016 is the Final Closing Date, unless extended by us for up to 60 days in our sole discretion.

Use of Proceeds:	We intend to use the net proceeds from sale of the Bonds for (i) leasing or purchasing a drill rig to drill the Megiddo-Jezreel #1 well; (ii) complete logging, interpretation and any production testing that may be deemed needed with respect to the well; (iii) carrying out geological and geophysical studies furthering our oil and gas exploration program in the License area; and (iv) general corporate purposes. See “USE OF PROCEEDS” on page S-27. Even if we raise the Maximum Amount under this Offering, we will need to raise additional amounts from other sources in order to complete the drilling to the desired depth and conduct any post drilling testing.

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No Public Market Currently Exists for the Bonds:	The Bonds will be transferable following their issuance. The Bonds are not currently trading on any exchange or over the counter market. An application has been filed for “DTC eligibility” for over-the-counter trading for the Bonds. The Bonds are new securities, and there is currently no established market for them. Accordingly, we cannot assure you as to the development or liquidity of any market for the Bonds.

Extension and Cancellation:	Extension. We may extend the Final Closing Date, termination date, of this offering in our sole discretion for up to the 60 days. Any extension of this offering will be followed as promptly as practicable by an announcement, and in no event later than 9:00 a.m., Eastern Standard Time, on the next Business Day following the previously scheduled expiration date. Amendments to this Prospectus Supplement and the Supplemental Indenture would be filed for the extension and the corresponding date changes with respect to the Bond, such as interest accrual dates, interest payment date and Maturity Date.

Trading Symbol (Common Stock):	Our common stock is quoted on the NASDAQ Global Market under the symbol “ZN.”

Maturity:	September 1, 2028, unless earlier converted by the holder or redeemed by us. At maturity, we will deliver shares of our common stock or cash to repay the principal and any unpaid interest, at our discretion. The number of shares for the payment of principal and unpaid interest, in lieu of cash, shall be based upon the average of the closing prices of our common stock as reported Bloomberg L.P. for the thirty (30) trading days preceding the principal repayment date, which we have designated as the trading day immediately prior to the 30 day period preceding the Maturity Date.

Interest at 12% per year will accrue from issue date and will be payable annually in arrears on September 1st of each year, or on the next Business Day, beginning on September 1, 2017. At our discretion, the interest payments shall be paid in cash or shares of common stock. The number of shares, in lieu of the cash distribution amount, shall be based upon the average of the closing price of our common stock as reported by Bloomberg L.P. for the for the thirty (30) trading days preceding the record date for the payment of interest, which we have designated as ten Business Days prior to the interest payment date on September 1st of each year. Fractional shares will not be issued and the final number of shares of common stock rounded up to the next whole share.

Conversion Rights:	Holders may convert their Bonds at their option at any time prior to the close of business on the Business Day prior to the 30 day period preceding the Maturity Date, unless the notice of redemption has been given by us. The conversion price is equal to the average of the closing price of our common stock for the thirty (30) days preceding the date of issuance, plus a 30% issuance premium.

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Redemption:	At our discretion, at any time after the third anniversary of the issuance of the Bonds we are entitled to redeem outstanding Bonds at par plus any accrued interest plus 10% of par. We will provide notice of redemption to the Trustee and the Depositary at least 35 days before the redemption date. No “sinking fund” is provided for the Bonds, which means that we are not required to retire the Bonds periodically. The receipt of the notice of redemption by the Trustee and the Depositary by us terminates the holder’s right of conversion.

Book-Entry Form:	The Bonds will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or “DTC,” and registered in the name of a nominee of DTC. Beneficial interests in any of the Bonds will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Trustee:	American Stock Transfer & Trust Company, LLC (“AST”) is the initial designated trustee and our paying agent and registrar and its corporate trust office is the place where Bonds may be presented for payment or for registration of transfer.

Ranking:	The Bonds will be one of our senior unsecured obligations and will: (1) rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Bonds; (2) rank equally in right of payment with any of our unsecured indebtedness that is not so subordinated; and (3) be effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness.

Events of Default:	If an event of default on the Bonds occurs, the principal amount of the Bonds plus accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions set forth in the Original Indenture and Supplemental Indenture.

Fundamental Change:	If we undergo a “fundamental change,” as defined in this Prospectus Supplement under “DESCRIPTION OF THE BONDS- Fundamental Change Permits Holders to Require Us to Repurchase Bonds” subject to certain conditions, holders may require us to repurchase for cash all or part of their notes at a repurchase price will be equal to 100% of the principal amount of the Bonds to be repurchased plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Conversion Rate Adjustments:	The applicable conversion rate is subject to adjustment under certain conditions concerning dividends, share split and other transactions affecting common shareholders as required in the Supplemental Indenture as described in this Prospectus Supplement under “DESCRIPTION OF THE BONDS.”

Risk Factors:	You should read the Risk Factors section of this Prospectus Supplement for a discussion of factors to consider carefully before deciding to purchase the Bonds.

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Amendments to Bonds:	You should read the “DESCRIPTION OF THE BONDS” section of this Prospectus Supplement for a discussion under “Modification and Amendment” for changes to the Indenture or the Bonds that require consent of the majority of the Holders and changes that do not require consent.

Governing Law:	The Indenture and the Bonds are governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflict of laws principles.

Escrow Agent:	OceanFirst Bank, 73 Broad Street, Red Bank, NJ 07701 shall serve as the escrow agent and establish maintain the escrow account to which payments from potential investors shall be maintained until closings.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement and the accompanying Prospectus and the documents included or incorporated by reference therein contain statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. You generally can identify our forward-looking statements by the words “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “scheduled,” “should,” “will,” “outlook” or other similar words. These forward-looking statements include, among others, statements regarding:

●	our liquidity and our ability to raise capital to finance our exploration and development activities, including the possible lease/purchase of an appropriate deep drilling rig;

●	our ability to explore for and develop natural gas and oil resources successfully and economically;

●	the availability of equipment, such as drilling rigs, oil transport trucks and transportation pipelines;

●	our estimates of the timing and number of wells we expect to drill, other exploration activities and the cost of those activities;

●	anticipated trends in our business;

●	our future results of operations;

●	the impact of governmental regulations, permitting and other legal requirements in Israel relating to onshore exploratory drilling and production;

●	our capital expenditure program;

●	whether our common stock would continue to meet the eligibility requirements for continued listing on the NASDAQ Global Market or the NASDAQ Capital Market;

●	future market conditions in the oil and gas industry; and

●	the impact of governmental regulation.

More specifically, our forward-looking statements include, among others, statements relating to our schedule, business plan, targets,  estimates or results of future drilling, including the number, timing and results of wells, the timing and risk involved in drilling follow-up wells, planned expenditures, prospects budgeted and other future capital expenditures, risk profile of oil and gas exploration, acquisition of seismic data (including number, timing and size of projects), planned evaluation of prospects, probability of prospects having oil and natural gas, expected production or reserves, increases in reserves, acreage, working capital requirements, hedging activities, the ability of expected sources of liquidity to implement our business strategy, future hiring, future exploration activity, production rates, all and any other statements regarding future operations, financial results, business plans and cash needs and other statements that are not historical facts.

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Such statements involve risks and uncertainties, including, but not limited to, those relating to our dependence on our exploratory drilling activities, the volatility of oil and natural gas prices, operating risks of oil and natural gas operations, our dependence on our key personnel, factors that affect our ability to manage our growth and achieve our business strategy, risks relating to our limited operating history, technological changes, our significant capital requirements, the potential impact of government regulations, adverse regulatory determinations, litigation, competition, the uncertainty of reserve information and future net revenue estimates, property acquisition risks, industry partner issues, availability of equipment, weather and other factors detailed herein and in our other filings with the SEC.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements or incorporated by reference into this Prospectus Supplement and the accompanying Prospectus.

 Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are described under “RISK FACTORS” in this Prospectus and described under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in our other periodic reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update any forward-looking statement.

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RISK FACTORS

You should carefully consider the risks described below before making a decision to buy our securities. Investing in our securities involves a number of risks. If any of the following risks actually occurs, our business, financial condition and results of operations could be harmed. In that case, the trading price of our securities could decline and you might lose all or part of your investment. Before you decide to buy our securities, you should carefully consider the risk factors set forth below and those that may be included in any applicable Prospectus Supplement.  Risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related To Our Business

If we do not raise the Maximum Amount in this offering and do not obtain additional financing from other sources, we will be unable to execute our business plan and will likely need to delay further exploratory activities or streamline operations, and possible cease operations entirely.

Our planned work program is expensive. We need to raise working capital on an acute basis. In order to drill our planned exploratory well to the desired depth and undertake any post drilling testing activities, we currently estimate that we will need to raise approximately $17 million. Of this amount, we will need approximately $3.5  million in order to acquire and re-equip an appropriate drilling rig and hire an appropriate staff to operate the rig, before we can spud the well. The above estimates do not include amounts necessary for the day-to-day operations of the company, or our non-discretionary monthly rate, which we currently estimate to be approximately an additional $428,000 (less estimated approximately $200,000 in DSPP proceeds per month). Our current cash resources prior to this Offering carry us through August 2016, not including the continuing investments in our Dividend Reinvestment and Common Stock Purchase Plan and assuming that we are conducting active drilling operations.

Even if we raise the Maximum Amount of $12 million in this Offering, of which no assurance can be provided, we will need to raise additional amounts from other sources in order to drill the planned exploratory MJL well to desired depth, undertake needed post drilling testing and maintain operations.  While we continue to raise working capital through our ongoing DSPP program, no assurance can be provided that we will be able to raise the needed amounts therefrom. We currently have no commitments for any such amounts and no assurance can be provided that we will be able to obtain any such amounts from sources other this Offering or the DSPP on commercially reasonable terms or at all. If we are unable to raise the required amounts from a combination of this Offering, the DSPP program and any other subsequent offering, or we are unable to attract joint venture participants in the drilling project within a time frame that conforms to the drilling authorization we have, we will likely need to delay the acquisition of the rig and appropriate staff and drilling, reduce exploratory activities and/or streamline operations or possibly cease operations entirely.

We are a company with no current source of revenue. Our ability to continue in business depends upon our continued ability to obtain significant financing from external sources and the ultimate success of our petroleum exploration efforts in onshore Israel, none of which can be assured.

We were incorporated in April 2000 and we have incurred negative cash flows from our operations, and presently all exploration activities and overhead expenses are financed solely by way of the issue and sale of equity securities. The recoverability of the costs we have incurred to date is uncertain and is dependent upon achieving commercial production or sale, none of which can be assured. Our operations are subject to all of the risks inherent in exploration companies with no revenues or operating income. Our potential for success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business, especially the oil and gas exploration business, and in particular the deep, wildcat exploratory wells in which we are engaged in Israel. We cannot warrant or provide any assurance that our business objectives will be accomplished.

Our ability to continue in business depends upon our continued ability to obtain the necessary financing from external sources to undertake further exploration and development activities and generate profitable operations from oil and natural gas interests in the future. We incurred net losses of $7,306,000 for the year ended December 31, 2015 and $6,756,000 for the year ended December 31, 2014.

We expect to incur substantial expenditures in our exploration and development programs. Our existing cash balances will not be sufficient to satisfy our exploration and development plans going forward. We are considering various alternatives to remedy any future shortfall in capital. We may deem it necessary to raise capital through equity markets, debt markets or other financing arrangements, including participation arrangements that may be available. Because of the current absence of any oil and natural gas reserves in and revenues generated from our license areas, there can be no assurance such capital will be available on commercially acceptable terms (or at all) and if it is not, we may be forced to substantially curtail or cease exploration expenditures which could lead to our inability to meet all of our commitments.

Our financial statements do not reflect the adjustments or reclassifications of assets and liabilities that would be necessary if we are unable to continue as a going concern.

The spudding of our next exploratory well will be subject to many contingencies outside of our control. Any delays in obtaining any of the licenses, approvals and authorizations required prior to actual drilling may materially impair our business.

Even though we have chosen a site within the Megiddo-Jezreel License where we plan to drill our next well, there are a number of risks and contingencies prior to actually spudding that well.

First of all, we will need to raise at least the minimum offering amount from this offering or we will not be able to spud our well.

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Furthermore, Israel’s regulatory structure is very complicated and there is no assurance that the Company will ultimately be granted the permission to drill or when that may be. The Company’s EIA study documents and drilling plan have been formally approved by Israel’s Energy and Environmental Ministries and the Northern District Committee in Nazareth has now reviewed and approved our drilling plans, but we cannot assure you that such approvals cannot or will not be reconsidered or challenged and possibly reversed.

While we cannot predict the precise date when we will be able to drill our next exploratory well, we are planning to spud that well in the second half of 2016. Additionally, prior to actually commencing drilling, we will need to contract with a drilling rig operator with the appropriate drilling rig and other equipment and crew to carry out the drilling. See “We have not yet signed an agreement with a drilling contractor.”

We require significant capital to realize our business plan.

We believe that our current cash resources are sufficient to allow us to maintain operations through August 2016, assuming that no funds are raised from the DSPP or this offering and we are in active drilling operations. We estimate that, when we are not actively drilling a well, our monthly expenditure is approximately $428,000 per month. However, if and when we engage in active drilling operations, we estimate that there will be an additional cost of approximately $2,500,000 per month. Additionally, the newly enacted onshore licensing and environmental and safety related regulations promulgated by the various energy related ministries in Israel during 2013-2014 are likely to render exploration activities increasingly expensive. For example, we will be required to submit performance bank guarantees for 10% of the cost of the planned drilling program as well as other amounts to cover potential environmental damages under Israeli Energy Related Governmental Regulations.

We have no commitments for any financing and no assurance can be provided that we will be able to raise funds when needed. Further, we cannot assure you that our actual cash requirements will not exceed our estimates. Even if we were to discover hydrocarbons in commercial quantities, we will require additional financing to bring our interests into commercial operation and pay for operating expenses until we achieve a positive cash flow. Additional capital also may be required in the event we incur any significant unanticipated expenses.

Under capital and credit market conditions as of the date hereof, we may not be able to obtain additional equity or debt financing on acceptable terms. Even if financing is available, it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements.

If we are unable to obtain additional financing, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions and withstand adverse operating results. If we are unable to raise further financing when required, our planned exploration activities may have to be scaled down or even ceased, and our ability to generate revenues in the future would be negatively affected.

Additional financing could cause your relative interest in our assets and potential earnings to be significantly diluted. Even if we have exploration success, we may not be able to generate sufficient revenues to offset the cost of dry holes and general and administrative expenses.

We have not yet signed an agreement with a drilling contractor and until we accomplish that we may be unable to undertake drilling operations within the contemplated time-frame.

Following the completion of the Ma’anit-Joseph #3 well, the drilling rig that we used to drill our last three exploratory wells was exported by the owner from Israel in 2012. Until such time as we sign a legally binding agreement, there can be no assurance that we will be able to come to an agreement with a drilling contractor to drill any future exploratory well(s) on commercially reasonable terms, or at all. Any delay in locating and contracting with an appropriate drilling rig owner/operator can have a material adverse effect on the expanded and new exploration rights that we are seeking and on the implementation of our business plan. On February 25, 2015, the Company entered into a Memorandum of Understanding (“MOU”) with Viking, an international rig and oilfield services provider, to obtain the right to contract a land-based rig and certain oilfield services and crew with which to drill our next well.

In late June of 2015, the Company entered into drilling contract negotiations with Viking and Viking’s Israeli subsidiary, for use of a land-based oil and gas rig with deep drilling capacity and certain other oilfield services for exploration activities within Zion’s Megiddo-Jezreel License area in Israel. Zion later became aware that Viking was undergoing a restructuring whereby there would be a high-level management change and Viking’s Israel operations would very likely change. Therefore, drilling contract negotiations with Viking were suspended pending the outcome of the restructuring. Viking’s restructuring efforts have now been completed. We once again resumed negotiations with Viking but they changed the proposed rig and modified the terms on a substitute rig.

Given the current depressed petroleum exploration business conditions worldwide as well as Viking’s changes, the Company is considering other alternatives, including exploring options to use the rig and services of other companies or possibly to purchase our own rig in an attempt to minimize overall drilling costs.

S-15

The Company’s EIA has now been formally approved by Israel’s Energy and Environmental Ministries and the Northern District Committee unanimously granted approval of our Drilling Request (“Hafkada”), including the EIA – both are critically important prerequisites to drilling our well under Israel’s complex, detailed, and extensive regulatory process. The final step in the regulatory process is for us to submit the Hafkada along with our Application to Drill to Israel’s Energy Ministry for their final drilling program approval. While we are well along on this regulatory approval process, there is no assurance that we will ultimately be granted such final permission to drill. See the discussion under “Energy Related Regulation — The Onshore Exploration Permitting Process in Israel;” “New Onshore Licensing Guidelines;” and “Israeli Governmental Regulations.”

We rely on independent experts and technical or operational service providers over whom we may have limited control.

The success of our oil and gas exploration efforts is dependent upon the efforts of various third parties that we do not control. These third parties provide critical engineering, geological, geophysical and other scientific analytical services, including 2-D and 3-D seismic imaging technology to explore for and develop oil and gas prospects. Given our small size and limited resources, we do not have all the required expertise on staff. As a result, we rely upon various non-affiliated companies and other third persons to assist us in identifying desirable hydrocarbon prospects to acquire and to provide us with technical assistance and services. In addition, we rely upon the owners and operators of drilling rigs and related equipment.

If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, we may not be able to execute our business plan. Our limited control over the activities and business practices of these third parties, any inability on our part to maintain satisfactory commercial relationships with them, their potential commitments to competitors of ours, other limited availability on their part, or their failure to provide quality services could materially and adversely affect our business, results of operations and financial condition.

We typically commence exploration drilling operations without undertaking extensive analytical testing such as 3-D seismic surveys thereby potentially increasing the risk (and associated costs) of drilling a non-producing well.

Larger oil and gas exploration companies typically conduct extensive analytical pre-drilling testing such as 3-D seismic imaging, the drilling of an expendable “pilot” well or “stratigraphic test” to collect data (logs, cores, fluid samples, pressure data) to determine if drilling a well capable of producing oil or gas (full completion with casing and well testing) is justified. The use of pilot or stratigraphic tests is often used in areas where there is little or no offset well data, like Israel, where our exploration license area is located.  While 3-D seismic imaging data is more useful than 2-D data in identifying potential new drilling prospects, its acquisition and processing costs are many multiples greater than that for 2-D data, and the Geophysical Institute of Israel, our primary provider of geophysical data, has limited ability to acquire and process onshore 3-D data in Israel. In addition to using 2-D seismic technology prior to drilling, we have historically also utilized gravity and magnetic data, built cross section maps from offset wells and utilized geophysical analysis from similar geologic targets. We believe that the additional months, delays and costs associated with more extensive pre-drilling testing typically undertaken by larger oil and gas exploration companies is not necessarily justified when drilling vertical or near-vertical exploration wells (as we have historically been doing). Nonetheless, the absence of more extensive pre-drilling testing may potentially increase the risk of drilling a non-producing well, which would in turn result in increased costs and expenses. Additionally, we are typically engaged in drilling very deep onshore wildcat wells in Israel where only approximately 500 total wells have ever been drilled, the vast majority of which are relatively shallower. As such, exploration risks are inherently very substantial.

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Exploratory well drilling locations that we decide to drill may not yield oil or natural gas in commercially viable quantities.

There is no way to predict in advance of drilling and testing whether any particular location will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable. Exploratory well drilling locations that we decide to drill may not yield oil or natural gas in commercially viable quantities. The use of technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil, natural gas liquids (“NGL”) or natural gas will be present or, if present, whether oil or natural gas will be present in sufficient quantities to be economically viable. Even if sufficient amounts of oil, NGL or natural gas exist, we may damage the potentially productive hydrocarbon bearing formation or experience mechanical difficulties while drilling or completing a well, resulting in a reduction in production from the well or abandonment of the well. If we drill exploratory wells that we identify as dry holes in our future drilling locations, our business may be materially harmed. We cannot assure you that the analogies we draw from available data from other wells, more fully explored locations or producing fields will be applicable to our drilling locations. Ultimately, the cost of drilling, completing and operating any well is often uncertain, and new wells may not be productive.

Deterioration of political, economic and security conditions in Israel may adversely affect our operations.

Any major hostilities involving Israel, a substantial decline in the prevailing regional security situation and/or the interruption or curtailment of trade between Israel and its present trading partners could have a material adverse effect on our operations.

Prolonged and/or widespread regional conflict in the Middle East could have the following results, among others:

●	capital market reassessment of risk and subsequent redeployment of capital to more stable areas making it more difficult for us to obtain financing for potential development projects;

●	security concerns in Israel, making it more difficult for our personnel or supplies to enter or exit the country;

●	security concerns leading to evacuation of our personnel;

●	damage to or destruction of our wells, production facilities, receiving terminals or other operating assets;

●	inability of our service and equipment providers to deliver items necessary for us to conduct our operations in Israel, resulting in delays; and

●	the lack of availability of drilling rig and experienced crew, oilfield equipment or services if third party providers decide to exit the region or if crew members that are Israeli citizens are required to leave the site due to military commitments.

Loss of property and/or interruption of our business plans resulting from hostile acts could have a significant negative impact on our earnings and cash flow. In addition, we may not have enough insurance to cover any loss of property or other claims resulting from these risks.

Economic risks may adversely affect our operations and/or inhibit our ability to raise additional capital .

Economically, our operations in Israel may be subject to:

●	exchange rate fluctuations;

●	royalty and tax increases and other risks arising out of Israeli State sovereignty over the mineral rights in Israel and its taxing authority; and

●	changes in Israel’s economy that could lead to oil and gas price controls.

      Consequently, our operations may be substantially affected by local economic factors beyond our control, any of which could negatively affect our financial performance and prospects.

       Risks associated with our performance history

We have a history of losses and we cannot assure you that we will ever be profitable.

We incurred net losses of $7,306,000 for the year ended December 31, 2015, and $6,756,000 for the year ended December 31, 2014. We cannot provide any assurance that we will ever be profitable.

Earnings, if any, will be diluted due to charitable contributions and key employee incentive plans.

We are legally bound to fund in the form of a royalty interest or equivalent net operating profits interest, 6% of our gross sales revenues, if any, to two charitable foundations. In addition, we may allocate 1.5% royalty interest or equivalent net operating profits interest to a key employee incentive plan designed as bonus compensation over and above our executive compensation payments. This means that the total royalty burden on our property (including the government royalty of 12.5%) may be up to 20% of gross revenue. As our expenses increase with respect to the amount of sales, these donations and allocation could significantly dilute future earnings and, thus, depress the price of the common stock.

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We are subject to increasing Israeli governmental regulations and environmental requirements that may cause us to incur substantial incremental costs and/or delays in our drilling program.

Our business is subject to laws and regulations promulgated by the State of Israel relating to the exploration for, and the development, production and marketing of, crude oil and natural gas, as well as safety matters. Legal requirements are frequently changed and subject to interpretation and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. We may be required to make substantial expenditures to comply with governmental laws and regulations.

Environmental laws and regulations change frequently and the implementation of new, or the modification of existing, laws or regulations could adversely impact our operations. The discharge of natural gas, crude oil, or other pollutants into the air, soil or water may give rise to substantial liabilities on our part to government agencies and third parties and may require us to incur substantial costs of remediation. In addition, we may incur costs and penalties in addressing regulatory agency procedures involving instances of possible non-compliance.

Our lack of diversification increases the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our business focus is on oil and gas exploration on a limited number of properties in Israel and exploitation of any significant reserves that are found within our license areas. As a result, we lack diversification, in terms of both the nature and geographic scope of our business. We will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified. If we are unable to diversify our operations, our financial condition and results of operations could deteriorate.

We currently have no proved reserves or current production and we may never have any.

We do not have any proved reserves or current production of oil or gas. We cannot assure you that any wells will be completed or produce oil or gas in commercially profitable quantities.

Oil and gas exploration is an inherently risky business.

Exploratory drilling involves enormous risks, including the risk that no commercially productive oil or natural gas reservoirs will be discovered. Even when properly used and interpreted, seismic data analysis and other computer simulation techniques are only tools used to assist geoscientists in trying to identify subsurface structures and the presence of an active petroleum system. They do not allow the interpreter to know conclusively if hydrocarbons are present or economically available. The risk analysis techniques we use in evaluating potential drilling sites rely on subjective judgments of our personnel and consultants. Additionally, we are typically engaged in drilling deep onshore wildcat exploratory wells in Israel where only approximately 500 total wells have ever been drilled, the vast majority of which are relatively shallower. As such, exploration risks are inherently very substantial.

A substantial and extended decline in oil or natural gas prices could adversely impact our future rate of growth and the carrying value of our unproved oil and gas assets.

Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile, making it impossible to predict with any certainty the future prices of oil and gas.

Prices for oil and natural gas fluctuate widely. Fluctuations in the prices of oil and natural gas will affect many aspects of our business, including our ability to attract capital to finance our operations, our cost of capital, and the value of our unproved oil and natural gas properties. Prices for oil and natural gas may fluctuate widely in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a wide variety of additional factors (such as the current political turmoil in the Middle East) that are beyond our control, such as the domestic and foreign supply of oil and natural gas, the ability of members of the Organization of Petroleum Exporting Countries (“OPEC”) to agree to and maintain oil price and production controls, technological advances affecting energy consumption, and domestic and foreign governmental regulations.  Significant and extended reductions in oil and natural gas prices could require us to reduce our capital expenditures and impair the carrying value of our assets.

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The price of oil has fallen precipitously by more than 50% since June 2014, when it was approximately $115 per barrel. It fluctuates now around $44 per barrel. While there is much analysis and speculation as to the cause of this drop in price and its predicted future course, there are many factors that contribute to the price of oil, none of which the Company controls. Certainly, actions taken or not taken by OPEC, which controls nearly 40% of the world market, continue to impact the price of oil. The oil price is also impacted by actual supply and demand, as well as by expectation. Demand for energy is closely related to economic activity and it is generally accepted that global demand is currently down primarily due to weak global economic activity. With advances in unconventional exploration (horizontal drilling and hydraulic fracturing) in recent years, the U.S. has become a top global oil and natural gas producer, resulting in a substantial decrease in oil imports, thus adding to the spare supply. Geopolitical events such as conflict in the Middle East (especially the Syrian and Yemen conflicts and the military disruptions and global terrorist actions of the so-called Islamic State (“ISIS” or “Daesh”), the conflict in Ukraine, and terrorist actions of radical Islamist groups in African oil producing states can also impact the price of oil tremendously.

Accordingly, there are many, varied causes for the fluctuation in the price of oil and natural gas, and the Company has no control over these factors.

If we are successful in finding commercial quantities of oil and/or gas, our revenues, operating results, financial condition and ability to borrow funds or obtain additional capital will depend substantially on prevailing prices for oil and natural gas. Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil and gas prices also may reduce the amount of oil and gas that we could produce economically.

Tariffs and other government barriers to international trade may also materially impact the potential for achieving reasonable revenues from the production of oil and natural gas.

The insurance we carry is insufficient to cover all of the risks we face, which could result in significant financial exposure.

Exploration for and production of crude oil and natural gas can be hazardous, involving natural disasters and other unfortunate events such as blowouts, well cratering, fire and explosion and loss of well control which can result in damage to or destruction of wells, injury to persons, loss of life, or damage to property and the environment. Exploration and production activities are also subject to risk from political developments such as terrorist acts, piracy, civil disturbances, war, expropriation or nationalization of assets, which can cause loss of or damage to our property.

As is customary within our industry, we maintain insurance against many, but not all, potential perils confronting our operations and in coverage amounts and deductible levels that we believe to be economic. Consistent with that profile, our insurance program is structured to provide us financial protection from unfavorable loss resulting from damages to or the loss of physical assets or loss of human life, liability claims of third parties, and exploratory drilling interruption attributed to certain assets and including such occurrences as well blowouts and resulting oil spills, at a level that balances cost of insurance with our assessment of risk and our ability to achieve a reasonable rate of return on our investments. Although we believe the coverage and amounts of insurance carried are adequate and consistent with industry practice, we do not have insurance protection against all the risks we face, because we chose not to insure certain risks, insurance is not available at a level that balances the cost of insurance and our desired rates of return, or actual losses exceed coverage limits. We regularly review our risks of loss and the cost and availability of insurance and revise our insurance program accordingly.

If an event occurs that is not covered by insurance or not fully protected by insured limits, it could have a significant adverse impact on our financial condition, results of operations and cash flows.

S-19

We face various risks associated with the trend toward increased activism against oil and gas exploration and development activities.

Opposition toward oil and gas drilling and development activity has been growing globally and is particularly pronounced in Organization for Economic Co-operation and Development (“OECD”) countries which include the U.S., the U.K and Israel. Companies in the oil and gas industry, such as us, are often the target of activist efforts from both individuals and non-governmental organizations regarding environmental compliance and business practices, potential damage to fresh water sources, and safety, among other topics.  Future activist efforts could result in the following:

●	delay or denial of drilling permits;

●	shortening of lease terms or reduction in lease size;

●	restrictions on installation or operation of gathering or processing facilities;

●	restrictions on the use of certain operating practices, such as hydraulic fracturing;

●	legal challenges or lawsuits;

●	damaging publicity about us;

●	increased costs of doing business;

●	reduction in demand for our products; and

●	other adverse effects on our ability to develop our properties and expand production.

Our need to incur costs associated with responding to these initiatives or complying with any resulting new legal or regulatory requirements resulting from these activities that are substantial and not adequately provided for, could have a material adverse effect on our business, financial condition and results of operations.

Economic and legal risks may adversely affect our operations and/or inhibit our ability to raise additional capital.

Our operations in Israel may be subject to the following economic factors:

●	exchange rate fluctuations;

●	royalty and tax increases and other risks arising out of Israeli State sovereignty over the mineral rights in Israel and its taxing authority; and

●	changes in Israel’s economy that could cause the legislation of oil and gas price controls.

Consequently, our operations may be substantially affected by local economic factors beyond our control, any of which could negatively affect our financial performance and prospects.

Legal, regulatory and policy changes could negatively affect our market value. Our operations in Israel may be subject to:

●	changes in the Israeli Petroleum Law resulting in modification of license and permit rights;

●	adoption of new legislation relating to the terms and conditions pursuant to which operations in the energy sector may be conducted;

●	changes in laws and policies affecting operations of foreign-based companies in Israel, including export controls impacting fossil fuels; and

●	changes in governmental energy and environmental policies or the personnel administering them.

The Israeli Energy Ministry has now enacted regulations relating to licensing requirements for entities engaged in the fuel sector that would result in our having to obtain additional licenses to market and sell hydrocarbons that may be discovered by us.

Further, in the event of a legal dispute in Israel, we may be subject to the exclusive jurisdiction of Israeli courts or we may not be successful in subjecting persons who are not United States residents to the jurisdiction of courts in the United States, either of which could adversely affect the outcome of a dispute.

The Ministry of Environmental Protection is considering proposed legislation relating to polluted materials, including their production, treatment, handling, storage and transportation, that may affect land or water resources.  Persons engaged in activities involving these types of materials will be required to prepare environmental impact statements and remediation plans either prior to commencing activities or following the occurrence of an event that may cause pollution to land or water resources or endanger public health.  We do now know and cannot predict whether any legislation in this area will be enacted and, if so, in what form and which of its provisions, if any, will relate to and affect our activities, how and to what extent.

S-20

We face risks from the advancement of alternatives to fossil fuel

As alternative energy technology advances, we face competition not only from other companies engaged in the exploration and extraction of fossil fuels, but from companies engaged in the development of alternative energy sources (including but not limited to nuclear, wind, solar and biofuels) that may reduce demand for fossil fuels in various markets.

There are limitations on the transfer of interests in our petroleum rights, which could impair our ability to raise additional funds to execute our business plan.

The Israeli government has the right to approve any transfer of rights and interests in any license or other petroleum right we hold or may be granted and any mortgage of any license or other petroleum rights to borrow money. If we attempt to raise additional funds through borrowings or joint ventures with other companies and are unable to obtain required approvals from the Israeli government, the value of your investment could be significantly diluted or even lost.

Our dependence on the limited contractors, equipment and professional services available in Israel may result in increased costs and possibly material delays in our work schedule.

Due to the lack of competitive resources in Israel, costs for our operations may be more expensive than costs for similar operations in other parts of the world. We are also more likely to incur delays in our drilling schedule and be subject to a greater risk of failure in meeting our required work schedule. Similarly, some of the oil field personnel we need to undertake our planned operations are not necessarily available in Israel or available on short notice for work in Israel. Availability and the schedules of workers who are Israeli citizens may be disrupted by commitments to the Israeli armed forces. Any or all of the factors specified above may result in increased costs and delays in the work schedule.

Our dependence on Israeli local licenses and permits as well as new regulations calling for enhanced bank guarantees and insurance coverage may require more funds than we have budgeted and may cause delays in our work schedule.

In connection with drilling operations, we are subject to a number of Israeli local licenses and permits. Some of these are issued by the Israeli security forces, the Civil Aviation Authority, the Israeli Water Commission, the Israel Lands Authority, the holders of the surface rights in the lands on which we intend to conduct drilling operations, local and regional planning commissions and environmental authorities.

In the event of a commercial discovery and depending on the nature of the discovery and the production and related distribution equipment necessary to produce and sell the discovered hydrocarbons, we will be subject to additional licenses and permits, including from various departments in the Ministry of Energy and Water Resources, regional and local planning commissions, the environmental authorities and the Israel Lands Authority. If we are unable to obtain some or all of these permits or the time required to obtain them is longer than anticipated, we may have to alter or delay our planned work schedule, which would increase our costs.

If we are successful in finding commercial quantities of oil and/or gas, our operations will be subject to laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment, which can adversely affect the cost, manner or feasibility of our doing business. Many Israeli laws and regulations require permits for the operation of various facilities, and these permits are subject to revocation, modification and renewal. Israeli governmental authorities have the power to enforce compliance with their regulations, and violations could subject us to fines, injunctions or both that may materially impact our revenues and operations.

If compliance with environmental regulations is more expensive than anticipated, it could adversely impact the profitability of our business.

Risks of substantial costs and liabilities related to environmental compliance issues are inherent in oil and gas operations. It is possible that other developments, such as stricter environmental laws and regulations, and claims for damages to property or persons resulting from oil and gas exploration and production, would result in substantial costs and liabilities. This could also cause our insurance premiums to be significantly greater than anticipated.

S-21

The unavailability or high cost of drilling rigs, equipment, supplies, other oil field services and personnel could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies and oilfield services. There may also be a shortage of trained and experienced personnel. During these periods, the costs of such items are substantially greater and their availability may be limited, particularly in locations that typically have limited availability of equipment and personnel, such as the Eastern Mediterranean, where our operations are located. As a result, drilling rigs and oilfield services may not be available at rates that provide a satisfactory return on our investment.

Risks Related to Our Common Stock, the Offering and the Conversion of the Bonds

Our failure to comply with NASDAQ’s listing standards could result in the delisting of our common stock by NASDAQ from the NASDAQ Global Market and severely limit the ability to sell our common stock.

Our common stock is currently traded on the NASDAQ Global Market. Under NASDAQ’s listing maintenance standards, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive trading days, NASDAQ will notify us that we may be delisted from the NASDAQ Global Market. If the closing bid price of our common stock does not thereafter regain compliance for a minimum of 10 consecutive trading days during the 180 days following notification by NASDAQ, NASDAQ may delist our common stock from trading on the NASDAQ Global Market. There can be no assurance that our common stock will remain eligible for trading on the NASDAQ Global Market. In addition, if our common stock is delisted, our stockholders would not be able to sell our common stock on the NASDAQ Global Market, and their ability to sell any of our common stock would be severely, if not completely, limited.

During the past 52 weeks, our stock price has fluctuated from an intraday low of $1.35 to an intraday high of $2.26 . If we are not able to maintain compliance with such continuing listing requirements going forward, our stock may be delisted from the NASDAQ Global Market, which could have a negative effect on the price of our common stock, as well as on our ability to raise additional funds.

A clearing broker may decline to deposit the Bonds into a Bondholder’s account.

A clearing broker may decline to deposit into a Bondholder's account a security that trades “Over the Counter,” i.e., on the “Pink Sheets” or on “OTC Markets” quotation system. A Bondholder's clearing broker may decline to even consider depositing such issuer’s securities. In addition to these conditions and limitations, the clearing broker may subject the Company's securities to additional review before accepting such securities for deposit. This review process may (1) take up to two weeks or longer, and (2) may include research into the Company or Bondholder. In addition, there may be a significant fee associated with the deposit and review of these securities. The characteristics that may trigger additional review include (1) low price of the security or securities under review; (2) large number of shares being deposited with clearing broker into Bondholder's account; (3) the securities in question are non-exchange traded; (4) the Security was recently issued; (5) recent merger activity of the underlying company; and/or (6) change of name of the underlying company issuing these securities. Finally, all of the aforementioned conditions, limitations, and characteristics triggering review may apply to Bondholder's Deposit/Withdrawal At Custodian (“DWAC”), confidential requests, Automated Customer Account Transfer Account Service (“ACATS”) requests, and DTC receipts for deposit requests.

We will likely issue additional common stock in the future, which would dilute the ownership interests of our existing stockholders.

In the future we anticipate issuing additional securities in connection with capital raising efforts, including shares of our common stock or securities convertible into or exchangeable for our common stock, resulting in the dilution of the ownership interests of our stockholders. We are authorized under our Amended and Restated Certificate of Incorporation to issue 200,000,000 shares of common stock. As of April 29, 2016, there were 39,143,181 shares of our common stock issued and outstanding.

S-22

We have an effective shelf registration statement on Form S-3/A (File No. 333-193336) from which additional shares of our common stock and other securities can be issued. In addition, we may also issue additional shares of our common stock or securities convertible into or exchangeable for our common stock in connection with the hiring of personnel, future acquisitions, future private placements of our securities for capital raising purposes or for other business purposes. Future issuances of our common stock, or the perception that such issuances could occur, could have a material adverse effect on the price of our common stock. The current registration statement was declared effective by the SEC on March 27, 2014 and therefore, is effective until March 26, 2017 plus 180 days thereafter.

On March 13, 2014, the Company filed an S-3/A Form that is part of a replacement registration statement that was filed with the SEC using a “shelf” registration process. From time to time, the Company may offer up to $119,850,000 of any combination of the securities described in the Prospectus, in the form of common stock, debt securities, warrants, and/or units. On March 27, 2014, the Company filed a Prospectus Supplement for a Dividend Reinvestment and Common Stock Purchase Plan that is continuing and in which approximately $9,979,165 has been received as of May 11, 2016 from the sale of common stock and warrants. On July 6, 2015, the Company filed a Prospectus Supplement for a rights offering that ended September 30, 2015 in which $964,217.42 was sold in common stock.

We filed a Prospectus Supplement for a rights offering on October 21, 2015 that continued until March 31, 2016 under the S-3/A for convertible Bonds. As a result of the rights offering, we raised approximately $3,470,400.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a Prospectus Supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

Because the likelihood of paying cash dividends on our common stock is remote at this time, stockholders must look primarily to appreciation of our common stock to realize a gain on their investments.

We do not know when or if we will pay cash dividends. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements and investment opportunities. Accordingly, stockholders must look solely to appreciation of our common stock to realize a gain on their investment. This appreciation may not occur. However, the Company’s board of directors hopes to be able to pay out stock dividends, depending upon our future earnings, and prior to cash dividends.

Our stock price and trading volume may be volatile, which could result in losses for our stockholders.

The public market for our common stock has been characterized by significant price and volume fluctuations. There can be no assurance that the market price of our common stock will not decline below its current or historic price ranges. The market price may bear no relationship to the prospects, stage of development, existence of oil and gas reserves, revenues, earnings, assets or potential of our company and may not be indicative of our future business performance. The trading price of our common stock could be subject to wide fluctuations. Fluctuations in the price of oil and gas and related international political events can be expected to affect the price of our common stock. In addition, the stock market in general has experienced extreme price and volume fluctuations that have affected the market price for many companies, sometimes unrelated to the operating performance of these companies. These market fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

●	actual or anticipated quarterly variations in our operating results,

●	changes in expectations as to our future financial performance or changes in financial estimates, if any,

●	announcements relating to our business or the business of our competitors,

●	conditions generally affecting the oil and natural gas industry,

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●	the success of our operating strategy, and

●	the operating and stock performance of other comparable companies.

Many of these factors are beyond our control, and we cannot predict their potential effects on the price of our common stock. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

In addition, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against such companies. Such litigation, if instituted, and irrespective of the outcome of such litigation, could result in substantial costs and a diversion of our management’s attention and resources and have a material adverse effect on our business and financial condition.

Future conversion of our Convertible Bonds may adversely affect the prevailing market price for our common stock.

We are authorized to issue up to 200,000,000 shares of common stock, of which there were 39,143,181 shares of our common stock outstanding as of April 29, 2016. An additional 5,753,564 shares of common stock have been reserved for issuance upon the exercise of outstanding warrants and options previously issued. We are authorized to make periodic interest payments on the Bonds, as well as principal at maturity in shares of our common stock. The issuance of additional shares of our common stock in connection with such payments as well as upon the conversion of the Bonds would dilute the interest in our company represented by each share of common stock.

We cannot assure you that an active trading market will develop for the Bonds.

The Bonds are not currently trading on any market or exchange. An application has been filed for “DTC eligibility” for over-the-counter trading for the Bonds. In addition, the liquidity of the trading market in the Bonds, and the market price quoted for the Bonds, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in oil and gas exploration field generally. As a result, we cannot assure you that an active trading market will develop for the Bonds. If an active trading market does not develop or is not maintained, the market price and liquidity of the Bonds may be adversely affected. In that case you may not be able to sell your Bonds at a particular time or you may not be able to sell your Bonds at a favorable price. Our management may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return, if any.

The proceeds of this Offering may be used for purposes not contemplated under this Offering

Our management will have broad discretion over the use of the net proceeds from this offering could use them for purposes other than those contemplated at the time of this offering. You may not agree with the manner in which our management chooses to allocate and spend these net proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce significant income or investments that lose value.

We may not have the ability to raise the funds necessary to repurchase the Bonds upon a fundamental change, and our future debt may contain limitations on our ability to make interest payments on or pay cash upon conversion or repurchase of the Bonds.

Holders of the Bonds will have the right to require us to repurchase their Bonds upon the occurrence of a fundamental change at a “fundamental change repurchase price” equal to 100% of the principal amount of the Bonds to be repurchased, plus accrued and unpaid interest, if any, as described under “DESCRIPTION OF BONDS—Fundamental Change Permits Holders to Require Us to Repurchase Bonds.” However, no assurance can be provided that we will have enough available cash or be able to obtain financing at the time we are required to make the repurchases of Bonds.

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The Bonds are not protected by restrictive covenants.

The indenture governing the Bonds does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the Bonds in the event of a fundamental change or other corporate transaction involving us.

The conversion rate of the Bonds may not be adjusted for all dilutive events.

The conversion rate of the Bonds is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends. However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the Bonds or our common stock. An event that adversely affects the value of the Bonds may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the Bonds.

Upon the occurrence of a fundamental change, Bondholders will have the right to require us to repurchase the Bonds. However, the fundamental change provisions will not afford protection to holders of Bonds in the event of other transactions that could adversely affect the Bonds. For example, transactions such as restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the Bonds. In the event of any such transaction, the Bondholders would not have the right to require us to repurchase the Bonds, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Bonds.

QUESTIONS AND ANSWERS ABOUT THE OFFERING

Why are we engaging in the offering?

The purpose of this offering is to raise equity capital in a cost-effective manner. The net proceeds from the sale of our Bonds will be used to further our oil and gas exploration program and allow us to continue drilling additional exploration wells on our license areas. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. See “USE OF PROCEEDS.”

What is the principal amount, interest rate payments, Maturity Date, conversion rights and redemption rights of the Bond?

The Bond is designated as a “12% Convertible Senior Bond” and the principal or par value is $1,000.00 (the “Principal”). Holders of the Bonds are entitled to receive 12% per annum interest paid on the Principal, in arrears, beginning September 1, 2017. At our discretion, the interest payments shall be paid annually, in arrears in cash or shares of our common stock. The number of shares for the payment in shares, in lieu of the cash distribution amount, shall be based upon the average of the closing price of our common stock as reported by Bloomberg L.P. for the thirty (30) trading days preceding the record date for the payment of interest, which we have designated as ten Business Days prior to the interest payment date on September 1st of each year. Fractional shares shall not be issued and the final number of shares of common stock will be rounded up to the next whole share.

The convertible Bonds are scheduled to mature on September 1, 2028. At maturity, we will deliver shares of our common stock or pay the principal and unpaid interest in cash, at our sole discretion. The number of shares for the payment of principal and unpaid interest, in lieu of the cash amount, shall be based upon the average of the closing price of our common stock as reported by Bloomberg L.P. for the thirty (30) trading days preceding the principal repayment date, which we have designated as the trading day immediately prior to the 30 day period preceding the Maturity Date. Fractional shares shall not be issued and the final number of shares of our common stock will be rounded up to the next whole number.

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Bondholders may convert their Bonds at their option at any time prior to the close of business on the Business Day immediately preceding the 30-day period preceding the Maturity Date, unless we elect to redeem the shares for cash. The conversion price is equal to the average of the closing price of our common stock for the thirty (30) days preceding the effective date, plus a 30% issuance premium. To exercise the conversion right, the holder completes a conversion notice and delivers it to AST, our stock transfer agent and the bond Trustee. The converting holder does not pay anything for conversion and receives the appropriate number of shares of common stock in exchange for the bond that has been converted.

We have the option to redeem the convertible Bonds after the third anniversary of the issuance date at par plus any accrued interest plus 10% of par. If we elect to redeem the Bonds prior to the scheduled maturity, we will provide notice to the Trustee and the Depositary at least 35 days before any redemption date. No “sinking” fund is provided for the Bonds, so that we are not required to retire the Bonds periodically. The receipt of the notice of redemption by the Trustee and the Depositary terminates the Bondholder’s right of conversion.

The Bond is an unsecured debt obligation, but will be one of our senior unsecured obligation and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the bond, will rank equally in right of payment with any of our unsecured indebtedness that is not so subordinated, and will be effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness.

Will the Bond that I receive be tradable?

Yes. The Bonds will be transferable following their issuance. The Bonds are new securities and are not currently trading on any exchange or over the counter market. An application has been filed for “DTC eligibility” for over-the-counter trading for the Bonds. Our common stock is currently traded on the NASDAQ Global Market under the symbol “ZN”. We cannot assure you as to the development or liquidity of any market for the Bonds.

How long will the offering last?

The offering will expire by 10:00 a.m., Eastern Standard Time, on August 1, 2016, unless we extend the offering. We may, in our sole discretion, extend the offering on one or more occasions, for any reason and up to 60 days. Accordingly, if a subscriber desires to participate in the offering, we must actually receive all required documents and payments before the expiration date and time. If we elect to extend the scheduled termination date, we will issue a press release announcing such decision no later than 9:00 a.m., Eastern Standard Time, on the next Business Day after the decision has been taken. Amendments to this Prospectus Supplement and the supplemental indenture would be filed timely for the extension and the corresponding date changes with respect to the terms of the Bond, such as issuance date, interest payment date, Maturity Date and other such dates that would be extended in relationship to the extension period.

May the Board of Directors cancel or terminate the offering?

Yes. Our board of directors may decide to cancel or terminate the offering at any time and for any reason before the expiration date.  If our board of directors cancels or terminates the offering, we will issue a press release notifying of the cancellation or termination, and any money received from subscribers will be returned as soon as practicable, without interest or deduction.

What if I have other questions?

If you have other questions about the offering, please contact our Dallas office, by telephone at (888) 891-9466 or (214) 221-4610.

GOING CONCERN CONSIDERATIONS

We are a development stage company with limited capital resources, no revenue and a loss from operations. We incurred net losses of $7,306,000, $6,756,000 and $9,077,000 for the years ended December 31, 2015, 2014 and 2013, respectively. Since we have limited capital resources, no revenue to date and a loss from operations, our financial statements have been prepared on a “going concern” basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. The appropriateness of using the going concern basis is dependent upon our ability to obtain additional financing or equity capital and, ultimately, to achieve profitable operations. Therefore, there is substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. See RISK FACTORS on page S-16 relating to our ability to continue as a ‘going concern’ and our need to raise additional funds to realize our business plans.

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USE OF PROCEEDS

Assuming that the maximum of $12,000,000 in the Bonds offered under this offering is purchased, we estimate that we would receive net proceeds of approximately $10,965,000 in this offering, after deducting placement agent commissions of approximately $960,000 and other estimated expenses of the offering of approximately $75,000.

Our work program calls for the use the net proceeds from sale of the subscription under this offering for (i) leasing or purchasing a drill rig to drill the initial Megiddo-Jezreel #1 well in the Megiddo-Jezreel License, No. 401; (ii) complete logging, interpretation and any production testing that may be deemed needed with respect to the well; (iii) carrying out geological and geophysical studies furthering our oil and gas exploration program in the license area; and (iv) general corporate purposes.

The proceeds from the exercise of the subscription in this offering (assuming all of the subscriptions are purchased) will enable us to undertake both drilling and non-drilling exploration activities, as detailed below. We intend to invest the net proceeds of this offering in short-term deposits, investment grade obligations or bank certificates of deposit in both Israel and the United States until the funds are required.

The following table sets forth the planned use of the proceeds from the exercise of the subscription in this offering (assuming all subscriptions being offered are purchased):

	US$ thousands		%
Total Proceeds	$12,000	*	100%
Less: Estimated Offering Expenses	$1,035		8.6%
Net Proceeds from Offering	$10,965		91.4%

Use of Net Proceeds:

Operations on the Megiddo-Jezreel License area (including seismic exploration and testing)

Drilling Wells on the Megiddo-Jezreel License area	$10,500		95.8%
Reserve for Operations, G&A Expenses and Working Capital	$465		4.2%
Total Use of Net Proceeds	$10,965		100%

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The foregoing reflects only estimates of the use of the proceeds from the exercise of the subscription rights for the Rights. Actual expenditures may vary materially from these estimates.

Even if we raise the Maximum Amount under this Offering, we will need to raise additional amounts from other sources in order to complete the drilling to the desired depth and conduct any post riling testing.

CAPITALIZATION

The following table sets forth a summary of our capitalization on an historical basis as of March 31, 2016. For the purpose of this table, we have assumed the maximum number of $12 million of the Bonds were purchased in the offering and all of the Bonds are converted into common stock and not redeemed with cash. We assume on the issuance date of the Bonds, the 30-day average of the closing prices of common stock would be $1.64 and with a 30% issuance premium, the Conversion Price would be $2.13 per share, which would result in a Conversion Rate of approximately 470 shares per Bond. If all Bonds are converted, the number of shares issued in respect thereof would be approximately 5,634,000 . However, there can be no assurance on the number of subscription that would be exercised and the number of Bonds converted to common stock and not redeemed with cash. You should read this information in conjunction with our financial statements and the notes thereto, which are incorporated by reference into this Prospectus Supplement .

	Amount of Capitalization as of March 31, 2016
	Actual ($) (thousands)	As Adjusted (1) ($) (thousands)
Stockholders’ equity:
Common stock - par value $0.01 per share	388	444
Additional paid in capital	151,376	162,285
Deficit accumulated in development stage	(143,654)	(143,654)
Total stockholders’ equity and capitalization:	8,110	19,075

(1) Assumes that $12 million of Bonds are sold and all Bonds are converted to common stock and not redeemed with cash.

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DILUTION

As of March 31, 2016, our net tangible book value was $8,110,000, or $0.21 per share of common stock. Net tangible book value is the aggregate amount of our tangible assets less our total liabilities. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding on March 31, 2016, 38,838,723 shares outstanding.

Assuming that $12 million of the Bonds are purchased, dilution would be calculated as follows. After giving effect to the issuance of approximately 5,634,000 shares  of our common stock by the conversion of the convertible Bonds and after deducting offering expenses (estimated), $1,035,000, our net tangible book value would increase to approximately $19,075,000 and the tangible net book value per share would increase to $0.43. “Dilution” is determined by subtracting net tangible book value per share after the offering from the subscription purchase price paid by subscribers purchasing the Bonds. The following table illustrates this per share dilution to the purchase of all Bonds, as illustrated in the following table:

Assumed average market price (30) per share of common stock	1.64
Net tangible book value per share before this Offering		0.21
Increase per share attributable to new shares		0.22
Adjusted net tangible book value per share after this Offering		0.43
Dilution per share for new shares		1.21
Percentage dilution		73.82%

THE OFFERING

Before investment, you should read carefully the information set forth under “RISK FACTORS” beginning on page S-15.

Terms of the Offer

The offer will expire by 10:00 a.m., Eastern Standard Time, on August 1, 2016, which date we refer to as the Expiration Date. We may extend the expiration date in our sole discretion, on one or more occasions.

Subscribers must return the properly completed subscription certificate and any other required documents along with full payment of the subscription price by the expiration date.

Our common stock is quoted on the NASDAQ Global Market under the symbol “ZN.” The Bonds are transferable following their issuance. The Bonds are new securities not currently trading on any market. An application has been filed for “DTC eligibility” for over-the-counter trading for the Bonds. No assurance can be provided that a trading market will develop for the Bonds.

You will receive book entry notification from AST, our stock transfer agent, representing the Bonds that you purchase as soon as practicable after the expiration date of the offering. Upon issuance, the Bonds included in each subscription right subscribed for are tradable and otherwise transferable.

Expiration Date

The offering will expire at 10:00 a.m., Eastern Standard Time, on August 1, 2016, unless we decide, in our sole discretion, to extend the offering for up to 60 days. If the commencement of the offering is delayed, the expiration date may be similarly extended. We will not be required to issue or register book entry of the Bonds to you if we receive your subscription agreement or your payment after the specified expiration date, regardless of when you sent the subscription agreement and payment, unless you send the documents in compliance with the guaranteed delivery procedures described below.

Extensions, Cancellation and Termination

Extensions. We may extend the expiration date for the offering in our sole discretion.  Any extension of this offering will be followed as promptly as practicable by an announcement, and in no event later than 9:00 a.m., Eastern Standard Time, on the next Business Day following the previously scheduled expiration date. Amendments to this Prospectus Supplement and the supplemental indenture would be filed for the extension and the corresponding date changes with respect to the Bond, such as issuance date, interest payment date and Maturity Date.

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Termination; Cancellation. We may cancel or terminate the offering at any time prior to the Expiration Date. Any cancellation or termination of this offering will be followed as promptly as practicable by an announcement of the cancellation or termination and any money received form subscribing holders will be returned as soon as practicable, without interest or deduction.

Method of Payment

Payment must be made by (i) check or bank draft (cashier’s check) drawn upon a U.S. bank or a money order payable to “OceanFirst, Escrow Agent for the benefit of Zion Oil & Gas”; (ii) by wire transfer of immediately available funds to the account maintained by OceanFirst Bank; or (iii) by electronic debit to your bank account via First Data Corporation’s TeleCheck Electronic Check Acceptance® (ECA®). Any wire transfer of funds should clearly indicate the identity of the subscriber who is paying the subscription price by the wire transfer. Payment will be deemed to have been received only upon:

●	receipt and clearance of any uncertified check or TeleCheck transaction;

●

Receipt by OceanFirst Bank of any certified check or bank draft drawn upon a U.S. bank, any money order or any funds transferred by wire transfers or bank transfers, or any foreign funds transferred by bank transfers to OceanFirst Bank;

●	payments sent by bank wire or bank transfer by the expiration of the offering will be effective as long as the funds are received and cleared within normal banking days of our accounts; or
●	receipt of good funds in the accounts maintained by OceanFirst Bank, designated above.

Please note that funds paid by uncertified personal check may take at least five Business Days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that we receive cleared funds before that date. We also urge you to consider payment by means of a certified or cashier’s check or money order.

The Subscription Form and your payment can be processed electronically through the Company website. The electronic payment is directed to First Data Corporation’s Telecheck, in which the subscriber enters their U.S. bank account information in the Telecheck system in U.S. dollars. The Telecheck system processes the payment and sends daily funds to the Escrow Agent’s bank account, a U.S. bank to U.S. bank transfer. Daily, Network 1 and the Escrow Agent would receive electronic copies of the Subscription Form to match up with the Telecheck statement.

Guaranteed Delivery Procedures

If you wish to purchase under the offering, but you do not have sufficient time to deliver the subscription agreement before the expiration of the subscription period, you may exercise your rights by the following guaranteed delivery procedures:

●	provide your payment in full of the subscription for each bond being purchased to us before the expiration time;

●	deliver a notice of guaranteed delivery to us at or before the expiration time; and

●	deliver the properly completed subscription, and, if applicable for a nominee holder, the related nominee holder subscription, with any required signatures medallion guaranteed, to us, within three Business Days following the expiration time.

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Your notice of guaranteed delivery must come from an eligible institution which is a member of, or a participant in, a signature guarantee medallion program acceptable to Zion. In your notice of guaranteed delivery you must state:

●	your name;

●	the number of Bonds you are subscribing to purchase; and

●	your guarantee that you will deliver to us any subscription agreement within three Business Days following the expiration time.

You may deliver the notice of guaranteed delivery to us in the same manner as the subscription agreement at the addresses set forth under the heading “Subscription Agent.”

Eligible institutions may also transmit the notice of guaranteed delivery to us by facsimile transmission to (214) 221-6510. To confirm facsimile deliveries, you may call (214) 221-4610.

Signature Guarantees

Signatures on the subscription agreement do not need to be guaranteed if either the subscription agreement provides that the Bonds included in the subscription to be purchased are to be delivered directly to the record owner of such subscription, or the subscription agreement is submitted for the account of a member firm of a registered national securities exchange or a member of FINRA, or a commercial bank or trust company having an office or correspondent in the United States. Signatures on all other subscription certificates must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, (the Exchange Act”), subject to the standards and procedures adopted by the Zion. Eligible Guarantor Institutions include banks, brokers, dealers, credit unions, national securities exchanges and savings associations.

Issuance of Convertible Bonds

We will issue and register by book entry the Bonds purchased in the offering as soon as possible following the Final Closing Date and the Initial Closing Date, if the Company chooses to have an Initial Closing Date. The Bonds will be registered by book entry under the name of AST, our stock transfer agent, who is acting as the Trustee. Upon issuance, the Bonds are tradable and otherwise transferable.

Upon our issuance of the Bonds by book entry or the deposit of such securities in the applicable book-entry account, you will be deemed the owner of the Bonds you purchased. Unless otherwise instructed in the subscription agreement, the Bonds issued to you pursuant to your subscription will be registered in your name or the name of your nominee, if applicable.

Regulatory Limitation

We are not making the offering in any state or other jurisdiction in which it is unlawful to do so. We will not sell or accept an offer to exercise subscriptions from you if you are a resident of any state or other jurisdiction in which the sale or offer would be unlawful. We may delay the commencement of the offering in certain states or other jurisdictions in order to comply with the laws of those states or other jurisdictions. However, we may decide, in our sole discretion, not to modify the terms of the offering as may be requested by certain states or other jurisdictions. If that happens and you are a resident of the state or jurisdiction that requests the modification, you will not be eligible to participate in the offering. We do not currently intend to make any changes in the terms of the offering.

We will not be required to register the Bonds in book entry format if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such securities if, at the time the offering expires, you have not obtained such clearance or approval.

Our Decision Binding

All questions concerning the timeliness, validity, form and eligibility of any subscription will be determined by us, and our determinations will be final and binding. In our sole discretion, we may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any subscription by reason of any defect or irregularity in any exercise. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived by us or cured within such time as we determine in our sole discretion. We will not be under any duty to notify you of any defect or irregularity in connection with the submission of a subscription agreement or incur any liability for failure to give you that notice.

S-31

Shares of Common Stock Outstanding After the Offering

As of April 29, 2016, we had outstanding 39,143,181 shares of our common stock and an additional 5,753,564 shares of common stock have been reserved for issuance upon the exercise of certain outstanding warrants and options. We reserved approximately 5,634,000 shares of  our common stock, assuming that all 12,000 Bonds are sold and all would be subject to possible conversion by the Bondholder if the Company does not redeem the bond with cash prior to the Maturity Date of September 1, 2028.

DESCRIPTION OF THE BONDS

We will issue the Bonds under a base indenture, as supplemented by a supplemental indenture with respect to the Bonds to be, dated as of September 1, 2016, between us and American Stock Transfer & Trust Company LLC, as trustee (the “Trustee”). In this section, we refer to the base indenture (the “Base Indenture”), as supplemented by the supplemental indenture (the “Supplemental Indenture”), collectively as the “Indenture.” This description of the Bonds supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the Bonds and the Base Indenture in the accompanying Prospectus. The terms of the Bonds include those expressly set forth in the Indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

You may request a copy of the indenture from us as described under “Where You Can Find More Information.”

The following description is a summary of the material provisions of the Bonds and the Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Bonds and the Indenture, including the definitions of certain terms used in the Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Bonds.

General

The Bonds

●	will be our general unsecured senior obligations;

●	will be issued up to an aggregate principal amount of $12,000,000, in denominations of $1,000 for the maximum amount of the offering;

●	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “Book-Entry, Settlement and Clearance;”

●	will bear cash interest from September 1, 2016 at an annual rate of 12% payable on September 1st of each year, beginning on September 1, 2017;

●	will have interest payments at our discretion in cash or shares of common stock. The number of shares, in lieu of the cash distribution amount, shall be based upon the average of the closing prices of our common stock as reported by Bloomberg L.P. for the thirty (30) trading days preceding the record date for the payment of interest, which we have designated as ten Business Days prior to the interest payment date of September 1st of each year. Fractional shares will not be issued and the final number of shares of common stock rounded up to the next whole share;

●	are scheduled to mature on September 1, 2028, unless earlier converted or redeemed by us.

At maturity, we will deliver shares of our common stock or cash to repay the principal and any unpaid interest, at our discretion. The number of shares for the payment of principal and unpaid interest, in lieu of cash, shall be based upon the average of the closing prices of our common stock as reported Bloomberg L.P. for the thirty (30) trading days preceding the principal repayment date, which we have designated as the trading day immediately prior to the 30 day period preceding the Maturity Date.

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●	Holders may convert their Bonds at their option at any time prior to the close of business on the Business Day prior to the 30-day period preceding the Maturity Date, unless a notice of redemption has been given by us. The conversion price is equal to the average of the closing prices of our common stock for the thirty (30) days preceding the effective date of the offering, plus a 30% issuance premium.

●	At our discretion, at any time after the third anniversary of the issuance of the Bonds we are entitled to redeem outstanding Bonds at par plus any accrued interest plus 10% of par. Our election to redeem the Bonds terminates the holder’s right to convert the Bonds.

●	No “sinking fund” is provided for the Bonds, which means that we are not required to retire the Bonds periodically.

●	The Bonds are subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “Fundamental Change Permits Holders to Require Us to Repurchase Bonds”), at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture does not limit the amount of debt that may be issued by us under the Indenture or otherwise. The Indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities, other than restrictions described under “Fundamental Change Permits Holders to Require Us to Repurchase Bonds” and Conversion Rights. See also the risks described under “RISK FACTORS — Risks Related to Our Common Stock, the Offering and the Conversion of the Bonds.” We may not have the ability to raise the funds necessary to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to make interest payments on or pay cash upon conversion or repurchase of the notes.

Purchase and Cancellation

We will cause all Bonds surrendered for payment, registration of transfer or exchange or conversion, if surrendered to any person other than the trustee, to be delivered to the Trustee for cancellation. All Bonds delivered to the Trustee shall be cancelled promptly by the Trustee. No Bonds shall be authenticated in exchange for any notes cancelled as provided in the Indenture.

Payments on the Bonds; Paying Agent and Registrar; Transfer and Exchange

We will pay the principal of, and interest on, the Bonds in global form registered in the name of or held by DTC or its nominee in immediately available funds or in shares of our common stock, at our discretion, to DTC or its nominee, as the case may be, as the registered holders of such global Bonds.

We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the Trustee as our paying agent and registrar and its corporate trust office in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes.

A Bondholder may transfer or exchange the Bonds at the office of the registrar in accordance with the Indenture. The registrar, paying agent and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the Trustee, the paying agent or the registrar for any registration of transfer or exchange of Bonds, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture. We are not required to transfer or exchange any Bonds surrendered for conversion or required repurchase.

The registered holder of a Bond will be treated as its owner for all purposes.

Interest

The Bonds will bear cash interest at a rate of 12.0% per year until maturity. Interest on the Bonds will accrue from September 1, 2016 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable annually in arrears on September 1st of each year, beginning on September 1, 2017. At our discretion, the interest payments shall be paid in cash or shares of common stock. The number of shares, in lieu of the cash distribution amount, shall be based upon the average of the closing prices of our common stock as reported by Bloomberg L.P. for the thirty (30) trading days preceding the record date for the payment of interest, which we have designated as 10 Business Days prior to the interest payment date on September 1st of each year. Fractional shares will not be issued and the final number of shares of common stock rounded up to the next whole share.

S-33

Interest will be paid to the person in whose name a Bond is registered ten Business Days prior to the payment date on September 1st of each year (“regular record date”). Interest on the Bonds will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the Maturity Date or any earlier required repurchase date upon a fundamental change of a Bond falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

Unless the context otherwise requires, all references to interest in this Prospectus Supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described below under “Events of Default.”

Ranking

The Bonds will be our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The Bonds will rank equal in right of payment with all of our liabilities that are not so subordinated. The Bonds will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Bonds will rank structurally junior to all indebtedness and other liabilities. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Bonds then outstanding.

Redemption

We may at our option redeem the Bonds at any time after the third anniversary of their issuance by payment of an amount in cash equal to the par value plus any accrued interest plus 10% of principal or par. We will provide notice to the Trustee and the Depositary at least 35 days before any redemption date. The Depositary shall initially be DTC. No ‘sinking fund” is provided for the Bonds, so that we are not required to retire the Bonds periodically. Our election to redeem the Bonds terminates the Bondholder’s right of conversion.

Conversion Rights

Bondholders may convert their Bonds at their option at any time prior to the close of business on the Business Day immediately prior to the 30-day period preceding the scheduled Maturity Date of September 1, 2028, the record date for this offering, unless prior to such we elect to redeem the Bonds. The conversion price per share of common stock is equal to the average of the closing prices of our common stock as reported by Bloomberg L.P. for the thirty (30) days preceding the effective date of the offering, plus a 30% issuance premium. The conversion right is exercisable by the Bondholder in its sole discretion. The receipt of the notice of redemption by the Trustee and the Depositary terminates the Bondholder’s right of conversion.

Conversion Procedures

To exercise the conversion right, the Bondholder completes a conversion notice and delivers it to the bond trustee, along with the conversion payment. The converting Bondholder does not pay anything for conversion and receives common stock in exchange for the bond that has been converted. The right to convert does not include the right for any partial conversion of a note.

Settlement Upon Conversion

Upon conversion, we shall deliver to converting Bondholders, subject to the immediately succeeding paragraph, shares of our common stock.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if Bondholders participate (other than in the case of (1) a share split or share combination or (2) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the Bonds, in any of the transactions described below without having to convert their Bonds as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such Bondholder.

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The conversion rate will be adjusted if shares of common stock are issued as a dividend or a distribution on all or substantially all of its shares of common stock or if the Company effects a share split or share combination on its common stock. The conversion rate will be adjusted if the Company makes or pays any cash dividend or distribution made to all or substantially all holders of common stock. If the Company effects a share split or share combination on its common stock, then the conversion rate shall be adjusted based upon the ratio of the number of shares outstanding immediately prior to such share split or share combination over the number of shares after such event multiplied by the conversion rate prior to the event. If the Company effects a cash dividend or distribution, then the conversion rate shall be adjusted based upon the ratio of an average of share prices over the same share price average minus the amount of cash per share distributed times the conversion price prior to the event. The Company is permitted to increase the conversion rate by any amount for a period of time of at least 20 Business Days, if the board determines that such increase would be in the best interests of the Company.

Fundamental Change Permits Holders to Require Us to Repurchase Bonds

If a “fundamental change” (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their outstanding Bonds. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the Bonds to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our and their employee benefit plans, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person or group, as the case may be, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2) the consummation of any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided , however , that a transaction in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of the voting power of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause;

(3) our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4) our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any U.S. national securities exchange.

A transaction or transactions described in clause (2) above will not constitute a fundamental change, however, if at least 50% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on a U.S. national securities exchange or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions set forth above under “Settlement Upon Conversion”).

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On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a written notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

●	the events causing a fundamental change;

●	the date of the fundamental change;

●	the last date on which a holder may exercise the repurchase right;

●	the fundamental change repurchase price;

●	the fundamental change repurchase date;

●	if applicable, the conversion rate and any adjustments to the conversion rate;

●	if applicable, that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

●	the procedures that holders must follow to require us to repurchase their notes.

To exercise the fundamental change repurchase right, you must deliver, on or before the Business Day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must in each case, state the following so as to permit the rights and obligations under this “Fundamental Change Permits Holders to Require Us to Repurchase Bonds” to be exercised in the time and in the manner specified in the indenture:

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

●	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

●	file a Schedule TO or any other required schedule under the Exchange Act; and

●	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes.

The repurchase rights of the holders could discourage a potential acquirer of the Company. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term “fundamental change” is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a Bondholder to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price.

If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

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Events of Default

Each of the following will constitute an event of default with respect to the Bonds under the Indenture:

(1)	default in the payment in respect of the principal of any Bond at its maturity upon required repurchase, upon declaration of acceleration or otherwise;

(2)	default in any payment of interest on any Bond when due and payable and the default continues for a period of 60 days

(3)	certain events of the Company’s bankruptcy, insolvency, or reorganization;

If an event of default occurs and is continuing, the holders of at least a majority in principal amount of the outstanding Bonds by written notice to the Company and the Trustee, may, and the Trustee at the request of such holders (subject to the provisions of the indenture) shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Bonds to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the Bonds will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding the foregoing, the Indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the Trustee pursuant to Section 314(a) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “Reports” below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of the notes outstanding for each day during the 90-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Bonds. On the 91st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 91st day), the Bonds will be subject to acceleration as provided above. The provisions of the Indenture described in this paragraph will not affect the rights of Bondholders in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the Bonds will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 90 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all Bondholders, the Trustee and the paying agent of such election prior to the beginning of such 90-day period. Upon our failure to timely give such notice, the Bonds will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the Bonds upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Modification and Amendment

The Company and the Trustee may amend or supplement the Indenture or the Bonds without notice to or the consent of any Bondholder:

●	to cure any ambiguity, inconsistency or omission in this Indenture or the Bonds in a manner that does not adversely affect the rights of any Holder;

●	to cure any defect or error in the Indenture or the Bonds or to conform the terms of the Indenture or the Bonds to the description thereof in the Prospectus;

●	to provide for the assumption by a successor company of our obligations;

●	to add guarantees with respect to the Bonds;

●	to secure the Bonds;

●	to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Bondholders or surrender any right or power conferred upon the Company;

●	to make any change that does not materially adversely affect the rights of any Bondholder;

●	to appoint a successor Trustee with respect to the Bonds; or

●	to comply with any requirements of the Trust Indenture Act.

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Without the consent of the majority of the Bondholders of the outstanding Bonds affected, no amendment may:

●	reduce the percentage in aggregate principal amount of Bonds whose Holders must consent to an amendment of the Indenture or to waive any past Event of Default;

●	reduce the rate of or extend the stated time for payment of interest, including any Additional Interest, on any Bond;

●	reduce the principal amount or extend the Stated Maturity of any Bond;

●	make any change that impairs or otherwise adversely affects the conversion rights of any Bonds;

●	reduce any repurchase price or the Fundamental Change Purchase Price of any Bond or amend or modify in any manner adverse to the Holders of Bonds the Company’s obligation to make such payments whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

●	make any Bond payable in a currency other than that stated in the Bond;

●	change the ranking of the Bonds;

●	impair the right of any Bondholder to receive payment of principal of and interest, including any Additional Interest, on such Bondholder’s Bonds on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Bondholder’s Bonds; or

●	make any change in the amendment or waiver provisions of the Indenture.

Book-Entry, Settlement and Clearance

The Bonds will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “Global Bonds”). Upon issuance, each of the Global Bonds will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in the Global Bonds will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

●	upon deposit of a Global Bond with DTC’s custodian, DTC will credit portions of the principal amount of the Global Bond to the accounts of the DTC participants designated by the underwriters; and

●	ownership of beneficial interests in a Global Bond will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Bond).

Beneficial interests in Global Bonds may not be exchanged for notes in physical, certificated form.

Book-Entry Procedures for the Global Bonds

All interests in the Global Bonds will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of subscribers. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. We are responsible for those operations or procedures.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Bondholders who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

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So long as DTC’s nominee is the registered owner of a Global Bond, that nominee will be considered the sole owner or holder of the notes represented by that Global Bond for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Bond:

●	will not be entitled to have notes represented by the Global Bond registered in their names;

●	will not receive or be entitled to receive physical, certificated notes; and

●	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each Bondholder who owns a beneficial interest in a Global Bond must rely on the procedures of DTC to exercise any rights of a Bondholder under the Indenture (and, if the subscriber is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the subscriber owns its interest).

Payments of principal and interest with respect to the Bonds represented by a Global Bond will be made by the trustee to DTC’s nominee as the registered holder of the Global Bond. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Bond, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Bond will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds or shares of our common stock, at our discretion, as herein provided.

IMPORTANT

PLEASE CAREFULLY READ THE INSTRUCTIONS ACCOMPANYING THE SUBSCRIPTION AGREEMENT AND FOLLOW THOSE INSTRUCTIONS IN DETAIL. YOU ARE RESPONSIBLE FOR CHOOSING THE PAYMENT AND DELIVERY METHOD FOR YOUR SUBSCRIPTION AGREEMENT, AND YOU BEAR THE RISKS ASSOCIATED WITH SUCH DELIVERY. IF YOU CHOOSE TO DELIVER YOUR SUBSCRIPTION AGREEMENT AND PAYMENT BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. WE ALSO RECOMMEND THAT YOU ALLOW A SUFFICIENT NUMBER OF DAYS TO ENSURE DELIVERY AND CLEARANCE OF PAYMENT PRIOR TO THE EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, WE STRONGLY URGE YOU TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER’S CHECK OR MONEY ORDER OR TELECHECK.

If You Have Questions

If you have questions or need assistance concerning the procedure for this offering, or if you would like additional copies of this Prospectus Supplement, Prospectus, the Instructions, or the Notice of Guaranteed Delivery, you should contact:

Zion Oil & Gas, Inc.

12655 North Central Expressway, Suite 1000

Dallas, TX 75243

(214) 221-4610 or (888) 891-9466

e-mail:   dallas@zionoil.com

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PLAN OF DISTRIBUTION

Placement Agents

We will offer our Bonds for cash on an exclusive basis through Network 1 Financial Securities, Inc. (“Network 1”) and other broker-dealers registered with the SEC and members of FINRA that Network 1 invites to participate in the Offering. Collectively, Network 1 and the other licensed securities dealers retained by Network 1 are called the “Placement Agents.” The Placement Agents will offer and sell the Bonds for a cash commission on a best-efforts basis. This offering is a “best efforts minimum/maximum offering.” The Placement Agents are not required to place any firm orders or purchase any of the Bonds, but have agreed to use their best efforts to market the Bonds on our behalf.

Placement Agreement

Network 1’s compensation will consist of a commission of 6½% and a non-accountable expense allowance of 1½% of which fifty thousand dollars ($50,000) has been advanced at the time of this filing to be applied towards the Non-Accountable Expense Allowance. Expenses relating to the Offering are not to exceed seventy-five thousand dollars ($75,000).

The Placement Agreement provides that, at the Closing, the Company shall grant to Network 1 or its designated affiliates Convertible Purchase Warrants (the “Warrants”) covering ten percent (10%) of the total number of Bonds sold in the Offering. The Warrants will be non-exercisable for six (6) months after the date of the Closing and will expire five (5) years after the date of Closing. The Warrants will be exercisable at a price equal to one hundred twenty-five percent (125%) of the public offering price of the Bonds underlying the shares in connection with the Offering. The Warrants shall not be redeemable, nor may they be transferred, assigned or hypothecated for a period of six (6) months following the Closing, except that they may be assigned, in whole or in part, to any successor, office, manager, member, or partner of Network 1 (or its officers, managers or members of any such successor, member or partner), and to members of the underwriting syndicate or selling group and their respective officers, managers, members or partners. The Warrants may be exercised as to all or a lesser number of shares of common stock underlying the Bonds and will provide for cashless exercise.

The Placement Agreement also provides for indemnification by us of Network 1 against certain civil liabilities, including liabilities under the Securities Act. We are not aware of any Placement Agent, including Network 1, which intends to sell to any discretionary account or that intends to engage in passive market-making or stabilizing transactions at this time.

Escrow Account

We have established an escrow account with OceanFirst Bank (the “Escrow Agent”), under an escrow agreement between us and the Escrow Agent. Under the terms of the escrow agreement, all checks from subscribers will be deposited into such account until we receive and accept funds representing the minimum offering amount. Funds in the escrow account may be invested in obligations of, or obligations guaranteed by, the United States government, bank money market accounts, or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as depositary or custodian for any such funds). If we do not accept a subscriber’s subscription, we will return his funds promptly without deduction.

We cannot sell any of the Bonds until we have received and accepted subscriptions and payment for a minimum of $2,500,000. We and the Placement Agents will deposit all payments in an escrow account. If we do not receive acceptable subscriptions and payments totaling at least $2,500,000 on or before July 29, 2016 (the “Minimum Date”), which is 59 days following the date of this Prospectus (which may, in our discretion, be extended by us for up to 60 days), we will terminate the offering and promptly refund the money raised without deduction. If the minimum is received on or before the Minimum Date, we will close the offering on August 1, 2016 and the convertible Bonds will be issued and shall accrue interest beginning on September 1, 2016, which is the 31st day following the closing date of the Final Offering Date.

Under the terms and subject to the conditions contained in the Placement Agreement between the issuer and Network 1, dated as of the date of this Prospectus Supplement, we agreed to a minimum- maximum best efforts underwriting. The minimum number must be sold within a specific time period and proceeds are held in escrow by OceanFirst until the minimum number is sold; otherwise, the offering is cancelled and the funds are returned to the subscribers if the minimum is not raised. The minimum raise is $2,500,000 and the maximum raise is $12,000,000.

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Network 1 is acting as an agent on commission. There are no guarantors or other co-obligors that are party to the underwriting agreement. Network 1 would maintain a trading market after the offering is completed.

Network 1 will promptly deliver the funds into the Escrow Account of OceanFirst in accordance with Rule 15c2-4 of the Exchange Act, but in any event not later than noon the next Business Day after receipt of such funds. Network 1 will promptly deliver a copy of each subscription agreement received to the executive offices of the Company, to the attention of the Company’s Treasurer. In accordance with the requirements of Rules 15c2-4 and 10b-9 of the Exchange Act, in the event that the minimum offering amount is not reached, the funds paid into the Escrow Account shall be promptly returned to each individual subscriber by the Escrow Agent, and not returned to Network 1 or the Company for delivery to such subscribers. Any pro rata interest on the escrowed funds shall not be paid to Network 1, but shall be paid to the subscribers on a pro rata basis.

We estimate that the total expenses of the offering, including registration, printing fees and legal and accounting expenses but excluding underwriting discounts and commissions, will be approximately $75,000.

We will deliver the Bonds against payment therefor on September 9, 2016, which is the sixth scheduled Business Day following the trade date and the pricing of the Bonds, unless the offering is extended. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to three Business Days before delivery will be required, by virtue of the fact that the notes will initially settle in six Business Days (“T + 6”), to specify alternative settlement arrangements to prevent a failed settlement.

FEDERAL INCOME TAX CONSIDERATIONS

THIS DISCUSSION IS INCLUDED FOR YOUR GENERAL INFORMATION ONLY. YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO YOU OF THE OFFERING IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

Sale, Exchange or Redemption of Convertible Bond

A Bondholder will recognize gain or loss upon the sale or exchange (other than redemption) of its Bonds in an amount equal to the difference between the amount of cash received (except to the extent that cash received is attributable to interest which has not been included in income) and the Bondholder’s adjusted basis in the Bond. The gain or loss will be long-term capital gain or loss if the Bondholder’s holding period exceeds one year.

If the Bonds are redeemed by the Company, the taxation of such redemption may depend upon whether the Bonds are considered debt or equity in the Company. If treated as debt, the redemption would be subject to the same sale or exchange treatment discussed above. If treated as equity, then the redemption will be treated as a distribution subject to Section 301 of the Code (see III.A.) unless the redemption qualifies under Section 302(b) of the Code as (1) a “complete termination” of the shareholder’s interest in the Company, (2) “substantially disproportionate,” or (3) “not essentially equivalent to a dividend.” In determining whether any of these tests has been met, certain constructive ownership rules set forth in Section 318 of the Code must generally be taken into account. Section 302(c). If any of these three tests is met, the Company’s redemption of the convertible Bonds for cash will be treated, as to that shareholder, as an exchange under Section 302(a) of the Code giving rise to gain or loss to the extent of the difference between the redemption proceeds and the shareholder’s adjusted basis in the redeemed convertible Bonds (except to the extent that cash received is attributable to interest which has not been included in income). If none of these tests are met, and the amounts received in redemption of the convertible Bonds are treated as distributions under Section 301 of the Code, then the shareholder’s basis in the convertible Bonds so redeemed will be transferred to the shareholder’s remaining holdings in the Company. Treas. Reg.§1.302-2(c).

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In light of the debt characteristics of the Bonds in this case, we believe that the Bonds should be respected as debt upon redemption and subject to the general sale or exchange rules outlined above.

The conversion of the Bonds into our common stock should qualify as a reorganization under Section 368(a)(1)(E) of the Code. Under Section 354(a) of the Code, the surrender of securities in exchange for stock pursuant to a reorganization is tax-free. Treas. Reg. §1.354-1(a). Even if the conversion does not qualify as a Section 368(a)(1)(E) reorganization, the Service has held that the surrender of corporate bonds for stock is not a taxable event. Rev. Rul. 72-265, 1972-1 C.B. 222. Thus, the receipt of common stock in conversion of the Bonds should not have any tax consequence, except for common stock attributed to accrued but unpaid interest.

To the extent that the common stock received upon conversion are attributed to accrued but unpaid interest on the Bonds, such common stock will be treated as interest income. Section 354(a)(2)(B). This treatment should only concern shareholders on the cash method of accounting; shareholders on the accrual method of accounting should have previously included such interest into income.

Cash dividends paid on the Company’s common stock will be taxable as ordinary income to the extent of our earnings and profits, if any. To the extent that the dividends paid on the common stock exceeds the Company’s earnings and profits, the distributions will be taxed: first, as the tax-free return of the shareholder’s adjusted basis in the common stock; and second, as gain from the sale or exchange of the Company’s common Stock. Section 301(c).

Stock distributions on common stock (including stock dividends) generally are not taxable to the recipient under IRC §305 unless one of the following exceptions applies: (1) any stockholder can elect to receive the distribution either in stock or property (including cash); (2) the distribution is disproportionate, meaning that it results in both: (a) the receipt of property, which includes cash, by some stockholders; and (b) an increase in the proportionate interest of other stockholders in the assets or earnings and profits of the issuing company (the disproportionate distribution test).

A shareholder’s basis in the common stock received in conversion of the Bonds will be the same as the shareholder’s basis in the Bonds, increased by the value of any common stock received for accrued but unpaid interest on the Bonds. Section 358(a); Rev. Rul. 72-71. The holding period of the common stock received in conversion of the Bonds should include the holding period of the Bonds. Section 1223(1). The basis in any shares of common stock attributable to accrued and unpaid interest will equal the fair market value of such shares when received.

Gain or loss on the sale or exchange (other than by redemption) of the common stock received in conversion of the Bonds will be recognized by the shareholder to the extent of the difference between the amount received and the shareholder’s adjusted basis in the common stock. There are several non-recognition provisions in the Code, which might defer the recognition of this gain or loss to the shareholder.

Non- U.S. Holders

Although the U.S. normally imposes a 30% withholding tax on the U.S. source interest income of non-U.S. persons under I.R.C. §§871(a), 881(a), the U.S. does not tax portfolio interest received by a non-resident individuals and corporations, per I.R.C. §§871(h), 881(c). “Portfolio interest” means any interest which, but for the portfolio interest exception, would be subject to withholding tax under the Code paid in respect of an obligation in registered form and in respect of which the issuer has received a Form W-8BEN or other required statement as to qualification.

As with interest, the U.S. generally imposes a 30% withholding tax on payments of dividends, subject to reduction by an applicable treaty. A non-U.S. person must demonstrate its eligibility for a reduced rate of withholding under an applicable income tax treaty by timely delivering a properly executed IRS Form W-8BEN or appropriate substitute form.

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Generally, non-U.S. holders will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, conversion, or other disposition of Bonds or common stock, other than with payments of interest or dividends. The exemption from U.S. taxation does not apply to (1) gain effectively connected to a U.S. trade of business, (2) the 183 days or more presence test by the non-U.S. holder, or (3) the rules under Foreign Investment in Real Property Tax Act.

Provisions referred to as “FATCA” may impose withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, common stock paid to a foreign financial institution or to a foreign non-financial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury. Any obligation to withhold from payments made to a foreign financial institution or a foreign non-financial entity with respect to dividends began January 1, 2014 and with respect to the gross proceeds of a sale or other disposition of common stock will begin January 1, 2017. Prospective subscribers should consult their tax advisors.

STATE AND FOREIGN SECURITIES LAWS

The offering is not being made in any state or other jurisdiction in which it is unlawful to do so. We may delay the commencement of the offering in certain states or other jurisdictions in order to comply with the securities law requirements of such states or other jurisdictions. In our sole discretion, we may decline to make modifications to the terms of the offering requested by certain states or other jurisdictions, in which case shareholders who live in those states or jurisdictions will not be eligible to participate in the offering.

LEGAL MATTERS

Pearl Cohen Zedek Latzer Baratz (“Pearl Cohen”) will pass on the validity of the issuance of the securities offered by this Prospectus Supplement and accompanying Prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this Prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this Prospectus and any Prospectus Supplement. Any information filed with the SEC after the date on the cover of this Prospectus or any Prospectus Supplement will automatically be deemed to update and supersede this Prospectus and such Prospectus Supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC with file number 001-33228 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all of the securities described in this Prospectus are sold:

●	our Annual Report on Form 10-K for the year ended December 31, 2015 filed on March 15, 2016;

●	our 1st quarter report on Form 10-Q for the quarter ended March 31, 2016 filed on May 16, 2016;

●	our definitive proxy statement filed on April 14, 2016;

●	our Report on Form 424B5 filed on January 14, 2016;

●	our Current Reports on Form 8-K filed on January 14, 2016, February 2, 2016, March 31, 2016 and April 7, 2016;

●	the description of our common stock in our registration statement on Form 8-A filed with the SEC on December 29, 2006, including any amendments or reports filed for the purpose of updating such description, the description of our warrant in our registration statement on Form 8-A filed with the SEC on January 29, 2015, and the description of our Bond in the Form S-3/A, Registration No. 333-193336, filed on March 13, 2014 with the Original Indenture as Exhibit 4.2, and the Supplemental Indenture in the Form 8-K filed on May 2, 2016, the description of our Convertible Bonds incorporated in Form 8-A/A, Amendment No. 1, filed with the SEC on April 28, 2016; and

S-43

●	all future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of the registration statement on Form S-3 of which this Prospectus is a part and prior to the termination or completion of any offering of securities under this Prospectus and all applicable Prospectus Supplements (except, in each case, for information contained in any such filing that is furnished and not “filed” under the Exchange Act), which filings will be deemed to be incorporated by reference in this Prospectus, as supplemented by the applicable Prospectus Supplement, and to be a part hereof from the respective dates of such filings.

We will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that is incorporated by reference in this Prospectus. Requests for such documents should be directed to: Shareholder Relations, Zion Oil & Gas, Inc., 12655 North Central Expressway, Suite 1000, Dallas, TX 75243.

This Prospectus Supplement is accompanied by a Prospectus that is part of a registration statement on Form S-3/A that we filed with the SEC. That registration statement contains more information than this Prospectus regarding us and our common stock, including certain exhibits and schedules such as Exhibit 4.2, the Original Indenture. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

You should rely only on the information in this Prospectus Supplement, the accompanying Prospectus, any applicable free writing Prospectus and the documents that are incorporated herein or therein by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this Prospectus Supplement, the accompanying Prospectus, any applicable free writing Prospectus or any document incorporated by reference into any of them is accurate as of any date other than the date of the applicable document.

S-44

ANNEX A

Zion Oil & Gas, Inc.

Form of Subscription Agreement (and Substitute IRS Form W-9 and Form W-8)

INSTRUCTIONS TO INVESTORS & SUBSCRIPTION AGREEMENT

Please read carefully the Prospectus Supplement and Prospectus (collectively referred to herein as the ‘‘Prospectus”) and all Exhibits thereto (as filed with the U.S. Securities and Exchange Commission, the ‘‘Registration Statement’’) of ZION OIL & GAS, INC. a corporation formed under the laws of the State of Delaware (the “Company”) before you decide to subscribe. The Prospectus relates to the Company’s offering for sale (the “Offering”) of a minimum of $2,500,000 of the Company’s 12% Convertible Senior Bonds, par $1,000, due 2028 (the ‘‘Bonds”). The Bonds shall be convertible into shares of the Company’s Common Stock, par value $0.01, issuable upon conversion of the Bonds. The Offering is limited to persons who certify that they meet all of the qualifications set forth in the Prospectus (each, an “Investor”). If you meet these qualifications and desire to purchase the Bonds, then please complete, execute and deliver the entire Subscription Agreement to the address provided below.

You should examine this investment and consider your own needs, investment objectives and financial capabilities and make your own independent investigation and decision respecting the risks and potential loss or gain. Also, you are encouraged to consult with your own attorney, accountant, financial consultant or other business or tax advisor regarding the risks and merits of an investment in the Bonds.

In order to participate in this Offering, you must initially invest at least $1,000 in our Bonds. If you have satisfied this minimum requirement, any additional purchase(s) must be in increments of $1000.

THE UNDERSIGNED HEREBY TENDERS A SUBSCRIPTION AGREEMENT TO PURCHASE THE DOLLAR AMOUNT OF BONDS SET FORTH BELOW. THE UNDERSIGNED ACKNOWLEDGES THAT INVESTING IN THE BONDS MAY BE CONSIDERED SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK, INCLUDING THE RISK OF A SUBSTANTIAL OR TOTAL LOSS OF THE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 16 OF THE PROSPECTUS, WHICH INCLUDES RISKS THAT INVESTORS SHOULD CONSIDER BEFORE BUYING THE BONDS.

●	You should not expect to be able to sell your Bonds regardless of how we perform, unless the Bonds are converted to the Company’s common stock that can be sold.

●	If you are able to sell your Bonds, you will likely receive less than your purchase price.

●	Because the Bonds will be listed on the Over-The-Counter securities market, the liquidity may be very low and you may be unable to sell your Bonds and, as a result, you may be unable to reduce your exposure on any market downturn. An investment in the Bonds is not suitable if you need access to the money you invest in them.

SUBMITTAL AND PAYMENT INSTRUCTIONS:

Subscription Agreements and Checks:

The Subscription Agreement should be delivered or mailed, as applicable, by you, your Broker-Dealer or Registered Investment Adviser to:

Network 1 Financial Securities, Inc.

Corporate Securities Department

2 Bridge Ave., Penthouse Suite

Red Bank, NJ 07701

Phone: 800-886-7007; Fax: 732-758-6671

Method of Payment

Payment must be made by (i) check or bank draft (cashier’s check) drawn upon a U.S. bank or a money order payable to “OceanFirst, Escrow Agent for the benefit of Zion Oil & Gas”; (ii) by wire transfer of immediately available funds to the account maintained by OceanFirst Bank; or (iii) by electronic debit to your bank account via First Data Corporation’s TeleCheck Electronic Check Acceptance® (ECA®). Any wire transfer of funds should clearly indicate the identity of the subscriber who is paying the subscription price by the wire transfer. Payment will be deemed to have been received only upon:

1.	receipt and clearance of any uncertified check or TeleCheck transaction;

2.	receipt by OceanFirst Bank of any certified check or bank draft drawn upon a U.S. bank, any money order or any funds transferred by wire transfers or bank transfers, or any foreign funds transferred by bank transfers to OceanFirst Bank;

3.	payments sent by bank wire or bank transfer by the expiration of the offering will be effective as long as the funds are received and cleared within normal banking days of our accounts; or

4.	receipt of good funds in the accounts maintained by OceanFirst Bank, designated above.

Annex A-1	Zion Oil & Gas, Inc. Subscription Document

Please note that funds paid by uncertified personal check may take at least five business days (a day, except Saturday and Sunday, on which commercial banks in the State of New Jersey are open for business) to clear. Accordingly, we also urge you to consider payment by means of a certified or cashier’s checkr, but if you wish to pay by means of an uncertified personal check, please pay sufficiently in advance of the expiration date to ensure that we receive cleared funds before that date.

The Subscription documents and your payment can be processed electronically through the Company’s website. The electronic payment is directed to First Data Corporation’s Telecheck, in which the subscriber enters their U.S. bank account information in the Telecheck system in U.S. dollars. The Telecheck system processes the payment and sends daily funds to the Escrow Agent’s bank account, a U.S. bank to U.S. bank transfer. Daily, Network 1 and the Escrow Agent would receive electronic copies of the Subscription Form to match up with the Telecheck statement.

Wire Transfers:

If payment is to be made by bank wire transfer, follow these wire instructions:

OceanFirst Bank

Toms River, NJ 08753

ABA 231 270 353

For Credit to: OceanFirst Bank Escrow Agent for Zion Oil & Gas, Inc.

DDA #11006009678

The Investor acknowledges that OceanFirst Bank is acting merely as escrow agent and makes no representation or warranty as to the merits or risks of an investment in the Bonds.  The Investor agrees to indemnify and hold OceanFirst Bank harmless for any loss, claims or damages, including legal fees, which  OceanFirst Bank may incur in connection with the Investor’s investment, other than as a result of OceanFirst Bank’s gross negligence or willful misconduct.

For Custodial Accounts, forward the Subscription Agreement to the Custodian with instructions to inform Network 1 Financial Securities, Inc.

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash are not accepted.

The Company reserves the right to accept or reject a subscription for any reason whatsoever. It accepted, the Company will execute the Subscription Agreement and notify you of your subscription’s receipt and acceptance. In no event may a subscription be accepted until payment, in full, is deposited in the Company’s account; if not, the subscription will be deemed rejected. If your subscription is rejected, your funds will be returned, without deduction for any expenses incurred, within ten business days from the date the subscription is rejected.

Important Note: In all cases, the individual or entity making the investment decision should complete and sign the Subscription Agreement. For example: if the investor purchasing Bonds is a retirement plan for which investments are directed or made by a third party trustee, then that third party trustee ─ not the beneficiaries under the retirement plan ─ must complete the Subscription Agreement. This also applies to trusts, custodial accounts and similar fiduciary arrangements. You must list your principal residence rather than your office or other address on the Subscription Agreement’s signature page so that the Company can evaluate compliance with applicable securities laws. If you want correspondence to be sent to an address other than your principal residence, provide such other mailing address in Item 3 ("Investor Information”).

IF NECESSARY FOR COMPLETE RESPONSES, PLEASE CREATE ADDITIONAL, DUPLICATE PAGES

1. INVESTMENT INFORMATION

Number of Bonds To Be Purchased:                       ; Dollar Amount: $                        ($1,000 minimum initial investment)

☐ Initial Investment in Zion Oil & Gas, Inc. Securities

☐ 2nd Investment ☐ 3rd Investment ☐ 4th Investment ☐          (Other Investment)

☐ Advisory (confirm with Placement Agent/Underwriter if eligible) /Registered Investment Adviser/Other “Net of Commissions” Purchase (by a registered representative on own behalf)

Payment Method:

☐ Check Enclosed

☐ Subscription amount wired (see bank wire transfer instructions on page        )

☐ Check/funding being sent by another party

☐ TeleCheck Electronic Check Acceptance®

NOT ACCEPTED: Money Order; Traveler’s Check; Starter Check; Foreign Check of U.S. Resident; Counter Check; Third-Party Check; Cash

Annex A-2	Zion Oil & Gas, Inc. Subscription Document

2. FORM OF OWNERSHIP

Non-Custodial Ownership

☐ ☐ ☐ ☐ ☐

Individual (one signature required)

Joint Tenants with Right of Survivorship
(all parties must sign)

Community Property (all parties must sign)

Tenants in Common (all parties must sign)

Uniform Gift/Transfer to Minors (UGMA/UTMA) Under the UGMA/UTMA of [State: ________________]

☐ ☐ ☐ ☐

Trust (include title and signature pages of Trust Documents)

Corporation, Limited Liability Company (LLC) or Partnership (include Corporate Resolution, LLC or Partnership Agreement, as applicable; authorized signature required)

Qualified Pension or Profit Sharing Plan (include Plan Documents)

Other                (include title and signature pages)

For Individual Ownership or JTWROS Only:

If applicable, request “Transfer on Death Beneficiary Agreement.” State laws can vary with respect to Transfer on Death registration. You should consult your own legal, tax and business advisers before electing to register your investment in the Beneficiary Agreement.

Custodial Arrangement (owner and custodian signature required)

Third-Party Administered Custodial Plan (new IRA accounts will require an additional application)

☐ IRA ☐ ROTH ☐ IRA ROLLOVER ☐ IRA ☐ SEP ☐ KEOGH ☐ OTHER

Name(s) of Custodian(s)                                                                          Tax ID Number

Custodian Account Number                                                                    Date Account Established

Year to Which Subscription Is Applicable                                      Phone Number

Street Address

City                                                                                                         State                                      Zip

3. INVESTOR INFORMATION

Individual Investor/Beneficial Owner (print name and address exactly as they are to be registered on the account)

Full Legal Name of Account Holder (First, Middle, Last): (☐ Mark if Account Holder is a Business/Entity/Trust)

Date of Birth (or, if an Entity, the date and jurisdiction of its formation

Social Security or Tax ID Number                                                                E-mail Address

Street Address (You must include a permanent street address even if your mailing address is a P.O. Box):

City                                                           State                                                                 Zip

Marital Status: ☐ Single ☐ Married ☐  Divorced ☐ Widowed Number of Dependents:

Status of Citizenship: ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien ☐ Other (specify)

Business/Occupation                                                          Name of Employer (if applicable)

Employer’s Address                                                             # of years at this Employer

Daytime Phone Number                                                             Evening Phone Number

Optional Mailing Address

City                                                                 State                                                               Zip

Joint Account Holder (if applicable) (print name and address exactly as they are to be registered on the account)

Full Legal Name of Joint Account Holder/Co-Investor (First, Middle, Last): (☐ Mark if Joint Account Holder/Co-Investor is an Entity ─ i.e., a business or trust)

Date of Birth (or, if an entity, its date and jurisdiction of formation)

Social Security or Tax ID Number                                                                          E-mail Address

Annex A-3	Zion Oil & Gas, Inc. Subscription Document

Street Address (You must include a permanent street address even if your mailing address is a P.O. Box):

City                                                                 State                                                                Zip

Marital Status: ☐ Single ☐ Married ☐ Divorced ☐ Widowed Number of Dependents:

Status of Citizenship: ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien ☐ Other (specify)

Business/Occupation                                                               Name of Employer (if applicable)

Employer’s Address                                                                                              # of years at this Employer

Daytime Phone Number                                                                       Evening Phone Number

Optional Mailing Address

City                                                                                          State                                                 Zip

4. INVESTOR IDENTIFICATION:

Federal Law requires investors who are natural persons to provide photo identification. Please provide a clear photocopy of such material and mark which identification you are providing with this subscription agreement. Your photo information will remain strictly confidential and will not be used for any purpose other than this transaction.

For Primary Account Holder:

☐ DRIVER’S LICENSE	☐ PASSPORT/VISA	☐ OTHER

Issuing Agency:                                                              ID Number:

Date of Issuance (If applicable)                                                                   Expiration Date:

For Joint Account Holder:

☐ DRIVER’S LICENSE	☐ PASSPORT/VISA	☐ OTHER

Issuing Agency:                                                              ID Number:

Date of Issuance (If applicable)                                                                   Expiration Date:

For Entities:

☐ Trust Agreement ☐ Certified Letter ☐ Articles of Incorporation/Corporate Resolutions

☐ Partnership or Limited Liability Company Agreement

☐ Other (specify

5. AFFILIATION AND “NEW ISSUE” ELIGIBILITY:FOR NATURAL PERSONS

Affiliation of you, your spouse, or other immediate family members with the following:		Self	Family Member

Employed or associated with the securities industry or financial regulatory agency? (If ”Yes” enter name and address) ____________________________________________________________________________ _______________________________________________________________________________________

	☐No	☐Yes	☐ yes
Have authority to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment advisor, or collective investment account	☐No	☐Yes	☐ yes
A person who is listed, or required to be listed in Schedule A, B or C of a Form BD (Uniform Application for Broker-Dealer Registration)	☐No	☐Yes	☐ yes
A person that directly or indirectly owns 10% or more of a public reporting company	☐No	☐Yes	☐ yes
A “finder” or in fiduciary capacity in connection with the new issue in which you are participating	☐No	☐Yes	☐ yes

An officer, director or 10% (or more) holder in a publically-traded company or covered non-public company? (If “Yes” enter name and trading symbol): _________________________________________ _______________________________________________________________________________________

	☐No	☐Yes	☐ yes

Annex A-4	Zion Oil & Gas, Inc. Subscription Document

6. INVESTOR FINANCIAL INFORMATION:

Primary Account Holder:

Annual Income	Net Worth	Liquid Net Worth	Federal Tax Rate	Investment Experience (Years)
☐ Under $25,000	☐ Under $50,000	☐ Under $50,000	10%	☐ Stocks (_________)
☐ $25,000─$49,999	☐ $50,000─$99,999	☐ $50,000─$99,999	15%	☐ Bonds (_________)
☐ $50,000─$99,999	☐ $100,000─$249,999	☐ $100,000─$249,999	25%	☐ Options (________)
☐ $100,000─$249,999	☐ $250,000─$499,999	☐ $250,000─$499,999	28%	☐ Commodities (____)
☐ $250,000─$499,999	☐ $500,000─$999,999	☐ $500,000─$999,999	33%	☐ Mutual Funds(____)
☐ $500,000─$999,999	☐ $1,000,000 ─ $3,000,000	☐ $1,000,000 ─ $3,000,000	35%	☐ Other Investment (type & years) ___________________
☐ Over $1,000,000	☐ Over $3,000,000	☐ Over $3,000,000		☐ Other Investment (type & years) ___________________

Joint Account Holder:

Annual Income	Net Worth	Liquid Net Worth	Federal Tax Rate	Investment Experience (Years)
☐ Under $25,000	☐ Under $50,000	☐ Under $50,000	10%	☐ Stocks (_________)
☐ $25,000─$49,999	☐ $50,000─$99,999	☐ $50,000─$99,999	15%	☐ Bonds (_________)
☐ $50,000─$99,999	☐ $100,000─$249,999	☐ $100,000─$249,999	25%	☐ Options (________)
☐ $100,000─$249,999	☐ $250,000─$499,999	☐ $250,000─$499,999	28%	☐ Commodities (____)
☐ $250,000─$499,999	☐ $500,000─$999,999	☐ $500,000─$999,999	33%	☐ Mutual Funds(____)
☐ $500,000─$999,999	☐ $1,000,000 ─ $3,000,000	☐ $1,000,000 ─ $3,000,000	35%	☐ Other Investment (type & years) ___________________
☐ Over $1,000,000	☐ Over $3,000,000	☐ Over $3,000,000		☐ Other Investment (type & years) ___________________

Annex A-5	Zion Oil & Gas, Inc. Subscription Document

7. INFORMATION PROVIDED BY INVESTOR FOR NETWORK 1 FINANCIAL SECURITIES INC.

RISK TOLERANCE:	INVESTMENT TIME HORIZON:
☐ Conservative ☐ Moderate ☐ Aggressive ☐ Speculative	☐ Under 1 year ☐ 1-10 years ☐ Over 10 years
INVESTMENT OBJECTIVES:	GENERAL INVESMENT KNOWLEDGE:
☐ Current Income ☐ Balanced ☐ Growth & Income ☐ Maximum Growth/Aggressive ☐ Speculation	☐ Limited ☐ Extensive ☐ Good
LIQUIDITY NEEDS:	SOURCE OF FUNDS:

☐ Very important

☐ Important

☐ Somewhat important

☐ Does not matter

☐ Special liquidity need: _______________________

Are your liquid assets sufficient to provide current living expenses and possible personal contingencies?

YES ☐ NO ☐

☐ Income

☐ Gift

☐ Inheritance

☐ Pension/IRA/ retirement savings

☐ Spouse/Parent/Relative

☐ Investments/Transfer from brokerage account

☐ Sale of business or real estate

☐ Legal/insurance settlement

☐ Social security benefits

☐ Other ________________

INVESTMENT EXPERIENCE (# of years) ________________

DIRECT COMMUNICATIONS: Under Exchange Act Rule 14b-1(c) , Network 1 Financial Securities, Inc. (“Network 1”) is required to disclose to an issuer the name, address and securities position of its customers who are beneficial owners of that issuer’s securities unless the customer objects. Please check the following box if you DO NOT want your ownership disclosed. ☐

ACKNOWLEDGEMENTS: [I / we] have received the Prospectus. [I / we] have been informed of the risks associated with investments in securities. I/we acknowledge receipt of the “client profile” portion of this document and have had the opportunity to review it and [I / we] understand it. I/we verify that all the information provided is true and correct and may be relied upon by Network 1”) for the purpose of evaluating suitability in relation to making securities recommendations. Further, [I / we] indemnify Network 1 for any loss, claims or damages, including legal fees, which Network 1 may incur as a result of any securities recommendations or any securities violations resulting from Network 1’s reliance upon the information I/we have provided.

INITIALS: Investor: _____ Spouse _____ Joint Owner _____

(Name of account representative, if any: _____________________________________ )

Annex A-6	Zion Oil & Gas, Inc. Subscription Document

8. SUBSCRIPTION AGREEMENT:

Investor agrees to buy and the Company agrees to sell and issue to Investor such number of 12% Convertible Senior Bonds par $1,000 due 2028 (the ‘‘Bonds”), convertible into shares of Zion Oil & Gas, Inc. (the ‘‘Company’’) Common Stock, par value $0.01, issuable upon conversion of the Bonds, for an aggregate purchase price (the “Purchase Price”) equal to the product of (x) the aggregate number of Bonds the Investor has agreed to purchase and (y) the par/purchase price per Bond.

The Bonds are offered pursuant to a Prospectus Supplement filed pursuant to Securities Exchange Act of 1934, as amended, (the “Exchange Act”) Rule 424(b)(5) to the Company’s Prospectus dated March 27, 2014 (Securities and Exchange Commission (“SEC”) Registration No. 333-193336; the “Registration Statement”).. The Registration Statement has been declared effective by the SEC and is effective on the date hereof.

The completion of the purchase and sale of the Bonds (one or more “Closings”) shall take place at a place and time to be specified by the Company and Network 1 Financial Securities, Inc., in accordance with Rule 15c6-1 promulgated under the Exchange Act. Upon satisfaction or waiver of all the conditions to closing set forth in the Placement Agreement, at the Closing, (i) the Investor shall pay the Purchase Price to the Company’s escrow account as per instructions as provided hereto, and (ii) the Company shall cause the Bonds to be delivered to the Investor through the facilities of The Depository Trust Company’s Deposit/Withdrawal at Custodian (DWAC) system in accordance with the instructions hereto.

The Investor, by payment of funds via a wire transfer or check payable to “OceanFirst, Escrow Agent for the benefit of Zion Oil & Gas,” hereby applies to subscribe for the Bonds indicated below (minimum purchase of $1,000). If the dollar amount and number of Bonds do not match, the dollar amount shall govern. No fractional Bonds shall be purchased and any excess funds representing fractional Bonds shall be returned to the Investor. By such payment, the Investor acknowledges receipt of the Registration Statement and any amendment, the terms of which govern the investment in the Bonds. The Bonds shall not be issued and delivered to the Investor until all funds paid by the Investor clear.

INVESTMENT CERTIFICATE DELIVERY ELECTION (Please choose one of the three following options):

☐ BOOK ENTRY: Book entry with American Stock Transfer.

☐ NETWORK 1 ACCOUNT: Please open a brokerage account for me at Network 1 and electronically deposit my Bonds.

☐ ELECTRONIC DELIVERY: Please electronically deposit my Bonds into my existing brokerage account at:

NAME OF BROKERAGE FIRM ___________________________________________________________________________________________

ADDRESS: _____________________________________________________________________________________________________________

NAME OF MY ACCOUNT: _______________________________________________________________________________________________

ACCOUNT #: ___________________________________________________________________________________________________________

BROKER-DEALER REPRESENTATIVE DATA (broker-dealer use only):

Broker-Dealer Name: ______________________________ Registered Rep’s Name and CRD No.: _______________________________________

Office Address: ____________________________________________ Phone: _____________________ Email: ____________________________

IRS FORM W-9 CERTIFICATION: INITIAL BELOW. CROSS OUT any paragraph below that does NOT apply to you

Under penalties of perjury, I certify that:

(1)	The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. (Initials: ______)
(2)	The number shown on this form is my correct taxpayer identification number, and I am not subject to backup withholding because: (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report; or (c) the IRS has notified me that I am no longer subject to backup withholding. (Initials: ______)
(3)	I am a U.S. person (including a U.S. resident alien). (Initials: ______)

The IRS does not require your consent to any provision of this document other the certifications required to avoid backup withholding. If EXEMPT, indicate type of entity: _____________________________________________________________________________________

Annex A-7	Zion Oil & Gas, Inc. Subscription Document

IRS FORM W-8 CERTIFICATION: : INITIAL BELOW. CROSS OUT the section below if it does NOT apply to you.

Under penalties of perjury, I certify that:

(1)	I am an exempt foreign person, not subject to any backup withholding. (Initials: ______)
(2)	I am not a U.S. person, including a resident alien individual. (Initials: ______)
(3)	The income to which this form relates is (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner’s share of a partnership's effectively connected income. (Initials: ______)
(4)	For broker transactions or barter exchanges, I am an exempt foreign person.

The IRS does not require your consent to any provision of this document other the certifications required to avoid backup withholding. If EXEMPT, indicate type of entity: ____________________________________________________________________________________________

SIGNATURES:

By signing below, I/we represent that I’ve been relied on the information set forth in the Registration Statement, as and if amended and free writing prospectuses on file with the Securities and Exchange Commission, and on no other statement whatever, whether written or oral.

	Account Owner	Joint/Co-Owner
Signature(s):
Print Name(s):
Date:

ACCEPTANCE BY ZION OIL & GAS, INC.:

Signature: ________________________________
Name of Authorized Officer (print or type): ______________________________
Title: _____________________________________________
Date: ___________________

Annex A-8	Zion Oil & Gas, Inc. Subscription Document

ANNEX B

ZION OIL & GAS, INC.

as Issuer

AND

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of May 31, 2016

$12,000,000 Maximum

$2,500,000 Minimum

12% Convertible Senior Note due 2028

Annex B-i

Annex B-ii

Annex B-iii

SUPPLEMENTAL INDENTURE, dated as of May 31, 2016, between Zion Oil & Gas, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”) under the Indenture dated as of March 27, 2014, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Original Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Original Indenture provides, among other things, for the issuance, from time to time, of the Company’s Senior Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Original Indenture;

WHEREAS, Section 9.1 of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Original Indenture to establish the form and terms of Securities of any series as contemplated by Section 2 of the Original Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to establish a new series of its Securities to be known as its “12% Convertible Senior Notes due 2028” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note and the Form of Notice of Conversion, Form of Fundamental Change Purchase Notice and Form of Assignment and Transfer contemplated under the terms of the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

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Article I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Scope of Supplemental Indenture.

The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding provisions in the Original Indenture.

Section 1.02. Definitions.

Except as otherwise provided in this Supplemental Indenture, all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Original Indenture. To the extent terms defined herein differ from terms defined in the Original Indenture the terms defined herein will govern for purposes of this Supplemental Indenture and the Notes. For all purposes of this Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the context otherwise requires:

“Additional Interest” has the meaning specified in Section 5.02.

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Shares” has the meaning specified in Section 4.06(a).

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in New York City are authorized or obligated by law or executive order to close or be closed.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distribution of the assets of, the issuing person.

“close of business” means 5:00 p.m. (New York City time).

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company as such shares of common stock exist on the date of this Supplemental Indenture, subject to Section 4.07, or such other Capital Stock into which the Company’s common stock may be reclassified, converted or otherwise changed pursuant to Section 4.07.

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“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion. The Conversion Agent shall initially be the Trustee.

“Conversion Date” has the meaning specified in Section 4.02(b).

“Conversion Notice” has the meaning specified in Section 4.02(b)(i).

“Conversion Price” means the average of the closing prices of the Company’s Common Stock as reported by Bloomberg L.P. for the Principal Trading Market for the thirty (30) days preceding the effective date, plus a 30% issuance premium.

“Conversion Rate” means number of shares of Common Stock per the $1,000 principal amount of the Note, which is equal to $1,000 divided by the Conversion Price with any final fractional share rounded up to the next whole share.

“Custodian” has the meaning specified in Section 5.01.

“Definitive Notes” means certificated Notes registered in the name of the Holder thereof.

“Depositary” or “Depository” has the meaning set forth in the Original Indenture, which shall initially be DTC until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Designated Institution” has the meaning specified in Section 4.05.

“effective date” has the meaning specified in Section 4.06(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ex-Dividend Date” means, in respect of any issuance, dividend or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Company, whether directly or indirectly by due bills or otherwise.

“Event of Default” has the meaning specified in Section 5.01.

“Fundamental Change” means the occurrence of any of the following at any time after the Notes are originally issued:

(1) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) other than the Company or its Subsidiaries files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

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(2) consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of the Company pursuant to which all or substantially all of the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries; (any such exchange, offer, consolidation, merger, transaction or series of transactions being referred to in this definition as an “event”); provided, however, that any such event where the holders of more than 50% of the outstanding shares of Common Stock immediately prior to such event, own, directly or indirectly, more than 50% of all classes of the common equity of the continuing or surviving person or transferee or the parent thereof immediately after such event, with such holders’ proportional voting power immediately after such event being in substantially the same proportions as their respective voting power before such event, shall not be a Fundamental Change;

(3) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(4) the Common Stock (or other common stock into which the Notes are then convertible) ceases to be listed on at least one U. S. national securities exchange,

provided, however, in the case of an event described in clause (2) above, if (a) at least 50% of the consideration, excluding cash payments for fractional shares, in the transaction or event that would otherwise have constituted a Fundamental Change consists of shares of Publicly Traded Securities, and (b) as a result of the event, the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares (subject to the provisions of Section 4.03), such event shall not be a Fundamental Change; provided, further, if any transaction in which the Common Stock is replaced by the securities of another entity shall occur, following completion of any related Make-Whole Fundamental Change period and any related Fundamental Change Purchase Date, references to the Company in this definition shall instead apply to such other entity; and provided, further, that any filing that would otherwise constitute a Fundamental Change under clause (1) above shall not constitute a Fundamental Change if (x) the filing occurs in connection with a transaction in which the Common Stock is replaced by the securities of another entity (including a parent entity) and (y) no filing of Schedule TO (or any schedule, form or report) is made or is in effect with respect to common equity representing more than 50% of the voting power of such other entity.

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).

“Fundamental Change Purchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.01(a)(i).

“Fundamental Change Purchase Price” has the meaning specified in Section 3.01(a).

“Global Note” means any Note that is a Registered Global Security.

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“Indenture” means the Original Indenture, as originally executed and as amended or supplemented from time to time by one or more indentures supplemental thereto applicable to the Notes, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Original Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Initial Notes” has the meaning specified in Section 2.01.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each September 1, or the next immediate Business Day, of each year.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is listed for trading. The Last Reported Sale Price shall be determined without reference to after-hours or extended market trading. If the Common Stock is not listed for trading on a U.S. securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group, Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be determined by a U.S. nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change under clause (1) or (2) of the definition of Fundamental Change thereof (in the case of any Fundamental Change described in clause (2) of the definition thereof, determined without regard to the proviso in such definition, but subject to the clauses (a) and (b) immediately following clause (4) of the definition thereof).

“Market Disruption Event” means (i) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session on any Trading Day or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock, for more than a one half-hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Merger Event” has the meaning specified in Section 4.07(a).

“Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.01 hereof.

“open of business” means 9:00 a.m. (New York City time).

“Original Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

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“Paying Agent” has the meaning set forth in the Original Indenture, which shall initially be the Trustee, and shall be the Person authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Purchase Price of, any Notes on behalf of the Company.

“Principal Repayment Date” means the trading day immediately prior to the 30 day period preceding the maturity date.

“Principal Trading Market” means the principal trading exchange or market for the securities of the Company at such time.

“Prospectus” means the prospectus dated March 27, 2014 as supplemented by the prospectus supplement dated May 31, 2016 relating to the offering and sale of the Notes.

“Publicly Traded Securities” means, in respect of a transaction described in clause (3) of the definition of Fundamental Change, shares of common stock traded on a U.S. national securities exchange, or which shall be so traded immediately following the transaction or transactions in connection with which this definition is applied.

“Regular Record Date” means, with respect to the payment of interest on the Notes, August 18 or the prior next Business Day, being at least 10 business days prior to the Interest Payment Date.

“Reference Property” has the meaning specified in Section 4.07(a).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day. If the Common Stock is not listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Amount” has the meaning specified in Section 4.03(a).

“Significant Subsidiary” means, at any date of determination, any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X promulgated under the Securities Act as in effect on the date of this Supplemental Indenture.

“Stated Maturity” means, with respect to any Note and the payment of the principal amount thereof, September 1, 2028.

“Stock Price” has the meaning specified in Section 4.06(b).

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on the primary exchange or quotation system on which the Common Stock then trades or is quoted, and (ii) there is no Market Disruption Event. If the Common Stock (or other security for which a Last Reported Sale Price must be determined) is not listed or traded, “Trading Day” means a Business Day.

“U.S.” means the United States of America.

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Section 1.03. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein and all terms defined in the Original Indenture (but not otherwise defined herein) have the meanings assigned to them therein;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting determinations shall be made in accordance with GAAP;

(3) “or” is not exclusive and “including” means “including without limitation”;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Supplemental Indenture as a whole (including any Board Resolution or supplemental indenture relating to the relevant Series) and not to any particular Article, Section or other subdivision;

(6) all exhibits are incorporated by reference herein and expressly made a part of this Indenture; and

(7) any transaction or event shall be considered “permitted by” or made “in accordance with” or “in compliance with” this Indenture or any particular provision thereof if such transaction or event is not expressly prohibited by this Indenture or such provision, as the case may be.

Article II

THE SECURITIES

Section 2.01. Title and Terms; Payments.

There is hereby established pursuant to Sections 2.01, 2.02 and 2.03 of the Original Indenture a series of Securities designated the “12% Senior Convertible Notes due 2028” in an initial maximum principal amount of $12,000,000 and minimum principal amount of $2,500,000 (as also increased by the aggregate principal amount of any Additional Notes issued pursuant to this section 2.01), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to this Indenture. The Notes shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. No conversion or repurchase shall be permitted, if it would result in the issuance of a Note with a minimum denomination of less than $1,000.

The principal amount of Notes then outstanding shall be payable at Stated Maturity. The Notes shall bear interest at a rate of 12% per annum. Interest shall accrue from September 1, 2016 and shall be payable annually in arrears on September 1 of each year or the next business day, beginning September 1, 2017.

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The Company may, without the consent of the Holders of the Notes, hereafter issue additional notes (“Additional Notes”) under the Indenture with the same terms and with the same CUSIP numbers as the Notes issued on the date of this Supplemental Indenture (the “Initial Notes”) in an unlimited aggregate principal amount; provided that, no such Additional Notes may be issued unless they will be fungible with the Initial Notes for United States federal income tax and securities law purposes. Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes. Holders of such Additional Notes shall vote together with the Holders of the Notes as one class. The Form of Note, the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer shall be substantially as set forth in Exhibits A, B, C and D, respectively, hereto, which are incorporated into and shall be deemed a part of this Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.

The Company shall pay the principal of and interest on any Global Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. However, the Company has the sole discretion to repay the principal and any interest payments on any Global Note in cash or by payment-in-kind of the Company’s common stock. The Company shall pay the principal of any Definitive Notes at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar for the Notes. Interest on any Definitive Notes shall be payable to Holders of Definitive Notes either by check mailed to each Holder at its address in the Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.

The payment-in-kind repayment of principal by common stock at maturity would be determined by the average of the closing prices of the common stock as reported by Bloomberg L.P. for the Principal Trading Market for the thirty (30) trading days preceding the Principal Repayment Date, with the final number of shares of common stock rounded up to the next whole share. Fractional shares shall not be issued. The Principal Repayment Date means the trading day immediately prior to the 30 day period preceding the maturity date.

The payment-in-kind payment of interest at any time would be determined by the average of the closing prices of the common stock as reported by Bloomberg L.P. for the Principal Trading Market for the thirty (30) trading days preceding the Regular Record Date with the final number of shares of common stock rounded up to the next whole share. Fractional shares shall not be issued.

Notwithstanding anything to the contrary in the Original Indenture, the provisions of the Original Indenture relating to the Service Agent shall not apply to the Notes.

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Section 2.02. Book-Entry Provisions for Global Notes.

(a) The Notes initially shall be issued in the form of one or more Global Notes without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary and (ii) delivered to the Trustee as custodian for the Depositary.

(b) Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note and a successor depository is not appointed by the Company within 90 days of such notice, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depository is not appointed by the Company within 90 days of such cessation, or (iii) an Event of Default has occurred and is continuing. Definitive Notes shall not be otherwise issuable. For the avoidance of doubt, this Section 2.02 supersedes the provisions of Section 2.09 of the Original Indenture to the extent inconsistent therewith.

Section 2.03. Reporting Requirement.

(a) The Company shall furnish to the Trustee within 15 days after the same is required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Any quarterly or annual report or other information, document or other report that the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act on the SEC’s EDGAR system (or any successor system thereto) shall be deemed furnished as of the time of such filing. The Trustee does not have the duty to review such information, documents or reports, is not considered to have notice of the content of such information, documents or reports and does not have a duty to verify the accuracy of such information, documents or reports.

(b) For the avoidance of doubt, this Section 2.03 supersedes the provisions of Section 4.02 of the Original Indenture.

Section 2.04. Redemption.

This Note is subject to redemption at the option of the Company after 3 years from the issue date at principal or par plus any accrued interest, if any, in addition to a call premium of 10 percent of the principal until the Maturity Date. The Company shall give notice to the Trustee and the Depositary at least 35 days before the redemption date. The Note is non-callable for the first two (2) years following and is subject to the provisions of Article 3 of the Original Indenture. The receipt of the notice of redemption by the Trustee and the Depositary terminates the holder’s right of conversion.

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Article III

FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON

Section 3.01. Repurchase at Option of Holders Upon a Fundamental Change.

(a) Generally. If a Fundamental Change occurs at any time, then each Holder of Notes shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Notes, or any portion of the principal amount thereof, that is equal to an integral multiple of $1,000, on a date specified by the Company that is not less than 20 Business Days after the date of and no later than the 35th Business Day following the date of delivery of the Fundamental Change Company Notice (such date, the “Fundamental Change Purchase Date”), at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon, including any Additional Interest, to, but not including, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if a Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Regular Record Date and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased pursuant to this Article 3 and shall not include any accrued and unpaid interest, including any Additional Interest. The requirement for the Company to repurchase any Notes on the Fundamental Change Purchase Date shall be subject to Section 3.06.

Repurchases of Notes under this Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i)	delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Note as Exhibit C thereto, if the Notes are Definitive Notes, or in compliance with the Depositary’s procedures for tendering interests in Global Notes, if the Notes are not Definitive Notes, in each case prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date; and

(ii)	delivery of the Notes, in the case of Definitive Notes, to the Paying Agent appointed by the Company (together with all necessary endorsements for transfer), or book-entry transfer of the Notes, in compliance with the procedures of the Depositary, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.

The Fundamental Change Purchase Notice in respect of any Notes to be repurchased shall state:

(i)	if such Notes are Definitive Notes, the certificate numbers of such Notes;

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(ii)	the portion of the principal amount of such Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)	that such Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if such Notes are in global form, the Fundamental Change Purchase Notice must also comply with appropriate procedures of the Depositary.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03.

Notwithstanding the foregoing, the Company shall not be required to repurchase the Notes in accordance with this Section 3.01 if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture and purchases all Notes validly tendered and not withdrawn under such fundamental change repurchase offer.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b) Fundamental Change Company Notice. On or before the 20th day after the date on which Fundamental Change becomes effective, which Fundamental Change results in Holders of Notes having the right to cause the Company to repurchase their Notes (the “effective date”), the Company shall provide to all Holders of record of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the Repurchase right at the option of the Holders arising as a result thereof. Such notice shall be given pursuant to Section 9.10, in the case of any Global Notes, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall issue a press release (and make the press release available on the Company’s website) and shall publish such press release through a public medium customary for such press releases.

Each Fundamental Change Company Notice shall specify:

(i) the events causing a Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) whether such Fundamental Change is a Make-Whole Fundamental Change, in which case the adjustments in Section 4.06 shall be applicable;

(iv) the last date on which a Holder of Notes may exercise the repurchase right pursuant to this Article 3;

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(v) the Fundamental Change Purchase Price;

(vi) the Fundamental Change Purchase Date;

(vii) if applicable, the name and address of the Paying Agent and the Conversion Agent;

(viii) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(ix) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the Indenture; and

(x) the procedures that Holders must follow to require the Company to purchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

(c) No Payment During Events of Default. There shall be no repurchase of any Notes pursuant to this Section 3.01 if there has occurred and is continuing an Event of Default with respect to the Notes where the payment of the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of the Notes). The Paying Agent shall promptly return to the respective Holders thereof any Definitive Notes held by it during the continuance of such an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price with respect to the Notes) and shall deem canceled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return and cancellation, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02. Effect of Fundamental Change Purchase Notice.

Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.01 hereof, the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.03 hereof) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 3.01 hereof have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01 hereof.

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Section 3.03. Withdrawal of Fundamental Change Purchase Notice.

A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the provisions of Section 3.02, specifying:

(i) if Definitive Notes have been issued, the certificate numbers of the withdrawn Notes;

(ii) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of an integral multiple of $1,000;

provided, however, that if such Notes are in global form, the notice must also comply with appropriate procedures of the Depositary.

The Paying Agent shall promptly return to the respective Holders thereof any Definitive Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.03.

Section 3.04. Deposit of Fundamental Change Purchase Price.

Prior to 11:00 a.m. (local time in The City of New York) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Purchase Date. If the Paying Agent holds money or securities sufficient to pay the Fundamental Change Purchase Price of the Notes on the Business Day following the Fundamental Change Purchase Date for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Supplemental Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Notes shall cease to be outstanding and interest (including any Additional Interest) shall cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest (including any Additional Interest) upon delivery or book-entry transfer of such Notes).

Section 3.05. Notes Repurchased.

Any Note that is to be repurchased shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Definitive Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.

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Section 3.06. Covenant to Comply With Applicable Laws Upon Repurchase of Notes.

In connection with any offer to repurchase Notes under Section 3.01 hereof, the Company shall, in each case if required, (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.

Section 3.07. Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to repurchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.

Article IV

CONVERSION

Section 4.01. Right to Convert.

Subject to and upon compliance with the provisions of this Supplemental Indenture, each Holder shall have the right, at such Holder’s option, to convert the principal amount of any such Notes at the Conversion Rate in effect on the Conversion Date for such Notes, prior to the close of business on the Business Day immediately preceding 30 days before September 1, 2028, the Maturity Date. This right to convert would terminate prior to the Maturity Date upon the receipt of notice of redemption by the Trustee and the Depositary. The right to convert does not include any right for any partial conversion of a note.

Section 4.02. Conversion Procedures.

(a) Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depositary.

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(b) In order to exercise the conversion privilege with respect to any interest in a Global Note, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 4.03(b) and all transfer or similar taxes if required pursuant to Section 4.08, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary. In order to exercise the conversion privilege with respect to any Definitive Notes, the Holder of any such Notes to be converted shall:

(i) complete and manually sign the conversion notice provided on the back of the Note (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii) deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents,

(iv) if required, pay all transfer or similar taxes as set forth in Section 4.08, and

(v) pay the funds, if any, required under Section 4.03(b).

The date on which the Holder satisfies all of the applicable requirements set forth in this Section 4.02(b) is the “Conversion Date.” The Conversion Agent shall, as promptly as possible, and in any event within two (2) Business Days of the receipt thereof, provide the Company with notice of any conversion by a Holder of the Notes.

(c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Notes surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

Each conversion shall be deemed to have been effected as to any such Notes surrendered for conversion immediately prior to the close of business on the relevant Conversion Date; provided, however, that the person in whose name the certificate or certificates for the number of shares of Common Stock, if any, that shall be issuable upon such conversion in respect of any Trading Day shall become the holder of record of such shares of Common Stock as of the close of business on the last Trading Day.

(d) Upon the conversion of an interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(e) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder’s option to require the Company to repurchase such Note may be converted only if such notice of exercise is withdrawn in accordance with Article 3 hereof and duly submitted such Note for conversion.

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Section 4.03. Settlement Upon Conversion.

(a) Subject to this Section 4.03(a), upon any conversion of any Note, the Company shall deliver to converting Holders, in respect of each $1,000 principal amount of Notes being converted solely shares of Common Stock (the “Settlement Amount”), as set forth in this Section 4.03(a).

(i) The Settlement Amount in respect of any conversion of Notes shall be computed as follows:

(A) the Company will deliver to the converting Holder a number of shares of Common Stock equal to (1)(i) the aggregate principal amount of Notes to be converted, divided by (ii) $1,000, multiplied by (2) the then-applicable Conversion Rate on the Conversion Date;

(B) Subject to Section 4.03(b), upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest or Additional Interest, if any, unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates, in which case such interest shall be paid on such Interest Payment Date to the Holders of record on such Regular Record Date. The Company has the sole discretion to pay any interest payments in cash or by payment-in-kind of the Company’s common stock. The payment-in-kind of interest with common stock would be determined by the average of the closing prices of the common stock as reported by Bloomberg L.P. for the Principal Trading Market for the thirty (30) trading days preceding the Regular Record Date with the final number of shares of common stock rounded up to the next whole share. Fractional shares shall not be issued.

(b) Upon the conversion of any Notes, the Holder shall not be entitled to receive any additional cash payment for accrued and unpaid interest or Additional Interest, if any, except to the extent specified below. The Company’s delivery to the Holder Common Stock, into which a Note is convertible shall be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Notes so converted and accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted between close of business on a Regular Record Date for the payment of interest and the open of business on the next Interest Payment Date, Holders of such Notes at the close of business on such Regular Record Date shall receive the interest and Additional Interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date do not forfeit interest between the Regular Record Date and the day prior to the Conversion Date. If any additional payment for accrued and unpaid interest or Additional Interest, if any, is due upon the conversion of any Notes, the Company has the discretion to satisfy the additional payment in cash or by payment-in-kind of common stock, based upon the payment-in-kind for interest determined by the average of the closing prices of the common stock as reported by Bloomberg L.P. for the Principal Trading Market for the thirty (30) trading days preceding the Regular Record Date with the final number rounded up to the next whole share.

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(c) The Company shall not issue fractional shares of Common Stock upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes so surrendered. If any fractional share of stock would be issuable upon the conversion of any Notes, the Company shall round up to the next whole share.

(d) The last full paragraph of Section 4.01 of the Original Indenture shall be deemed to apply to the Conversion Agent with references to “money” being deemed references to “money, securities or a combination thereof.”

Section 4.04. Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company if any of the events set forth in this Section 4.04 occurs, without duplication, except that the Company shall not make any adjustment to the Conversion Rate if Holders of Notes participate, as a result of holding the Notes, in any of the transactions described under Section 4.04(a) and Section 4.04(b), at the same time as holders of the Common Stock participate, without having to convert their Notes, as if such Holders held a number of shares of Common Stock equal to the Conversion Rate in effect for such Notes immediately prior to the Ex-Dividend Date for such event multiplied by the principal amount of Notes held by such Holder.

Except as set forth in this Section 4.04 and in Section 4.06, the Company shall not adjust the Conversion Rate.

(a) If the Company, at any time or from time to time while any of the Notes are outstanding, issues solely shares of its Common Stock as a dividend or distribution on all or substantially all of its shares of Common Stock, or if the Company effects a share split or share combination on its Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

where

CR0 = The Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Business Day immediately following the effective date of such share split or share combination, as the case may be;

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CR = The Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Business Day immediately following the effective date of such share split or share combination, as the case may be;

OS0 = The number of shares of Common Stock outstanding immediately prior to such dividend, distribution, share split or share combination, as the case may be; and

OS = The number of shares of Common Stock outstanding immediately after such dividend, distribution, share split or share combination, as the case may be.

Any adjustment made pursuant to this Section 4.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. As used in this Section 4.04(a), “effective date” means, in respect of any transaction, the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market (used to determine the Last Reported Sale Price), regular way, reflecting the transaction.

(b) (i) If the Company makes or pays any cash dividend or distribution made to all or substantially all holders of Common Stock, the Conversion Rate shall be increased based on the following formula:

where

CR0 = The Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR = The Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0 = The average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C = The amount in cash per share the Company pays or distributes to holders of the Common Stock.

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In the case of an adjustment pursuant to this Section 4.04(b), such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for the relevant dividend or distribution. If any dividend or distribution described in this Section 4.04(b) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such distribution had not been declared.

(c) The Company is permitted (but not required) to increase the Conversion Rate by any amount for a period of time of at least 20 Business Days if the Board of Directors determines that such increase would be in the best interests of the Company. The Company shall not take any action that would result in adjustment of the Conversion Rate, in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of the Common Stock.

(d) The Company may (but shall not be required to) increase the Conversion Rate, in addition to any adjustments pursuant to Section 4.04(a), to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(e) Adjustments to the Conversion Rate shall be calculated to the nearest one ten-thousandth of a share. No adjustment to the Conversion Rate shall be required to be made for the Company’s issuance of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right, option or warrant to purchase shares of Common Stock or such convertible or exchangeable securities, other than as provided in this Section 4.04.

(f) Whenever the Conversion Rate is adjusted as provided in this Section 4.04, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. As soon as practicable following the adjustment, the Company shall notify the Holders of the Notes of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective, and will issue a press release containing the relevant information (and make such press release available on the Company’s website). Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(g) For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

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(h) Notwithstanding anything to the contrary in this Article 4, no adjustment to the Conversion Rate shall be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest and Additional Interest, if any, on the Notes.

(i) The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company shall carry forward and take into account in any future adjustment any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1% upon any Conversion Date of Notes, if applicable.

(j) Since:

(i) the Company elects to satisfy the conversion obligation in shares of Common Stock;

(ii) any event that requires an adjustment to the Conversion Rate in Section 4.04(a) or Section 4.04(b) made prior to the settlement date has not resulted in an adjustment to the Conversion Rate as of the Conversion Date; and

(iii) the shares of Common Stock the converting Holder will receive on settlement are not entitled to participate in the distribution or transaction giving rise to such adjustment event because such shares were not held by such Holder on the record date for such distribution or transaction or otherwise;

then the Company shall adjust the number of shares of Common Stock deliverable to reflect the relevant distribution or transaction.

Notwithstanding anything in this Section 4.04, if (i) a Conversion Rate adjustment pursuant to this Section 4.04 becomes effective on any Ex-Dividend Date as described above and (ii) a Holder converting its Notes on or after such Ex-Dividend Date and on or prior to the close of business on the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date as described in Section 4.02 based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for any Holder converting Notes on or after such Ex-Dividend Date and on or prior to the close of business on the related record date. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

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Section 4.05. Exchange in Lieu of Conversion.

When a Holder surrenders its Notes for conversion, the Company may, at its election, direct the Conversion Agent to surrender, on or prior to the second Business Day following the relevant Conversion Date, such Notes to a financial institution designated by the Company (the “Designated Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion for exchange in lieu of conversion, the Designated Institution must agree to timely deliver to the Conversion Agent for delivery to the Holder, in exchange for such Notes, the shares of Common Stock, cash or any combination thereof that would otherwise be due upon conversion pursuant to Section 4.02 and in respect of which the Company has notified converting Holders. If the Company makes the election provided for in this Section 4.05, the Company shall, by the close of business on the second Business Day following the relevant Conversion Date notify the Holder surrendering its Notes for conversion that the Company has made such election. In addition, the Company shall concurrently notify the Designated Institution of the method of settlement that the Company has elected with respect to such conversion and the relevant deadline for delivery of the consideration due upon conversion. Any Notes exchanged by the Designated Institution will remain outstanding.

If the Designated Institution agrees to accept any Notes for exchange but does not timely deliver the related consideration due upon conversion to the Conversion Agent, or if the Designated Institution does not accept such Notes for exchange, the Company shall, as promptly as practical thereafter, convert such Notes into cash, shares of Common Stock or any combination thereof, as applicable in accordance with the provisions of Section 4.02

For the avoidance of doubt, in no event will the Company’s designation of a Designated Institution pursuant to this Section 4.05 require the Designated Institution to accept any Notes for exchange.

Section 4.06. Adjustments Upon Certain Fundamental Changes.

(a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change at any time from, and including the Effective Date (as defined below) of such Make-Whole Fundamental Change to, and including the Business Day immediately preceding the related Fundamental Change Purchase Date, or if a Make-Whole Fundamental Change does not also constitute a Fundamental Change, the 25th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change, the Company shall increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as set forth in this Section 4.06.

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(b) The number of Additional Shares, if any, shall be determined by reference to the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid or deemed paid per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share of the Common Stock. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock on each of the five consecutive Trading Day periods ending on the Trading Day immediately preceding the Effective Date.

(c) The Stock Price set forth in Section 4.06(b) shall represent the Make-Whole Fundamental Change Conversion Price of the price per share of Common Stock with respect to the number of shares per conversion of each $1,000 principal amount of Note. If the Make-Whole Fundamental Change Conversion Price is less than the Conversion Price, then the difference between the two defined stock prices shall determine the number of Additional Shares to be received per $1,000 principal amount of Note upon a Make-Whole Fundamental Change conversion with any fractional share rounded up to the next whole share. If the Make-Whole Fundamental Change Conversion Price is equal to or more than the Conversion Price, there shall not be any Additional Shares upon a Make-Whole Fundamental Change conversion.

(d) The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change by issuing a press release (and make the press release available on the Company’s website) announcing such Effective Date as soon as practicable after the Company first determines the anticipated Effective Date of such Make-Whole Fundamental Change. The Company will use commercially reasonable efforts to make such determination in time to deliver such notice no later than 40 Business Days in advance of such anticipated Effective Date, and will update the notice promptly if the anticipated Effective Date subsequently changes. Notwithstanding the foregoing, in no event will the Company be required to provide such notice to the Holders and the Trustee before the earlier of such time as the Company publicly discloses or acknowledges the circumstances giving rise to such Make-Whole Fundamental Change or is required to publicly disclose under applicable law or the rules of any stock exchange on which the Company’s equity is then listed the circumstances giving rise to such anticipated Make-Whole Fundamental Change.

Section 4.07. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a) If any of the following events occur:

(i) any reclassification of the Common Stock;

(ii) a consolidation, merger, combination or binding share exchange involving the Company; or

(iii) a sale or conveyance to another Person of all or substantially all of the Company’s property and assets;

(any event as set forth in clauses (i), (ii), or (iii) above a “Merger Event”) in each case, in which holders of the Common Stock would be entitled to receive cash, securities or other property for their shares of the Common Stock (“Reference Property”), the Holders shall be entitled thereafter to convert their Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of the Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction; provided, however, that at and after the effective time of the Merger Event the Settlement Amount shall be calculated and settled in accordance with Section 4.03 (including the Company’s right to elect a settlement method as described therein) such that (i) any amount payable in cash upon conversion of the Notes as set forth under Section 4.03 shall continue to be payable as set forth in Section 4.03, (ii) the number of shares of Common Stock deliverable upon conversion of the Notes under Section 4.03, if any, shall be instead deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event.

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If, as a result of the Merger Event, each share of Common Stock is converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (x) the Reference Property into which the Notes shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (y) the unit of Reference Property for purposes of this Section 4.07 shall refer to the consideration referred to in clause (x) attributable to one share of Common Stock. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made.

(b) The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 4.07.

Section 4.08. Taxes on Shares Issued.

The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder of such Notes has requested that shares of Common Stock be issued in a name other than that of the Holder of the Notes converted, then such taxes shall be paid by the Holder, and the Company shall not be required to issue or deliver any stock certificate evidencing such shares unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. Nothing herein shall preclude any tax withholding required by law or regulations.

Section 4.09. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock.

The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be converted by a single Holder).

The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

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Section 4.10. Responsibility of Trustee.

The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Article V

REMEDIES

Section 5.01. Events of Default.

The Notes shall not be subject to Section 6.01 of the Original Indenture. In lieu thereof, the Notes shall be subject to the following provisions of this Section 5.01.

An “Event of Default” on the Notes occurs if, voluntarily or involuntarily, whether by operation of law or otherwise, any of the following shall occur:

(a) default in the payment in respect of the principal of any Note at its maturity upon required repurchase, upon declaration of acceleration or otherwise;

(b) default in the payment of any interest (including Additional Interest, if any) upon any Note when it becomes due and payable, and continuance of such default for a period of 60 days;

(c) material default in the performance, or breach, of any covenant or agreement of the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (a) or (b) of this Section 5.01), and continuance of such material default or breach for a period of 90 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 50% in aggregate principal amount of the outstanding Notes;

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(d) the Company or any Subsidiary that is a Significant Subsidiary (or any group of subsidiaries that, taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv) makes a general assignment for the benefit of its creditors;

(v) generally is unable to pay its debts as the same become due; or

(e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Subsidiary that is a Significant Subsidiary (or any group of subsidiaries that, taken together, would constitute a Significant Subsidiary) in an involuntary case,

(ii) appoints a Custodian of the Company or any Significant Subsidiary (or any group of subsidiaries that, taken together, would constitute a Significant Subsidiary) or a Custodian for all or substantially all of the property of the Company, or

(iii) orders the liquidation of the Company or any Significant Subsidiary (or any group of subsidiaries that, taken together, would constitute a Significant Subsidiary),

and the order or decree remains unstayed and in effect for 60 days.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

The Company is required to deliver to the Trustee, with 60 days after the occurrence thereof, written notice of any events which would constitute a Default, the status of such events and the actions the Company is taking or proposes to take in respect thereof.

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Section 5.02. Additional Interest.

Notwithstanding anything in this Indenture or in the Notes to the contrary, if the Company so elects, the sole remedy of Holders for an Event of Default relating to any obligation either to file reports as required under Section 314(a) of the Trust Indenture Act, or Section 2.03 of this Supplemental Indenture, shall, for the first 365 days after the occurrence of such an Event of Default (which will be the 60th day after written notice is provided to the Company in accordance with Section 5.01(c)), consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to (x) 0.25% of the outstanding principal amount of the Notes for the first 180 days an Event of Default is continuing in such 365-day period and (y) 0.50% of the outstanding principal amount of the Notes for the remaining 185 days an Event of Default is continuing in such 365-day period. Additional Interest shall be payable in arrears on each Interest Payment Date following the occurrence of such Event of Default in the same manner as regular interest on the Notes. The Company may elect to pay Additional Interest as the sole remedy under this Section 5.02 by giving notice to the Holders, the Trustee and Paying Agent of such election on or before the close of business on the 15th Business Day after the date on which such Event of Default otherwise would occur. If the Company fails to timely give such notice or pay Additional Interest, the Notes shall be immediately subject to acceleration as provided in Section 5.03. On the 366th day after such Event of Default (if such violation is not cured or waived prior to such 366th day), the Notes shall be subject to acceleration as provided in Section 5.03. This Section 5.02 shall not affect the rights of the Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest upon an Event of Default in accordance with this Section 5.02, the Notes shall be subject to acceleration as provided in Section 5.03. Whenever in the Original Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Additional Interest” provided for in this Section 5.02 to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of such sections, and express mention of the payment of Additional Interest (if applicable) in any provision shall not be construed as excluding Additional Interest in those provisions where such express mention is not made.

Section 5.03. Acceleration.

If an Event of Default occurs and is continuing, then, and in each and every such case, the Holders of a majority in aggregate principal amount of all of the Notes then outstanding (treated as one class) by notice in writing to the Company and to the Trustee, may declare the entire principal of all of the Notes then outstanding, and the interest accrued thereon, including any Additional Interest, if any, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable. If an Event of Default described in clause Section 5.01(h) or (i) occurs and is continuing, then the principal amount of all the Notes then outstanding, and the interest accrued thereon, including any Additional Interest, if any, shall become and be immediately due and payable without any declaration or other act on the part of any Holder.

The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all past Defaults or Events of Default with respect to the Notes (other than a Default or an Event of Default resulting from (i) nonpayment of principal or interest, including any Additional Interest, (ii) failure to repurchase any Notes when required upon a Fundamental Change or (iii) a failure to deliver, upon conversion, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, due upon conversion) and rescind any such acceleration with respect to the Notes and its consequences if (A) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, other than the nonpayment of the principal of and interest, including any Additional Interest, on the Notes that have become due solely by such declaration of acceleration have been cured or waived.

Annex B-26

For the avoidance of doubt, this Section 5.03 supersedes the provisions of Section 6.02 and Section 6.04 of the Original Indenture.

Article VI

SATISFACTION AND DISCHARGE

Section 6.01. Satisfaction and Discharge of the Supplemental Indenture.

(a) The satisfaction and discharge provisions set forth in this Section 6.01 shall, with respect to the Notes, supersede in their entirety those in Section 8.03 of the Original Indenture, and all references in the Original Indenture to Section 8.03 thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 6.01 and the satisfaction and discharge provisions set forth in this Section 6.01, respectively. When (i) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at Stated Maturity for the payment of the principal amount thereof, on any Fundamental Change Purchase Date or following the last day of the applicable Cash Settlement Averaging Period upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, cash funds and shares of Common Stock, as applicable, sufficient to pay all amounts due (and shares of Common Stock deliverable following conversion, if applicable) on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Supplemental Indenture shall cease to be of further effect (except as to (A) rights hereunder of Holders of the Notes to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (B) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 7.02(b) of the Original Indenture and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Supplemental Indenture or the Notes.

Annex B-27

Article VII

SUPPLEMENTAL INDENTURES

Section 7.01. Amendments or Supplements Without Consent of Holders.

(a) The provisions set forth in this Section 7.01 shall, with respect to the Notes, supersede in their entirety those in Section 9.01 of the Original Indenture. The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder of the Notes:

(i) to cure any ambiguity, inconsistency or omission in this Indenture or the Notes in a manner that does not adversely affect the rights of any Holder;

(ii) to cure any defect or error in the Indenture or the Notes or to conform the terms of the Indenture or the Notes to the description thereof in the Prospectus;

(iii) to provide for the assumption by a successor Company of the obligations of the Company under this Indenture as provided in Article 5 of the Original Indenture;

(iv) to add guarantees with respect to the Notes;

(v) to secure the Notes;

(vi) to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Noteholders or surrender any right or power conferred upon the Company;

(vii) to make any change that does not materially adversely affect the rights of any holder of Notes;

(viii) to appoint a successor Trustee with respect to the Notes; or

(ix) to comply with any requirements of the Trust Indenture Act.

Section 7.02. Amendments or Supplements with Consent of Holders.

The provisions set forth in this Section 7.02 shall, with respect to the Notes, supersede in their entirety those in Section 9.02 of the Original Indenture. Without the consent of the majority of the Holders of the outstanding Note affected thereby, no amendment may:

(a) reduce the percentage in aggregate principal amount of Notes whose Holders must consent to an amendment of the Indenture or to waive any past Event of Default;

(b) reduce the rate of or extend the stated time for payment of interest, including any Additional Interest, on any Note;

(c) reduce the principal amount or extend the Stated Maturity of any Note;

Annex B-28

(d) make any change that impairs or otherwise adversely affects the conversion rights of any Notes;

(e) reduce any repurchase price or the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in a currency other than that stated in the Note;

(g) change the ranking of the Notes;

(h) impair the right of any Holder to receive payment of principal of and interest, including any Additional Interest, on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(i) make any change in the amendment or waiver provisions of the Indenture.

Section 7.03. Notice of Amendment or Supplement.

After any amendment or supplement to the Indenture or the Notes becomes effective, the Company shall provide to Holders, pursuant to the procedures set forth in Section 12.02 of the Original Indenture, a notice briefly describing such amendment or supplement and shall make such notice available on the Company's website, provided that any failure to give such notice to all the Holders, or any defect in such notice, shall not impair or affect the validity of such amendment or supplement.

Article VIII

INAPPLICABLE PROVISIONS OF THE ORIGINAL INDENTURE

Section 8.01. Legend.

The provisions of Section 2 of the Original Indenture shall not apply to the Notes. Instead, any Global Note shall bear the legend set forth in the Exhibit A hereto.

Section 8.02. Legal Defeasance and Covenant Defeasance.

The provisions of Section 8 of the Original Indenture shall not apply to the Notes.

Section 8.03. Subordination.

The provisions of Sections 4.09 and 8 and Article 10 of the Original Indenture shall not apply to the Notes.

Section 8.04. Sinking Funds.

The provisions of Section 3.08 of the Original Indenture shall not apply to the Notes.

Annex B-29

Article IX

MISCELLANEOUS

Section 9.01. Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SUPPLEMENTAL INDENTURE AND EACH OF THE NOTES.

Section 9.02. Payments on Business Days.

If any Interest Payment Date or the Stated Maturity of the Notes or any Fundamental Change Purchase Date would fall on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day and no interest on such payment shall accrue in respect of the delay.

Section 9.03. No Security Interest Created.

Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 9.04. Trust Indenture Act.

This Supplemental Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof or the Original Indenture that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 9.05. Benefits of Indenture.

Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 9.06. Calculations.

Except as otherwise expressly provided in this Supplemental Indenture, the Company shall be responsible for making all calculations called for under this Supplemental Indenture and the Notes. These calculations include, but are not limited to, determinations of any Last Reported Sale Price of the Common Stock, accrued interest payable on the Notes and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if different than the Trustee), and each of the Trustee and Conversion Agent (if different than the Trustee) is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company. Neither the Trustee nor the Conversion Agent shall be responsible for making any calculations for determining amounts to be paid or for monitoring any stock price.

Annex B-30

Section 9.07. Table of Contents, Headings, Etc.

The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 9.08. Execution in Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 9.09. Severability.

In the event any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 9.10. Notices.

Any notice or communication by the Company or the Trustee to the other hereunder is duly given if in writing and delivered in person or mailed by overnight courier:

if to the Company:

Zion Oil & Gas, Inc.

12655 North Central Expressway, Suite 1000

Dallas, Texas 75243

Attention: Martin M. van Brauman

if to the Trustee:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attention: General Counsel

Annex B-31

[Remainder of the page intentionally left blank]

Annex B-32

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

ZION OIL & GAS, INC.

By:	/s/ Martin M. van Brauman
Name: Martin M. van Brauman
Title: Senior Vice President, Treasurer and
Corporate Secretary, Director

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee

By:	/s/ Paul Kim
Name: Paul Kim
Title: Assistant General Counsel

Annex B-33

EXHIBIT A

[FORM OF FACE OF NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Ex. A-1

ZION OIL & GAS, INC.

12% Senior Convertible Note due 2028

No. [ ]	$12,000,000.00

CUSIP No. 989696 ____

Zion Oil & Gas, Inc., a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay CEDE & CO., or registered assigns, [               ] ($[                ]) (or such lesser principal amount as shall be specified in the “Schedule of Exchanges of Securities”) on September 1, 2028 unless earlier converted or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture.

Interest Payment Dates: September 1, or the next Business Day, payable annually, commencing September 1, 2017.

Regular Record Dates: August 18, or the prior next Business Day, being at least 10 business days prior to the Interest Payment Date.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Remainder of page intentionally left blank]

Ex. A-2

IN WITNESS WHEREOF, ZION OIL & GAS, INC. has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated:

ZION OIL & GAS, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee

By:
Name:
Title:

Ex. A-3

[FORM OF REVERSE OF NOTE]

ZION OIL & GAS, INC.

12% Convertible Senior Note due 2028

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under an Indenture dated as of March 27, 2014, as amended and supplemented from time to time in accordance with the terms thereof (herein called the “Original Indenture”) and as further supplemented by the Supplemental Indenture dated as of May 31, 2016 (herein called the “Supplemental Indenture” and the Original Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and American Stock Transfer & Trust Company, LLC, herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Additional Notes may be issued in an unlimited aggregate principal amount, subject to conditions specified in the Indenture.

1.	INTEREST

This Note shall bear interest at a rate of 12% per annum from September 1, 2016 or from the most recent date to which interest had been paid or provided to, but excluding, the next scheduled Interest Payment Date, until the principal hereof shall be repaid. Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months. Interest is payable annually in arrears on September 1, or the next Business Day, commencing on September 1, 2017, to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest. The Regular Record Date shall be at least 10 business days prior to the Interest Payment Date. Additional Interest shall be payable at the option of the Company on the terms set forth in Section 5.02 of the within-mentioned Supplemental Indenture.

The Company shall pay interest on overdue principal, and, to the extent lawful, on overdue interest, in each case at a rate of 12% per annum. Interest not paid when due and any interest on principal or interest not paid when due will be paid to Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.	MATURITY DATE

The Notes shall mature on September 1, 2028.

Ex. A-4

3.	METHOD OF PAYMENT

The Company shall pay the principal of and interest on any Global Note to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. However, the Company has the sole discretion to repay the principal and pay any interest payments on any Global Note in cash or by payment-in-kind of the Company’s common stock. The Company shall pay the principal of any Definitive Notes at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar for the Notes. If the interest payment is not by payment-in-kind of common stock, interest on any Definitive Notes shall be payable to Holders of Definitive Notes either by check mailed to each Holder at its address in the Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.

As provided in and subject to the provisions of the Indenture, the Company shall make all payments and deliveries in respect of the Fundamental Change Purchase Price and the principal amount on the Stated Maturity thereof, as the case may be, to the holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note. If the interest payment is not by payment-in-kind of common stock, the Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The payment-in-kind repayment of principal by common stock at maturity would be determined by the average of the closing prices of the common stock as reported by Bloomberg L.P. for the Principal Trading Market for the thirty (30) days trading preceding the Principal Repayment Date, with the final number of shares of common stock rounded up to the next whole share. Fractional shares shall not be issued. The Principal Repayment Date means the trading day immediately prior to the 30 day period preceding the maturity date. The payment-in-kind payment of interest at any time would be determined by the average of the closing prices of the common stock as reported by Bloomberg L.P. for the Principal Trading Market for the thirty (30) trading days preceding the Regular Record Date with the final number of shares of common stock rounded up to the next whole share. Fractional shares shall not be issued.

4.	PAYING AGENT, REGISTRAR, CONVERSION AGENT.

Initially, American Stock Transfer & Trust Company, LLC shall act as Paying Agent, Registrar and Conversion Agent. The Company may change the Paying Agent, Registrar or Conversion Agent without prior notice.

5.	REDEMPTION

This Note is subject to redemption at the option of the Company after 3 years from the issue date at par plus any accrued interest, if any, in addition to a call premium of 10% of the principal until the Maturity Date. The Company shall give notice to the Trustee and Depositary at least 35 days before the redemption date. The Note is non-callable for the first three (3) years following and is subject to the provisions of Article 3 of the Original Indenture. The receipt of the notice of redemption by the Trustee and the Depositary terminates the holder’s right of conversion.

Ex. A-5

6.	FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

7.	CONVERSION

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during periods and upon the occurrence of conditions specified in the Supplemental Indenture, prior to the close of business on a Trading Day 30 days before the Maturity Date of September 1, 2028, to convert this Note into shares of Common Stock at the Conversion Rate specified in the Supplemental Indenture as provided in the Indenture. This right to convert would terminate prior to the Maturity Date upon the receipt of notice of redemption by the Trustee and the Depositary. The right to convert does not include any right for any partial conversion of a note.

8.	SATISFACTION AND DISCHARGE

The provisions in Section 6.01 of the Supplemental Indenture supersede the entirety of Section 8.03 of the Original Indenture with respect to this Note.

9.	DENOMINATIONS, TRANSFER, EXCHANGE

As provided in the Indenture and subject to limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Ex. A-6

10.	DEFAULTS AND REMEDIES

As provided in and subject to the provisions of the Indenture, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared due and payable, by the Holders of a majority in aggregate principal amount of Notes then outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture; provided that upon the occurrence of an Event of Default specified in Section 5.01 of the Supplemental Indenture, the principal amount of, and interest on, all the Notes shall automatically become due and payable.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the time, place and rate, and in the coin and currency, herein prescribed.

11.	AMENDMENT, SUPPLEMENT AND WAIVER

The Indenture permits, with exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of the majority in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

12.	PERSONS DEEMED OWNERS

The Holder of a Note may be treated as the owner of it for all purposes.

13.	DEFINITIONS

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

14.	AUTHENTICATION

Unless the certificate of authentication hereon has been executed by the Trustee or an authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

15.	INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control. This Note, for all purposes, shall be governed by and construed in accordance with the laws of the State of New York.

Ex. A-7

16.	ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= as joint tenants with right of Survivorship and not as tenants in common), UGMA (= Uniform Gifts to Minors Act), CUST (= Custodian).

Additional abbreviations may also be used though not in the above list.

Ex. A-8

EXHIBIT B

[FORM OF NOTICE OF CONVERSION]

To: Zion Oil & Gas, Inc.

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note (which is $1,000 or an integral multiple hereof) below designated, into shares of Common Stock, in accordance with the terms of the Indenture referred to in this Note, and directs that any shares of Common Stock issuable and deliverable upon conversion, together with a rounding up to the next whole share to avoid any payment for fractional shares of Common Stock. Subject to exceptions set forth in the Indenture, if this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal of this Note to be converted by a payment-in-kind of common stock, rounded up to the next whole share. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note. There is no partial conversion of a Note held by the undersigned owner.

Principal amount to be converted:

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*          This signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Ex. B-1

Signature Guarantee

Ex. B-2

Signature Guarantee

Fill in for registration of any shares of Common Stock and Notes if to be issued otherwise than to the registered Holder.

Agent to transfer this Security on the books of the Company. The Agent may substitute another to act for him or her.

(Name)

(Address)

Please print Name and Address
(including zip code number)

Social Security or other Taxpayer
Identifying Number

Ex. B-3

EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To: Zion Oil & Gas, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Zion Oil & Gas, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of this Note and the Indenture referred to in this Note (1) the entire principal amount of this Note below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased:

$__________00

NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Ex. C-1

EXHIBIT D

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                          hereby sell(s), assign(s) and transfer(s) unto                                                                          (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                          to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*          This signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Ex. D-1

ANNEX C

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) made as of May 27, 2016, by and among Zion Oil & Gas, Inc., (the “Issuer”) and Network 1 Financial Securities, Inc. (the “Placement Agent”), whose addresses and other information appear on the Information Sheet (as defined herein) attached to this Agreement, and OceanFirst Bank, 975 Hooper Avenue, Toms River, New Jersey 08753 (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Issuer is offering to the public, on a “best efforts” basis, an opportunity to purchase up to 12,000 of the Issuer’s 12% Convertible Senior Bonds due 2028 (the “Bonds”) to be sold at a principal or par value price of $1,000 per Bond (the “Offering”) for a minimum Offering amount of $2,500,000 (the “Minimum Offering Amount”) up to a maximum Offering amount of $12,000,000 (the “Maximum Offering Amount”).

WHEREAS, the Issuer and the Placement Agent propose to establish an escrow account (the “Escrow Account”), to which payments of cash from potential investors (the “Investors”), whose subscriptions to purchase the Bonds are accepted by the Issuer, are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Escrow Agent has agreed to establish a special bank account (the “Escrow Account”) into which the subscription monies in the Escrow Account are to be deposited with the commencement of the Offering.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part hereof (the “Information Sheet”).

2.           Establishment of the Escrow Account.

2.1             The Escrow Agent shall establish a non-interest-bearing bank account at a branch selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the “Escrow Account”). The purpose of the Escrow Account is for (a) the deposit of all subscription monies (checks, wire transfers, or electronic debit via First Data Corporation’s Telecheck Electronic Check Acceptance® (ECA®)) from prospective Investors delivered to the Escrow Agent, (b) the holding of amounts of subscription monies which are collected through the banking system and (c) the disbursement of collected funds, all as described herein.

Annex C-1

2.2             On or before the date of the initial deposit in the Escrow Account pursuant to this Agreement, the Placement Agent shall notify the Escrow Agent in writing of the date of the commencement of the Offering (the “Effective Date”), and the Escrow Agent shall not be required to accept any amounts for credit to the Escrow Account prior to its receipt of such notification.

2.3             The “Offering Period,” which shall be deemed to commence on the Effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The Offering Period shall be extended at the Issuer’s discretion (an “Extension Period”) only if the Escrow Agent shall have received written notice thereof prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of the number of calendar days or business days set forth on the Information Sheet. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as herein above provided), is referred to herein as the “Termination Date”. Except as provided in Section 4.3 hereof, after the Termination Date, the Placement Agent shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by Investors.

3.           Deposits to the Escrow Account.

3.1             The Placement Agent shall promptly deliver to the Escrow Agent all monies which it receives from prospective Investors whose subscriptions have been accepted by the Issuer, which monies shall be in the form of checks, wire transfers, or electronic debit via First Data Corporation’s Telecheck Electronic Check Acceptance® (ECA®), "Money Orders" are not acceptable. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to “OceanFirst Bank, Escrow Agent f/b/o Zion Oil & Gas, Inc.” Any check payable other than to the Escrow Agent as required hereby shall be returned by the Escrow Agent to the prospective Investor, or if the Escrow Agent has insufficient information to do so, then to the Placement Agent (together with any Subscription Information, as defined below or other documents delivered therewith), such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.

3.2             Promptly after receiving subscription monies as described in Section 3.1, the Escrow Agent shall deposit the same into the Escrow Account. Amounts of monies so deposited are hereinafter referred to as “Escrow Amounts”. The Escrow Agent shall process all Escrow Amounts for collection through the banking system. With each deposit to the Escrow Account, the Placement Agent shall inform the Escrow Agent in writing of the name, address, and the tax identification number of the Investor, the amount of Bonds subscribed for by such Investor, and the aggregate dollar amount of such subscription (collectively, the “Subscription Information”).

Annex C-2

3.3             The Escrow Agent shall not accept or recognize for credit to the Escrow Account any deposit, including deposits made by bank wire, until the Escrow Agent has received the appropriate Subscription Information defined in paragraph 3.2.

3.4             The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by Investors, whether by check, wire transfers, or electronic debit via First Data Corporation’s Telecheck Electronic Check Acceptance® (ECA®), except during the Escrow Agent’s regular business hours.

3.5             Escrow Amounts that are accompanied by the required Subscription Information, cleared the banking system, collected by the Escrow Agent, and credited to the Escrow Account are collectively referred to as the “Fund.”

3.6             If the Offering is terminated before the Termination Date, the Escrow Agent shall, upon instructions in writing signed by both the Issuer and the Placement Agent, refund all or any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof.

3.7             If, prior to the disbursement of the Fund in accordance with Section 4.2 below, the Escrow Agent has received notice from the Issuer that the subscription of an Investor has been rejected due to such Investor’s failure to qualify for investment in the Offering, the Escrow Agent shall promptly refund to such Investor the amount of cash received from such Investor then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing a check on the Escrow Account for the amount of such payment and transmitting it to the Investor.

4.           Disbursement from the Escrow Account.

4.1             If, by the close of regular business hours on the Termination Date, the Escrow Agent determines that, as indicated by the Subscription Information, the aggregate amount of money in the Fund is less than the Minimum Offering Amount, the Escrow Agent shall promptly refund to each Investor the amount received from such Investor then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing checks on the Escrow Account for the amounts of such payments and transmitting them to each Investor. In such event, the Escrow Agent shall promptly notify the Issuer and the Placement Agent of its distribution of the Fund.

4.2             If, at any time up to the close of regular business hours on the Termination Date, the Escrow Agent has received joint written instructions from the Issuer and the Placement Agent that all conditions for the release of money from the Fund have been met for closing of the Offering, the Escrow Agent shall promptly disburse the Fund to the Issuer by depositing such money in the Issuer‘s bank account in accordance with the Issuer’s instructions.

4.3             Upon disbursement of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement, unless it is determined that the Escrow Agent committed an act of fraud, gross negligence or reckless disregard of its duties,. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

Annex C-3

4.4             If the Minimum Offering Amount is received in the Fund of the Escrow Account any time prior to the end of the Initial Offering Period on August 1, 2016, the Issuer has the option for an Initial Closing (“Initial Closing”) of the funds in the Escrow Account by notification of the Escrow Agent. However, the offering still would continue through the Initial Offering Period to August 1, 2016 and the Issuer’s notification to the Escrow Agent of the offering continuing through the Extension Period to October 1, 2016. Furthermore, the Escrow Agent shall receive joint written instructions from the Issuer and the Placement Agent that all conditions for the release of money from the Fund for the Initial Closing have been met by reaching the Minimum Offering Amount. The Escrow Agent shall promptly disburse the Fund to the Issuer by depositing such money in the Issuer‘s bank account in accordance with the Issuer’s instructions.

4.5             First Data Corporation’s Telecheck Electronic Check Acceptance shall be debiting their fee on a monthly basis from the Escrow Account Fund that will receive the Telecheck transfers and such debited fee amounts shall be reimbursed to the Fund by the Issuer per the instructions from the Escrow Agent.

5.            Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1            The Escrow Agent shall notify the Placement Agent and Issuer, on a daily basis, of the Escrow Amounts which have been deposited in the Escrow Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

5.2            The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Placement Agreement or any other agreement between the Placement Agent and the Issuer nor shall the Escrow Agent be responsible for the performance by the Placement Agent or the Issuer of their respective obligations under this Agreement.

5.3            The Escrow Agent shall not be required to accept from the Placement Agent or the Issuer any Subscription Information pertaining to Investors until such Subscription Information is accompanied by checks, wire transfers, or electronic debit via First Data Corporation’s Telecheck Electronic Check Acceptance® (ECA®) meeting the requirements of Section 3.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Placement Agent (or the Issuer) except as to the amount of such payments; however, the Escrow Agent shall notify the Placement Agent within twenty four (24) hours of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

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5.4            The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within twenty four (24) hours, shall return to the Placement Agent any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

5.5            The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

5.6            If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Escrow Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.

5.7            The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

5.8            The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

5.9            The Escrow Agent shall be liable as a depositary only and shall not be responsible for the sufficiency or accuracy of the form, execution or validity of documents deposited hereunder, or any description of property or other thing therein nor shall it be liable in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any such document or paper.

5.10          The Escrow Agent, as part of the consideration for acceptance of this escrow, shall not be liable for any acts or omissions done in good faith, nor for any claims, demands or losses, nor for any damages made or suffered by any party to this escrow, excepting such as may arise through or be caused by its willful or gross negligence.

5.11          The Escrow Agent shall not be liable for collection items until the proceeds of the same in actual cash have been received; nor shall it be liable for the default in payment of any installment of principal or interest, nor the outlawing of any rights under the Statute of Limitations in respect to any documents deposited; nor for interest on any deposit of money. It may rely upon any paper, document or other writing believed by it to be authentic in making any delivery of money or property hereunder. The escrow bank and/or agent shall in no way be responsible nor shall it be its duty to notify any party hereto or party interested in this escrow deposit of any payment or maturity, under the terms of any instrument deposited herewith.

Annex C-5

5.12           In accepting any funds, securities or documents delivered hereunder it is agreed and understood between the parties hereto that the Escrow Agent will not be called upon to construe any contract or instrument deposited herewith, and shall be required to act in respect to the deposit herein made only upon the joint consent in writing, of the parties hereto, and in the failure of such agreement or consent, it reserves the right to hold any money in its possession, and all papers in connection with or concerning this escrow until a mutual agreement has been reached between all of said parties or until delivery is legally authorized and ordered by final judgment or decree of a court of competent jurisdiction.

6.           Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of the Issuer, the Placement Agent and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Issuer and the Placement Agent specifying a date when such resignation shall take effect and upon delivery of the Fund to the successor escrow agent designated by the Issuer or the Placement Agent in writing. Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Issuer fails to designate a successor Escrow Agent within sixty (60) days after such notice, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each Investor, without interest thereon or deduction. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Fund. The Company shall have the right at any time to remove the Escrow Agent and substitute a new escrow agent by giving written notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Fund as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer and the Placement Agent for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

7.           Representations and Warranties. The Issuer and the Placement Agent hereby severally represent and warrant to the Escrow Agent that:

7.1             No party other than the parties hereto and the Investors have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

7.2             No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.

Annex C-6

7.3            The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the Investor described therein for the amount of Bonds set forth in such Subscription Information.

7.4             All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

7.5             Reasonable controls have been established and required due diligence performed to comply with "Know Your Customer" regulations, USA PATRIOT Act, Office of Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act.

8.            Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer and the Placement Agent jointly and severally agree to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

9.            Indemnification and Contribution.

9.1             The Issuer and the Placement Agent (collectively referred to as the “Indemnitors”) jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

9.2             If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

9.3            The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

10.         Termination of Agreement. This Agreement shall terminate on the final disposition of the Fund pursuant to Section 4, or if Escrow Agent resigns pursuant to Section 6, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 9 shall survive the termination hereof and the resignation or removal of the Escrow Agent.

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11.          Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

12.           Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service, and addressed, if to the Issuer or the Placement Agent, at their respective addresses set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department.

13.           Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

14.          Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

15.          Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

ESCROW AGENT

OCEANFIRST BANK

By:
Name:
Title:

PLACEMENT AGENT

NETWORK 1 FINANCIAL SECURITIES, INC.

By:
Name:
Title:

ISSUER

ZION OIL & GAS, INC.

By:
Name:	Martin M. van Brauman
Title:	Corporate Secretary, Treasurer, SVP, Director, Chief Compliance Officer

Annex C-9

EXHIBIT A

ESCROW AGREEMENT INFORMATION SHEET

1.           The Issuer

Name: Zion Oil & Gas, Inc.

Address: 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243

Tax Identification Number: 20-0065053

2.           The Placement Agent

Name: Network 1 Financial Securities, Inc.

Address: The Galleria, 2 Bridge Avenue, Suite 241, Red Bank, NJ 07701

3.           The Bonds

Description of the Bonds to be offered: Up to 12,000 of the Issuer’s 12% Convertible Senior Bonds due 2028 at a minimum investment of $1,000 per bond.

4.           Minimum Amounts and Conditions Required for Disbursement of the Escrow Account

Aggregate dollar amount which must be collected before the Escrow Account may be disbursed to the Issuer: $2,500,000

5.           Plan of Distribution of the Securities

Initial Offering Period: Through August 1, 2016 (“Final Closing Date”), unless extended.

Initial Closing (“Initial Closing Date”): Prior to Final Closing Date if Minimum Offering Amount deposited into the Escrow Account Fund Extension Period, if any: October 1, 2016.

6.           Title of Escrow Account:

“OceanFirst Bank, Escrow Agent for the benefit of Zion Oil & Gas, Inc.”

7.           Escrow Agent Fees and Charges

$7,500 set-up fee payable upon signing of this Escrow Agreement plus a maintenance fee of 25 basis points (0.25%) per year on the aggregate balance in the escrow account without any deductions for any distributions prior to the final distribution and payable monthly. In addition, the issuer will pay an Initial Cash Balance amount of $6,000 to cover the projected monthly maintenance fee and the monthly Telecheck fee. If the issuer receives the minimum amount of subscription required of $2,500,000, the issuer will pay OceanFirst an additional $10,000 at the termination of the Escrow Agreement. If the issuer does not receive the minimum amount of subscription required of $2,500,000, the issuer will pay OceanFirst an additional $2,500 at the termination of the Escrow Agreement to compensate OceanFirst for the refund to each investor of the amount received from each investor then held in the Fund.

Annex C-10

PROSPECTUS

$119,850,000

ZION OIL & GAS, INC.

Common Stock, Debt Securities, Warrants and Units

This prospectus is part of a replacement registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. From time to time, we may offer up to an aggregate of approximately $119,850,000 of any combination of the securities described in this prospectus, either individually or in units. We will not sell under this registration statement and prospectus common stock or other securities with a market value exceeding one-third of the aggregate market value of our outstanding common stock by non-affiliates, or the public float, in any 12-month period; provided, however, if the aggregate market value of our public float equals or exceeds $75 million hereafter, such limitation shall not apply to sales made pursuant to this registration statement and prospectus on or subsequent to such date.

This prospectus provides a general description of the securities we may offer.  Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.

Our common stock is quoted on the NASDAQ Global Market under the symbol “ZN” The sale price of our common stock on the NASDAQ Global Market on March 7, 2014 was $1.96, and our public float was approximately $64.88 million. Under our Dividend Reinvestment and Common Stock Purchase Plan, we also have a common stock purchase warrant that will be issued in the future and quoted on the NASDAQ Global Market under the symbol “ZNWOW”. On March 27, 2013, the Company filed with the SEC the prospectus supplement dated as of March 27, 2013 and accompanying base prospectus relating to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “DSPP”). The prospectus formed part of the Company’s Registration Statement on Form S-3 (File No. 333-174266), which was declared effective by the SEC on March 26, 2011. The applicable prospectus supplement will contain information, where applicable, as to any other listing on NASDAQ Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. We urge you to carefully consider the risks that we have described on page 7 of this prospectus under the caption “Risk Factors.” We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 13, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a replacement registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of approximately $119,850,000.  We will not sell under this registration statement and prospectus common stock or other securities with a market value exceeding one-third of the aggregate market value of our outstanding common stock by non-affiliates, or the public float, in any 12-month period; provided, however, if the aggregate market value of our public float equals or exceeds $75 million hereafter, such limitation shall not apply to sales made pursuant to this registration statement and prospectus on or subsequent to such date. This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described on page 30 under the heading “Where You Can Find More Information.”

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date. In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “Company,” "we," "our" and "us" refer to Zion Oil & Gas, Inc., a corporation incorporated in the State of Delaware.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents included or incorporated by reference in this prospectus contain statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You generally can identify our forward-looking statements by the words "anticipate," "believe," "budgeted," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "scheduled," "should," "will" or other similar words. These forward-looking statements include, among others, statements regarding:

●	our growth strategies;

●	our ability to explore for and develop natural gas and oil resources successfully and economically;

●	local (in Israel) as well as global demand for oil and natural gas;

●	our estimates of the timing and number of wells we expect to drill and other exploration activities and planned expenditures;

●	changes in our drilling plans and related budgets;

●	the quality of our license areas with regard to, among other things, the existence of reserves in economic quantities;

●	anticipated trends in our business;

●	our future results of operations;

●	our liquidity and our ability to raise capital to finance our exploration and development activities;

1

●	our capital expenditure program;

●	future market conditions in the oil and gas industry; and

●	the impact of governmental regulation.

More specifically, our forward-looking statements include, among others, statements relating to our schedule, business plan, targets,  estimates or results of future drilling, including the number, timing and results of wells, the timing and risk involved in drilling follow-up wells, planned expenditures, prospects budgeted and other future capital expenditures, risk profile of oil and gas exploration, acquisition of seismic data (including number, timing and size of projects), planned evaluation of prospects, probability of prospects having oil and natural gas, expected production or reserves, increases in reserves, acreage, working capital requirements, hedging activities, the ability of expected sources of liquidity to implement our business strategy, future hiring, future exploration activity, production rates, all and any other statements regarding future operations, financial results, business plans and cash needs and other statements that are not historical facts.

Such statements involve risks and uncertainties, including, but not limited to, those relating to our dependence on our exploratory drilling activities, the volatility of oil and natural gas prices, the need to replace reserves depleted by production, operating risks of oil and natural gas operations, our dependence on our key personnel, factors that affect our ability to manage our growth and achieve our business strategy, risks relating to our limited operating history, technological changes, our significant capital requirements, the potential impact of government regulations, adverse regulatory determinations, litigation, competition, the uncertainty of reserve information and future net revenue estimates, property acquisition risks, industry partner issues, availability of equipment, weather and other factors detailed herein and in our other filings with the SEC.

We have based our forward-looking statements on our management's beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are described under "Risk Factors" in this prospectus (page 6) and described under "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in our other periodic reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update any forward-looking statement.

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SUMMARY

The following is only a summary, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference into this prospectus under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” from our other filings with the SEC, as well as any prospectus supplement applicable to an offering of the securities registered pursuant to the registration statement of which this prospectus forms a part. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading "Risk Factors" beginning on page 6.

Our Company

Zion Oil and Gas, Inc., a Delaware corporation, is an initial stage oil and gas exploration company with a history of over 13 years of oil and gas exploration in Israel. We have no revenues or operating income. We were incorporated in Florida on April 6, 2000 and reincorporated in Delaware on July 9, 2003. We completed our initial public offering in January 2007. Our common stock currently trades on the NASDAQ Global Market under the symbol “ZN” and our warrant will trade on such market under the symbol “ZNWOW” in the future.

We currently hold three petroleum exploration licenses, named the Asher-Menashe License, the Jordan Valley License and the Megiddo-Jezreel License, covering approximately 233,521 acres of land onshore Northern Israel. To date, we have completed drilling three exploratory wells in the Joseph License and have completed drilling one exploratory well in the Asher-Menashe License area. We are currently in the process of identifying our next drilling prospects in the Megiddo-Jezreel License and Jordan Valley License areas.

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On July 7, 2013, the Petroleum Commissioner notified the Company that our Asher-Menashe License was extended until June 9, 2014. Under the terms of the license extension, the Company was required to perform a perforation and stimulation operation at the Elijah #3 well and conduct a production test.  Although we had hoped to encounter producible hydrocarbons, we did not (other than minimal amounts of gas), and we will now work to finalize all remaining plugging and  abandonment procedures for that well, including submitting a final report.  The Company currently has no plans to continue exploration activity in this license area.

  In the Jordan Valley License area, we identified several exploration leads in the license area as we reassessed our existing seismic data in preparation for submitting our new Megiddo-Jezreel Valley License application.  We will need additional pre-drilling exploratory work such as seismic data reprocessing as well as acquisition, to identify, if possible, a drillable prospect.  Accordingly, we will need extensions of the requirements that we enter into a drilling contract to drill an exploratory well in the license area, and we may submit a work plan to extend the Jordan Valley License for at least one year beyond the current expiration date of April 12, 2014.  The Jordan Valley License is subject to additional one-year extensions at the option of the Petroleum Commissioner through April 2018.

In April 2013, we submitted an application seeking a new petroleum exploration license in the Megiddo-Jezreel Valley area, onshore Israel, covering an area of approximately 98,000 acres, which is adjacent to and westward of our existing Jordan Valley License.  The Megiddo-Jezreel Petroleum Exploration License No. 401 was awarded on December 3, 2013 for a three-year primary term through December 2, 2016 with the possibility of additional one-year extensions up to a maximum of seven years.  Under the terms of the License, the Company has until July 1, 2015 to identify and submit a drilling prospect, enter into a drilling contract by October 1, 2015, and begin drilling or “spud” a well to a minimum proposed total depth of approximately 4,000 meters (~ 13,125 feet) by December 1, 2015.  These and other geological and geophysical milestones should be achievable before the stated deadlines.

We will need to reprocess existing seismic data and acquire new seismic data to refine our understanding of the subsurface geology and confirm our preliminary well site location for our first exploratory well in the Megiddo-Jezreel License and Jordan Valley License areas. In June 2013, we entered into a contract with Geomage, an Israeli geophysical company, to reprocess existing seismic lines in an effort to improve our subsurface imaging ability in both the Megiddo-Jezreel License and Jordan Valley License areas. This effort should aid us in high-grading exploration leads in both areas to develop them into drillable prospects.  We have completed reprocessing the first six seismic lines (86 kilometers) and we recently instructed Geomage to reprocess another six lines (82 kilometers) for a total of 12 lines (168 kilometers).  We are also working with our Israel exploration staff to identify locations to acquire new seismic data in conjunction with the Geophysical Institute of Israel.  The exploration staff is also collecting potential source rock samples to evaluate their oil generation potential.  Finally, we are evaluating proposals from various environmental firms to prepare an extensive environmental impact document that is a prerequisite for a drilling permit.

After we identify the site of our next exploratory well, we will need to begin the procedure of obtaining the needed authorizations and permits to commence drilling – this includes an extensive environmental supplement to an oil and gas exploration plan and a separate drilling permit.  As we have previously disclosed in our periodic filings, we anticipate that the newly promulgated regulations relating to petroleum exploration will considerably increase the time needed to obtain all of the needed permits and authorizations from regulatory and local bodies in Israel as well as the associated expenses.  We are unable to accurately estimate the time frame in which we can expect to obtain the necessary authorizations once a drilling prospect has been identified.

Finally, prior to actually spudding our next exploratory well, we will need to contract with an appropriate rig contractor for the necessary drilling rig, operating crews and other appropriate drilling equipment.  Toward that objective, we have already started to evaluate potential contractors both within and outside of Israel.

We hold 100% of the working interest in our licenses, which means we are responsible for 100% of the costs of exploration and, if established, production. Our net revenue interest is 81.5%, which means we would receive 81.5% of the gross proceeds from the sale of oil and gas from license areas upon their conversion to production leases, if there is any commercial production. The 18.5% to which we are not entitled comprises (i) a 12.5% royalty reserved by the State of Israel and (ii) an overriding royalty interest (or equivalent net operating profits interest) of 6% of gross revenue from production given over to two charitable foundations. No royalty would be payable to any landowner with respect to production from our license areas as the State of Israel owns all the mineral rights. In addition, we may establish a key employee incentive plan that may receive an overriding royalty interest (or equivalent net operating profits interest) of up to 1.5%.   In that event, our effective net revenue interest would be 80%. Effective March 2011, a special levy on income from oil and gas production was enacted in Israel. The new law provides that royalties on hydrocarbon discoveries will remain at 12.5%, while taxation of profits will begin only after the developers have reached payback on their investment plus a return. The levy will be 20% after a payback of 150% on the investment, and will rise gradually, reaching 44.56% after a return of 230% on the investment. The Israeli government also repealed the percentage depletion deduction and made certain changes to the rules for deducting tangible and intangible development. These rules will only become germane to us when, and if, we commence production of oil and/or gas.

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Our ability to generate future revenues and operating cash flow will depend on the successful exploration and exploitation of our current and any future petroleum rights or the acquisition of oil and/or gas producing properties, the volume and timing of our production, as well as commodity prices for oil and gas. Such pricing factors are largely beyond our control, and may result in fluctuations in our earnings.

Our company’s vision, as exemplified by its Founder and Chairman, John Brown, of finding oil and/or natural gas in Israel, is Biblically inspired. The vision is based, in part, on Biblical references alluding to the presence of oil and/or natural gas in territories within the State of Israel that were formerly within certain ancient Biblical tribal areas. While John Brown provides the broad vision and goals for Zion, the actions taken by the Company’s management as it actively explores for oil and gas in Israel are based on modern science and good business practice. Zion’s oil and gas exploration activities are supported by appropriate geological and other science based studies and surveys typically carried out by companies engaged in oil and gas exploration activities.

Financing Activities

To date, we have funded our operations through the issuance of our securities. Our recent financing is discussed below.

On March 27, 2013, the Company filed with the SEC the prospectus supplement dated as of March 27, 2013 and accompanying base prospectus (collectively, the “Prospectus”) relating to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “DSPP”). The Prospectus forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-174266) which was declared effective by the SEC on May 26, 2011.

Under the previously announced offering, the Company offered (a) shares of common stock and (b) through June 30, 2014, units of the Company’s securities with each unit comprised of (i) one share of common stock and (ii) a warrant to purchase an additional share of the Company’s common stock at an exercise price of $2.00 per share for five years. The securities were offered by the Company in accordance with the terms of the DSPP as described in the prospectus.

The Securities We May Offer

We may offer shares of our common stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to approximately $119,850,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. We will not sell under this registration statement and prospectus common stock or other securities with a market value exceeding one-third of the aggregate market value of our outstanding common stock by non-affiliates, or the public float, in any 12-month period; provided, however, if the aggregate market value of our public float equals or exceeds $75 million hereafter, such limitation shall not apply to sales made pursuant to this registration statement and prospectus on or subsequent to such date.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

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We may sell the securities directly to or through underwriters, dealers or agents.  We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities.  Currently, we sell securities directly through our Dividend Reinvestment and Common Stock Purchase Plan. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

The following is a summary of the securities we may offer with this prospectus.

Common Stock.  We currently have authorized 100,000,000 shares of common stock, par value $0.01 per share. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval.   In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities. Currently, we do not pay any dividends. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Debt Securities.  We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  The senior debt securities may be secured or unsecured.  The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness.  Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours.  Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities.  We have not at this time negotiated a definitive form of indenture, and we have not selected a financial institution to serve as the trustee.  We have filed as an Exhibit 4.2 to the Registration Statement of which this prospectus forms a part an indenture that provides a generic, non-specific description of the debt securities to be offered and contains certain general and standard provisions for such indentures.  In this prospectus, we have summarized certain general and standard features of the debt securities we may issue, and such indenture.  We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the definitive indentures that contain the terms of the debt securities.  We will file as exhibits to the Registration Statement of which this prospectus is a part, or will incorporate by reference into such Registration Statement from a Current Report on Form 8-K that we file with the SEC, the forms of definitive indentures and any supplemental indentures and the forms of debt securities containing the terms of debt securities we are offering before the issuance of any series of debt pursuant to the Registration Statement of which this prospectus forms a part.

Warrants.   We may offer warrants for the purchase of our common stock, and/or debt securities in one or more series, from time to time.  We may issue warrants independently or together with common stock, and/or debt securities and the warrants may be attached to or separate from those securities.  Currently, warrants under the symbol “ZNWOW” to purchase an additional share of the Company’s common stock at an exercise price of $2.00 per share for five years are being offered by the Company in accordance with the terms of the DSPP as described in the prospectus.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants.  In this prospectus, we have summarized certain general and standard features of the warrants.  We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference into such registration statement from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreements and form of warrant certificates relating to warrants for the purchase of common stock and debt securities we are offering before the issuance of any such warrants pursuant to the Registration Statement of which this prospectus forms a part.

Units.  We may offer units consisting of common stock, debt securities and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general and standard features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units pursuant to the Registration Statement of which this prospectus forms a part.

We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risks Related to our Business” below and in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment.

Risks Related to our Business

We are an oil and gas exploration company with no current source of revenue. Our ability to continue in business depends upon our continued ability to obtain significant financing from external sources and the success of our exploration efforts, none of which can be assured.

We were incorporated in April 2000 and are still an oil and gas exploration company with no established production. Our operations are subject to all of the risks inherent in exploration stage companies with no revenues or operating income. Our potential for success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business, especially the oil and gas exploration business, and in particular the deep, wildcat wells in which we are engaged in Israel. We cannot warrant or provide any assurance that our business objectives will be accomplished.

We have historically depended entirely upon capital infusions from the issuance of equity securities to provide the cash needed to fund our operations. Between June 2009 and March 2014, we raised approximately $103 million in the public equity market from rights offerings of our common stock and warrants to our stockholders. However, we cannot assure you that we will be able to continue to raise funds in the public (or private) equity markets. Our ability to continue in business depends upon our continued ability to obtain significant financing from external sources and the success of our exploration efforts. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and could have a significant negative effect on our business plans and operations, including our ability to continue our current exploration activities. All of our audited financial statements since inception have contained a statement by the auditors that raises substantial doubt about us being able to continue as a "going concern" unless we are able to raise additional capital, except for the 2012 Audited Financial Statements and the 2013 Audited Financial Statements.

We will require substantial additional funds to drill additional wells and to realize our business plan.

Our planned work program is expensive. We believe that our current cash resources are sufficient to allow us to accomplish the future seismic and other exploratory operations. We have no commitments for any financing and no assurance can be provided that we will be able to raise funds when needed. We estimate that, when we are not actively drilling a well, our monthly expenditure is approximately $494,000. However, when we are engaged in active drilling operations, as we anticipate in the Megiddo-Jezreel License and Jordan Valley License areas, we estimate that there is an additional cost of approximately $83,000 per day (equivalent to approximately $2,500,000 per month). If there is turmoil in the credit and equity markets, then our ability to raise funds may be significant and adversely affected.

Additional financing could cause your relative interest in our assets and potential earnings to be significantly diluted (unless you participated in such financings). Even if we have exploration success, we may not be able to generate sufficient revenues to offset the cost of dry holes and general and administrative expenses.

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We may not have a rig at our disposal to drill an exploratory well in the Megiddo-Jezreel License and Jordan Valley License areas and, unless we acquire control of a rig and/or make other appropriate arrangements, we may not be able to continue with our future drilling plans.

Depending on a number of factors, including the identification of additional appropriate drilling prospects in our license areas, the status of an exploratory drilling rig is unknown. Until we identify and obtain access to an exploratory rig, of which no assurance can be provided, we may not be able to continue with our drilling plans without substantial delay. Any delay in our drilling timetables can have a material adverse effect on the implementation of our business plan.

We rely on independent experts and technical or operational service providers over whom we may have limited control.

The success of our oil and gas exploration efforts is dependent upon the efforts of various third parties that we do not control. These third parties provide critical engineering, geological, geophysical and other scientific analytical services, including 2-D seismic imaging technology to explore for and develop oil and gas prospects. Given our small size and limited resources, we do not have all the required expertise on staff.  As a result, we rely upon various companies and other third persons to assist us in identifying desirable hydrocarbon prospects to acquire and to provide us with technical assistance and services. In addition, we rely upon the owners and operators of drilling rigs and related equipment. If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, we may not be able to execute our business plan. Our limited control over the activities and business practices of these third parties, any inability on our part to maintain satisfactory commercial relationships with them, their limited availability  or their failure to provide quality services could materially and adversely affect our business, results of operations and financial condition.

We typically commence exploration drilling operations without undertaking extensive analytical testing thereby potentially increasing the risk (and associated costs) of drilling a non-producing well.

Larger oil and gas exploration companies typically conduct extensive analytical pre-drilling testing. These include 3-D seismic imaging, the drilling of an expendable “pilot” well or “stratigraphic test” to collect data (logs, cores, fluid samples, pressure data) to determine if drilling a well capable of producing oil or gas well (full completion with casing and well testing) is justified. The use of pilot or stratigraphic tests is often used in areas where there is little or no offset well data, like Israel, where our exploration license areas are located.  While 3-D seismic imaging data is more useful than 2-D seismic data in identifying potential new drilling prospects, its acquisition and processing costs are many multiples greater than that for 2-D data, and there are prohibitive Israel-specific logistical roadblocks to acquisition of onshore 3-D seismic data in Israel. We believe that the additional months, delays and associated costs associated with more extensive pre-drilling testing typically undertaken by larger oil and gas exploration companies is not necessarily justified when drilling vertical exploration wells (as we have historically been doing). Nonetheless, the absence of more extensive pre-drilling testing may potentially increase the risk of drilling a non-producing well, which would in turn result in increased costs and expenses. Additionally, Zion is typically engaged in drilling deep onshore wildcat wells in Israel where only approximately 500 total wells have ever been drilled, the vast majority of which are relatively shallow. As such, exploration risks are inherently very substantial.

A substantial and extended decline in oil or natural gas prices could adversely impact our future rate of growth and the carrying value of our unproved oil & gas assets.

Prices for oil and natural gas fluctuate widely. Fluctuations in the prices of oil and natural gas will affect many aspects of our business, including our ability to attract capital to finance our operations, our cost of capital, and the value of our unproved oil and natural gas properties. Prices for oil and natural gas may fluctuate widely in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a wide variety of additional factors (such as the current political turmoil in the Middle East) that are beyond our control, such as the domestic and foreign supply of oil and natural gas, the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls, technological advances affecting energy consumption, and domestic and foreign governmental regulations. Significant and extended reductions in oil and natural gas prices could require us to reduce our capital expenditures and impair the carrying value of our assets.

If we are successful in finding commercial quantities of oil and/or gas, our revenues, operating results, financial condition and ability to borrow funds or obtain additional capital will depend substantially on prevailing prices for oil and natural gas. Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil and gas prices also may reduce the amount of oil and gas that we could produce economically.

Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile, making it impossible to predict with any certainty the future prices of oil and gas.

We may continue to recognize substantial write-downs with respect to well impairment costs.

We account for our oil and gas property costs using the full-cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized. We record an investment impairment charge when we believe an investment has experienced a decline in value that is other than temporary.

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Abandonment of properties is accounted for as adjustments to capitalized costs. The net capitalized costs are subject to a “ceiling test,” which limits such costs to the aggregate of the estimated present value of future net revenues from proved reserves discounted at ten percent based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties. The recoverability of amounts capitalized for oil and gas properties is dependent upon the identification of economically recoverable reserves, together with obtaining the necessary financing to exploit such reserves and the achievement of profitable operations.

We review our unproved oil and gas properties periodically to determine whether they have been impaired. An impairment allowance is provided on an unproved property when we determine that the property will not be developed. Any impairment charge incurred is recorded in accumulated depletion, impairment and amortization to reduce our recorded basis in the asset.

Our lack of diversification increases the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our business focus is on oil and gas exploration on a limited number of properties in Israel. As a result, we lack diversification, in terms of both the nature and geographic scope of our business. We will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified. If we are unable to diversify our operations, our financial condition and results of operations could deteriorate.

We currently have no proved reserves or current production, and we may never have any.

We do not have any proved reserves or current production of oil or gas. We cannot assure you that any wells will be completed or produce oil or gas in commercially profitable quantities.

We have a history of losses and we cannot assure you that we will ever be profitable.

We incurred net losses of $10,294,000 for the year ended December 31, 2012 and $9,077,000 for the year ended December 31, 2013. We cannot provide any assurances that we will ever be profitable.

Oil and gas exploration is an inherently risky business.

Exploratory drilling involves enormous risks, including the risk that no commercially productive oil or natural gas reservoirs will be discovered. Even when properly used and interpreted, seismic data analysis and other computer simulation techniques are only tools used to assist geoscientists in trying to identify subsurface structures and potential hydrocarbon indicators. They do not allow the interpreter to know conclusively if hydrocarbons are present or economically available. The risk analysis techniques we use in evaluating potential drilling sites rely on subjective judgments of our personnel and consultants. Additionally, Zion is typically engaged in drilling deep onshore wildcat wells in Israel where only approximately 500 total wells have ever been drilled, the vast majority of which are relatively shallow. Consequently, our exploration risks are very substantial.

Operating hazards and uninsured risks with respect to the oil and gas operations may have material adverse effects on our operations.

Our exploration and, if successful, development and production operations are subject to all of the risks normally incident to the exploration for and the development and production of oil and gas, including blowouts, cratering, uncontrollable flows of oil, gas or well fluids, fires, pollution and other environmental and operating risks. These hazards could result in substantial losses due to injury or loss of life, severe damage to or destruction of property and equipment, pollution and other environmental damage and suspension of operations. While as a matter of practice we take out insurance against some or all of these risks, such insurance may not cover the particular hazard and may not be sufficient to cover all losses. The occurrence of a significant event adversely affecting any of the oil and gas properties in which we have an interest could have a material adverse effect on us, could materially affect our continued operation and could expose us to material liability.

Political risks may adversely affect our operations and/or inhibit our ability to raise capital.

Our operations are concentrated in Israel and could be directly affected by political, economic and military conditions in Israel. Efforts to secure a lasting peace between Israel and its Arab neighbors and Palestinian residents have been underway since Israel became a country in 1948, and the future of these peace efforts is still uncertain.

Civil unrest has continued to spread throughout the region and has involved other areas such as the Gaza Strip and nations such as Egypt, Syria and Yemen. Such unrest, if it continues to spread or grow in intensity, could lead to civil wars; regime changes resulting in governments that are hostile to the US and/or Israel, such as has previously occurred in the region; violations of the 1979 Egypt-Israel Peace Treaty; or regional conflict.

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At this time, we are uncertain of the outcome of these events. However, prolonged and/or widespread regional conflict in the Middle East could have the following results, among others:

●	capital market reassessment of risk and subsequent redeployment of capital to more stable areas making it more difficult for us to obtain financing for potential development projects;

●	security concerns in Israel, making it more difficult for our personnel or supplies to enter or exit the country;

●	security concerns leading to evacuation of our personnel;

●	damage to or destruction of our wells, production facilities, receiving terminals or other operating assets;

●	inability of our service and equipment providers to deliver items necessary for us to conduct our operations in, resulting in delays; and

●	lack of availability of drilling rig and experienced crew, oilfield equipment or services if third party providers decide to exit the region.

Loss of property and/or interruption of our business plans resulting from hostile acts could have a significant negative impact on our earnings and cash flow. In addition, we may not have enough insurance to cover any loss of property or other claims resulting from these risks.

We face various risks associated with the trend toward increased activism against oil and gas exploration and development activities.

Opposition toward oil and gas drilling and development activity has been growing globally and is particularly pronounced in OECD countries which include the US, the UK and Israel.  Companies in the oil and gas industry, such as us, are often the target of activist efforts from both individuals and non-governmental organizations regarding safety, human rights, environmental compliance and business practices.  Future activist efforts could result in the following:

●	delay or denial of drilling permits;

●	shortening of lease terms or reduction in lease size;

●	restrictions on installation or operation of gathering or processing facilities;

●	restrictions on the use of certain operating practices, such as hydraulic fracturing;

●	legal challenges or lawsuits;

●	damaging publicity about us;

●	increased costs of doing business;

●	reduction in demand for our products; and

●	other adverse effects on our ability to develop our properties and expand production.

Our need to incur costs associated with responding to these initiatives or complying with any resulting new legal or regulatory requirements resulting from these activities that are substantial and not adequately provided for, could have a material adverse effect on our business, financial condition and results of operations.

Economic risks may adversely affect our operations and/or inhibit our ability to raise additional capital.

Economically, our operations in Israel may be subject to:

●	exchange rate fluctuations;

●	royalty and tax increases and other risks arising out of Israeli State sovereignty over the mineral rights in Israel and its taxing authority; and

●	changes in Israel's economy that could cause the legislation of oil and gas price controls.

Consequently, our operations may be substantially affected by local economic factors beyond our control, any of which could negatively affect our financial performance and prospects.

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Legal risks could negatively affect Zion’s value.

Legally, our operations in Israel may be subject to:

●	changes in the Petroleum Law resulting in modification of license and permit rights;

●	adoption of new legislation relating to the terms and conditions pursuant to which operations in the energy sector may be conducted;

●	changes in laws and policies affecting operations of foreign-based companies in Israel; and

●	changes in governmental energy and environmental policies or the personnel administering them.

The Israeli Ministry of National Infrastructures has promulgated legislation relating to licensing requirements for entities engaged in the fuel sector that may result in our having to obtain additional licenses to market and sell hydrocarbons that may be discovered by us. We have been advised by the Ministry that they do not intend to deprive a holder of petroleum rights under the Petroleum Law of its right under that law to sell hydrocarbons discovered and produced under its petroleum rights. We cannot now predict the legislation’s possible impact on our operations.

Further, in the event of a legal dispute in Israel, we may be subject to the exclusive jurisdiction of Israeli courts or we may not be successful in subjecting persons who are not United States residents to the jurisdiction of courts in the United States, either of which could adversely affect the outcome of a dispute.

The Ministry of Environmental Protection has issued legislation relating to polluted materials, including their production, treatment, handling, storage and transportation that may affect land or water resources.  Persons engaged in activities involving these types of materials will be required to prepare environmental impact statements and remediation plans either prior to commencing activities or following the occurrence of an event that may cause pollution to land or water resources or endanger public health.  We do now know and cannot predict whether any additional legislation in this area will be enacted and, if so, in what form and which of its provisions, if any, will relate to and affect our activities, how and to what extent.

In March 2011, the Ministry of Environmental Protection issued initial guidelines relating to oil and gas drilling. This is the first time that the Ministry has published specific environmental guidelines for oil and gas drilling operations, relating to on-shore and off-shore Israel. The guidelines are subject to change.

The guidelines are detailed and provide environmental guidelines for all aspects of drilling operations, commencing from when an application for a preliminary permit is filed, and continuing through license, drilling exploration, production lease, petroleum production and abandonment of the well. The guidelines address details that must be submitted regarding the drill site, surrounding area, the actual drilling operations, the storage and removal of waste and the closing or abandoning of a well.

The Company believes that these and other new regulations will significantly increase the expenditures associated with obtaining new exploration rights and considerably increase the time needed to obtain all of the necessary authorizations and approvals prior to drilling.

Our petroleum rights (including licenses and permits) could be canceled, terminated or not extended, and we would not be able to successfully execute our business plan.

Any license or other petroleum right we hold or may be granted is granted for fixed periods and requires compliance with a work program detailed in the license or other petroleum right. If we do not fulfill the relevant work program due to inadequate funding or for any other reason, the Israeli government may terminate the license or any other petroleum right before its scheduled expiration date. No assurance can be provided that we will be able to obtain an extension to this if in fact we are unable to begin drilling by such date.

There are limitations on the transfer of interests in our petroleum rights, which could impair our ability to raise additional funds to execute our business plan.

The Israeli government has the right to approve any transfer of rights and interests in any license or other petroleum right we hold or may be granted and any mortgage of any license or other petroleum rights to borrow money. If we attempt to raise additional funds through borrowings or joint ventures with other companies and are unable to obtain required approvals from the government, the value of your investment could be significantly diluted or even lost.

Our dependence on the limited contractors, equipment and professional services available in Israel may result in increased costs and possibly material delays in our work schedule.

Due to the lack of competitive resources in Israel, costs for our operations may be more expensive than costs for similar operations in other parts of the world. We are also more likely to incur delays in our drilling schedule and be subject to a greater risk of failure in meeting our required work schedule. Similarly, some of the oil field personnel we need to undertake our planned operations are not necessarily available in Israel or available on short notice for work in Israel. Any or all of the factors specified above may result in increased costs and delays in the work schedule.

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Our dependence on Israeli local licenses and permits may require more funds than we have budgeted and may cause delays in our work schedule.

In connection with drilling operations, we are subject to a number of Israeli local licenses and permits. Some of these are issued by the Israeli security forces, the Civil Aviation Authority, the Israeli Water Commission, the Israel Lands Authority, the holders of the surface rights in the lands on which we intend to conduct drilling operations, including Kibbutz Ein Carmel, local and regional planning commissions and environmental authorities.

In the event of a commercial discovery and depending on the nature of the discovery and the production and related distribution equipment necessary to produce and sell the discovered hydrocarbons, we will be subject to additional licenses and permits, including from various departments in the Ministry of National Infrastructures, Energy and Water Resources, regional and local planning commissions, the environmental authorities and the Israel Lands Authority. If we are unable to obtain some or all of these permits or the time required to obtain them is longer than anticipated, we may have to alter or delay our planned work schedule, which would increase our costs.

If we are successful in finding commercial quantities of oil and/or gas, our operations will be subject to laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment, which can adversely affect the cost, manner or feasibility of our doing business. Many Israeli laws and regulations require permits for the operation of various facilities, and these permits are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with their regulations, and violations could subject us to fines, injunctions or both.

If compliance with safety and environmental regulations is more expensive than anticipated, it could adversely impact the profitability of our business.

Risks of substantial costs and liabilities related to safety and environmental compliance issues are inherent in oil and gas operations. It is possible that other developments, such as stricter safety and environmental laws and regulations, and claims for damages to property or persons resulting from oil and gas exploration and production, would result in substantial costs and liabilities. This could also cause our insurance premiums to be significantly greater than anticipated.

Earnings will be diluted due to charitable contributions and key employee incentive plan.

We are legally bound to fund in the form of a royalty interest or equivalent net operating profits interest, 6% of our gross sales revenues, if any, to two charitable foundations. In addition, we may allocate 1.5% royalty interest or equivalent net operating profits interest to a key employee incentive plan designed as bonus compensation over and above our executive compensation payments. This means that the total royalty burden on our property (including the government royalty of 12.5%) may be up to 20% of gross revenue. As our expenses increase with respect to the amount of sales, these donations and allocation could significantly dilute future earnings and, thus, depress the price of the common stock.

Risks Related to Our Common Stock

Our stock price and trading volume may be volatile, which could result in losses for our stockholders.

The equity trading markets have recently experienced high volatility resulting in highly variable and unpredictable pricing of equity securities. If the turmoil in the equity trading markets continues, the market for our common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

●	actual or anticipated quarterly variations in our operating results, including further impairment to unproved oil and gas properties,

●	changes in expectations as to our future financial performance or changes in financial estimates, if any,

●	announcements relating to our business,

●	conditions generally affecting the oil and natural gas industry,

●	the success of our operating strategy, and

●	the operating and stock performance of other comparable companies.

Many of these factors are beyond our control, and we cannot predict their potential effects on the price of our common stock. In addition, the stock market is subject to extreme price and volume fluctuations. During the past 52 weeks, our stock price has fluctuated from an intraday low of $0.81 to an intraday high of $2.99.  This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

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No assurance can be provided that you will be able to resell your shares of common stock at or above the price you acquired those shares in this offering. We cannot assure you that the market price of common stock will increase to the per share price at which it was offered or that the market price of common stock will not fluctuate or decline significantly.

As of December 31, 2013, we had employee stock options outstanding to purchase 2,399,250 shares of common stock at prices ranging between $0.01 and $7.15 per share.

The exercise or possibility of exercise of outstanding warrants and employee stock options, or any offering under the S-3 shelf registration statement that we may complete, could have an adverse effect on the market price for our common stock, and you may experience dilution to your holdings.

Cash dividends will not be paid to shareholders for the foreseeable future.

You may receive little or no cash or stock dividends on your shares of common stock. The board of directors has not directed the payment of any dividends and does not anticipate paying dividends on the shares for the foreseeable future and intends to retain any future earnings to the extent necessary to develop and expand our business. Payment of cash dividends, if any, will depend, among other factors, on our earnings, capital requirements, and the general operating and financial condition, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement applicable to an offering, we intend to use any net proceeds from the sale of our securities to fund our operations and for other general corporate purposes, such as additions to working capital, expansion of our drilling and other exploration efforts and further our efforts to possibly acquire a majority working interest in a deep-drilling capacity onshore drilling rig. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

Our authorized share capital consists of 100,000,000 shares of common stock, par value $0.01 per share. As of December 31, 2013, there were 34,005,696 common shares outstanding. All outstanding shares of common stock are fully paid and non-assessable.

The following description of our common stock, together with any additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our common stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock, please refer to our certificate of incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The summary below and that contained in any applicable prospectus supplement are qualified in their entirety by reference to our certificate of incorporation and bylaws.

Common Stock

Voting. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. They are not entitled to cumulative voting rights.

Dividends and Other Distributions. Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets.

Distributions on Dissolution. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities.

Other Rights. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock. There are no conversion or redemption rights or sinking funds provided for our stockholders.

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Certificate of Incorporation and Bylaws Provisions

The following summary describes provisions of our certificate of incorporation and bylaws. They may have the effect of discouraging a tender offer, proxy contest or other takeover attempt that is opposed by our board of directors. These provisions include:

●	restrictions on the rights of shareholders to remove directors;

●	limitations against shareholders calling a Special Meeting of shareholders or acting by unanimous written consent in lieu of a meeting;

●	requirements for advance notice of actions proposed by shareholders for consideration at meetings of the shareholders; and

●	restrictions on business combination transactions with "related persons."

Classified board of directors and removal

Our certificate of incorporation provides that the board of directors shall be divided into three classes, designated Class I, Class II and Class III, with the classes to be as nearly equal in number as possible. The term of office of each class expires at the third Annual Meeting of Shareholders for the election of directors following the election of such class (except for the initial classes). Directors may be removed only for cause and only upon the affirmative vote of holders of at least 66 2/3% of our voting stock at a Special Meeting of Shareholders called expressly for that purpose. The classification of directors could have the effect of making it more difficult for shareholders to change the composition of the board of directors. At least two Annual Meetings of Shareholders, instead of one, are generally required to effect a change in a majority of the board of directors.

The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of our company, even though such an attempt might be beneficial to us and our shareholders. The classification of the board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification provisions may discourage accumulations of large blocks of stock by purchasers whose objective is to take control of our company and remove a majority of the board of directors, the classification of the board of directors could tend to reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks. Accordingly, shareholders could be deprived of opportunities to sell their shares of common stock at a higher market price than might otherwise be the case.

Shareholder action by written consent and special meetings

Our bylaws provide that shareholder action can be taken only at an Annual or Special Meeting of shareholders and may not be taken by written consent in lieu of a meeting once our number of shareholders exceeded sixty, which occurred in the first quarter of 2003. Special Meetings of shareholders can be called only upon a resolution adopted by the board of directors. Moreover, the business permitted to be conducted at any Special Meeting of shareholders is limited to the business brought before the meeting under the Notice of Meeting given by us. These provisions may have the effect of delaying consideration of a shareholder proposal until the next Annual Meeting. These provisions would also prevent the holders of a majority of our voting stock from unilaterally using the written consent or Special Meeting procedure to take shareholder action.

Advance notice provisions for shareholder nominations and shareholder proposals

Our bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or bring other business before a meeting of shareholders. The shareholder notice procedure provides that only persons who are nominated by, or at the direction of, the board of directors, or by a shareholder who has given timely written notice containing specified information to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as our directors. The shareholder notice procedure also provides that at a meeting of the shareholders only such business may be conducted as has been brought before the meeting by, or at the direction of, the chairman of the board of directors, or in the absence of the chairman of the board, the chief executive officer, the president, or by a shareholder who has given timely written notice containing specified information to our secretary of such shareholder's intention to bring such business before such meeting.

Although our bylaws do not give the board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Zion and our shareholders.

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Business combination provision

Our certificate of incorporation contains a provision for approval of specified business combination transactions involving any person, entity or group that beneficially owns at least 10% of our aggregate voting stock. Such person, entity or group is sometimes referred to as a "related person". This provision requires the affirmative vote of the holders of not less than 66 2/3% of our voting stock to approve specified transactions between a related person and Zion, including:

●	any merger or consolidation;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets having a fair market value of more than 10% of our total assets, or assets representing more than 10% of our cash flow or earning power, or 10% of stockholders' equity, which is referred to as a "substantial part";

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with us of all or a substantial part of the assets of a related person;

●	any reclassification of securities, recapitalization, or any other transaction involving us that would have the effect of increasing the voting power of a related person;

●	the adoption of a plan or proposal for our liquidation or dissolution proposed by or on behalf of a related person; and

●	the entering into of any agreement, contract or other arrangement providing for any of the transactions described above.

  This voting requirement will not apply to certain transactions, including any transaction approved by a majority vote of the directors (called "Disinterested Directors") who are not affiliated or associated with the related person described above, provided that there are at least three Disinterested Directors. This provision could have the effect of delaying or preventing a change in control of Zion in a transaction or series of transactions.

Liability of directors and indemnification

Our certificate of incorporation provides that a director will not be personally liable to us or our shareholders for breach of fiduciary duty as a director, except to the extent that such exemption or limitation of liability is not permitted under Delaware General Corporation Law. Any amendment or repeal of such provisions may not adversely affect any right or protection of a director existing under our certificate of incorporation for any act or omission occurring prior to such amendment or repeal.

Our certificate of incorporation and bylaws provide that each person who at any time serves or served as one of our directors or officers, or any person who, while one of our directors or officers, is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, is entitled to indemnification and the advancement of expenses from us, to the fullest extent permitted by applicable Delaware law. However, as provided under applicable Delaware General Corporation Law, this indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company.

Amendments

Our certificate of incorporation provides that we reserve the right to amend, alter, change, or repeal any provision contained in our certificate of incorporation, and all rights conferred to shareholders are granted subject to such reservation. The affirmative vote of holders of not less than 80% of our voting stock, voting together as a single class, is required to alter, amend, adopt any provision inconsistent with, or to repeal certain specified provisions of our certificate of incorporation. However, the 80% vote described in the prior sentence is not required for any alteration, amendment, adoption of inconsistent provision or repeal of the "business combination" provision discussed under the "Business combination provision" paragraph above which is recommended to the shareholders by two-thirds of our Disinterested Directors, and such alteration, amendment, adoption of inconsistent provision or repeal shall require the vote, if any, required under the applicable provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws. In addition, our bylaws provide that shareholders may only adopt, amend or repeal our bylaws by the affirmative vote of holders of not less than 66-2/3% of our voting stock, voting together as a single class. Our bylaws may also be amended by the affirmative vote of two-thirds of our board of directors.

Listing Symbols on the NASDAQ Global Market

Our common stock is quoted on the NASDAQ Global Market under the symbol “ZN” The sale price of our common stock on the NASDAQ Global Market on March 7, 2014 was $1.96. We also have one common stock purchase warrant to be quoted on the NASDAQ Global Market under the symbol “ZNWOW” after July 31, 2014. The applicable prospectus supplement will contain information, where applicable, as to any other listing on NASDAQ Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company, Cranford, New Jersey.

DESCRIPTION OF DEBT SECURITIES

We may from time to time offer and sell debt securities of one or more series. We may offer and sell those securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  Each time securities are sold pursuant to the Registration Statement to which this prospectus relates, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities. As of the date of this prospectus, we have no outstanding registered debt securities.

We may issue one or more series of notes under indentures, which we will enter into with the trustee to be named therein.  We have not at this time negotiated a definitive form of indenture, and we have not selected a financial institution to serve as the trustee.  We have filed as Exhibit 4.2 to the Registration Statement of which this prospectus forms a part an indenture that provides a generic, non-specific description of the debt securities to be offered and contains certain general and standard provisions for such indentures.  If we issue debt securities, we will file the definitive indentures as exhibits to the Registration Statement of which this prospectus is a part, or incorporate them by reference from a Current Report on Form 8-K that we file with the SEC.  We use the term “indentures” to refer to any and all indentures that we may enter into with respect to debt securities issued and sold pursuant to this Registration Statement. The indentures will be qualified under the Trust Indenture Act of 1939.  We use the term “Trustee” to refer to the trustee or the trustee under the indenture.

The following is a summary of certain general and standard features of the Debt Securities we may offer and the term of the indenture that is Exhibit 4.2 to the Registration Statement of which this prospectus is a part.  We use the term “Indenture” to refer to such indenture.  Defined terms used in this section have the same meaning as defined in the Indenture.  Where there are blanks in this Indenture, this means that the amount or number in the blank is to be negotiated with the Trustee at the time the Indenture is executed in connection with a specific debt offering.  The summary is qualified in its entirety by referenced to the Indenture, which is Exhibit 4.2 to this Registration Statement.

We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete definitive indentures that will contain the terms of the Debt Securities.

General

The Indenture does not limit the amount of Debt Securities that may be issued thereunder. Debt Securities may be issued under the Indenture from time to time in separate series, each up to the aggregate amount authorized for such series. The Debt Securities will be general obligations of the Company and may be subordinated to Senior Indebtedness of the Company. See “—Subordination of Debt Securities.”

A prospectus supplement and a supplemental indenture (or a resolution of our Board of Directors and accompanying officers’ certificate) relating to any series of Debt Securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

●	the form and title of the Debt Securities;

●	the total principal amount of the Debt Securities, and if a series, the total amount authorized and the total amount outstanding;

●	the dates on which the principal of the Debt Securities will be payable;

●	the rate at which the Debt Securities will bear interest and the interest payment dates for the Debt Securities;

●	any optional redemption provisions;

●	any security for the Debt Securities and the terms of such security;

●	any sinking fund or other provisions that would obligate the Company to repurchase or otherwise redeem the Debt Securities;

●	the terms, if any, upon which the Debt Securities may be convertible into or exchanged for Capital Stock or other securities of the Company or any other obligor or issuer;

●	the portion of the principal amount that will be payable if the maturity of the Debt Securities is accelerated;

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●	the currency or currency unit in which the Debt Securities will be paid, if not U.S. dollars;

●	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

●	any changes to or additional Events of Default or covenants;

●	the subordination, if any, of the Debt Securities and any changes to the subordination provisions of the Indenture; and

●	any other terms of the Debt Securities not prohibited by the Indenture.

 Certain Covenants

Limitation on Lien Securing Funded Debt. The Company may create, incur or assume Funded Debt secured by Liens. If the aggregate principal amount of such Funded Debt and all other Funded Debt of the Company, incurred or assumed pursuant to the exception in this sentence and outstanding at such time does not exceed a percentage of the Adjusted Consolidated Net Tangible Assets of the Company (the “Secured Debt Basket”) to be determined.

Limitations on Mergers and Consolidations. The Company will not consolidate or merge with or into any Person, or sell, convey, lease or otherwise dispose of all or substantially all of its assets to any Person, unless:

1)	the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition shall be made (collectively, the “Successor”), is a corporation, limited liability company, general partnership or limited partnership organized and existing under the laws of the United States or any state thereof or the District of Columbia, or Canada or any province thereof, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Indenture; provided, that unless the Successor is a corporation, a corporate co-issuer of the Debt Securities will be added to the Indenture by such supplemental indenture; and

2)	immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

SEC Reports. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company, within 15 days after it files the same with the SEC, shall deliver to the Trustee copies of the annual reports and the information, documents and other reports (or copies of any such portions of any of the foregoing as the SEC may by rules and regulations prescribe) specified in Section 13 or 15(d) of the Exchange Act, provided that any such annual reports, information, documents or other reports filed with or furnished to the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be delivered to the Trustee as of the time such information, documents or reports are filed or furnished via EDGAR.

Other Covenants and Other Terms. The definitive indentures may also contain additional covenants, including those restricting our ability to issue additional securities; pay dividends and make distributions in respect to our capital check; redeem capital stock; make investments or other restricted payments; sell or otherwise dispose of assets;  issue or sell stock of our subsidiaries, place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets; or engage in transactions with stockholders and affiliates.   The definitive indentures may require us to maintain interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios.  The definitive indentures may provide other specific terms, preferences, rights or limitations of, or restriction on the Debt Securities, including any terms of which may be required by the Company or advisable under applicable laws or regulations or advisable in connection with the marketing of the Debt Securities.

Events of Default

The following will be Events of Default with respect to the Debt Securities of any series:

1)	default by the Company in the payment of principal of or any premium on the Debt Securities of such series when due and payable at Maturity;

2)	default by the Company in the payment of any installment of interest on the Debt Securities of such series when due and payable and continuance of such default for 30 days;

3)	default on any other Indebtedness of the Company if either

A)	such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of at least an amount to be determined individually or, taken together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, in the aggregate, or

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B)	such default results from the failure to pay when due principal of any such Indebtedness, after giving effect to any applicable grace period (a “Payment Default”), having a principal amount of at least an amount to be determined individually or, taken together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate; provided that if any such default is cured or waived or any such acceleration is rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequent acceleration of the Debt Securities shall be rescinded, so long as any such rescission does not conflict with any judgment or decree or applicable provision of law;

4)	default in the performance, or breach of, any covenant or agreement of the Company in the Indenture applicable to Debt Securities of such series and, in each such case, failure to remedy such default within a period of 60 days after written notice thereof from the Trustee or Holders of 25% of the principal amount of the Debt Securities of such series; provided, however, that the Company will have 90 days following such written notice to remedy or receive a waiver for any failure to comply with its obligations under the Indenture so long as the Company is attempting to remedy any such failure as promptly as reasonably practicable;

5)	certain events involving bankruptcy, insolvency or reorganization of the Company; or

6)	any other Event of Default provided with regard to Debt Securities of a particular series in the terms thereof.

The Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any series of any default (except in payment of principal of, or any premium or interest on, any Security of such series) if the Trustee considers it in the interest of the Holders of Debt Securities of such series to do so.

If an Event of Default occurs and is continuing with respect to the Debt Securities of a series, the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debt Securities of such series may declare the unpaid principal of (or, if any of the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified in the terms thereof), and any premium and accrued but unpaid interest on, all the Debt Securities of such series then outstanding to be due and payable. Upon such a declaration, such principal (or other specified amount), and any premium and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of, and any premium and interest on, all the Debt Securities of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Debt Securities of a series with respect to which a declaration of acceleration has been made may rescind any such acceleration with respect to the Debt Securities of such series and its consequences.

No Holder of the Debt Securities of a series may pursue any remedy under the Indenture unless:

1)	the Trustee shall have received written notice of a continuing Event of Default with respect to such series,

2)	the Trustee shall have received a request from Holders of at least 25% in principal amount of the Debt Securities of such series to pursue such remedy,

3)	the Trustee shall have been offered indemnity reasonably satisfactory to it,

4)	the Trustee shall have failed to act for a period of 60 days after receipt of such notice, request and offer of indemnity and

5)	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Debt Securities of such series; provided, however, such provision does not affect the right of a Holder of any Debt Securities to sue for enforcement of any overdue payment thereon.

The Holders of a majority in principal amount of the outstanding Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain limitations specified in the Indenture. The Trustee shall be under no obligation and may refuse to perform any duty or exercise any right, duty or power hereunder unless it receives indemnity reasonably satisfactory to it against any loss, liability, claim, damage or expense.

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Modification and Waiver

Supplements and amendments to the Indenture or the Debt Securities of any series may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities of each series affected by such amendment or supplement, considered together as a single class; provided that no such modification or amendment may, without the consent of each Holder affected thereby,

1)	reduce the percentage of principal amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture or the Debt Securities;

2)	reduce the rate or change the time for payment of interest, including default interest, if any, on the Debt Securities of any series;

3)	reduce the principal amount of any Security or change the Maturity Date of the Debt Securities of any series;

4)	reduce the amount payable upon redemption of any Security;

5)	adversely affect the conversion rights of any Security that is convertible in accordance with the applicable provisions of such Security;

6)	waive any Event of Default in the payment of principal of, any premium or interest on the Debt Securities of any series;

7)	make any Security payable in money other than that stated in such Security;

8)	impair the right of Holders of Debt Securities of any series to receive payment of the principal of and interest on Debt Securities on the respective due dates therefor and to institute suit for the enforcement of any such payment; or

9)	make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of the Indenture.

Supplements and amendments of the Indenture or the Debt Securities of any series may be made by the Company and the Trustee without the consent of any Holders in certain limited circumstances, including

1)	to cure any ambiguity, omission, defect or inconsistency; provided that such modification shall not adversely affect the Holders of any series in any material respect;

2)	to provide for the assumption of the obligations of the Company under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company;

3)	to add to, change or eliminate any of the provisions of the Indenture; provided that any such addition, change or elimination shall become effective only after there are no such Debt Securities of any series entitled to the benefit of such provision outstanding;

4)	to establish the forms or terms of the Debt Securities of any series issued under the Indenture;

5)	to evidence the acceptance or appointment by a separate Trustee or successor Trustee with respect to one or more series of Debt Securities or otherwise;

6)	in the case of any Debt Securities that are designated as Subordinated Debt Securities, to make any change that would limit or terminate the benefits available to any Holder of Senior Indebtedness (or Representatives therefor) under the Indenture;

7)	to comply with any requirement of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

8)	to provide for uncertificated Debt Securities in addition to certificated Debt Securities;

9)	to make provisions with respect to the conversion of Debt Securities of any series that are convertible in accordance with the terms of such Debt Securities; or

10)	to make any change that would provide any additional benefit to the Holders of such series or that does not adversely affect the rights of any Holder of such series in any material respect.

The Holders of a majority in aggregate principal amount of the outstanding Debt Securities of a series may waive any past default under the Indenture, except a default in the payment of principal, or any premium or interest.

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Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations discharged with respect to the Debt Securities of a series (“Legal Defeasance”). Such Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debt Securities of the applicable series, except for

1)	the rights of Holders of outstanding Debt Securities of such series to receive payments solely from the trust fund described below in respect of the principal of, and any premium and interest on such Debt Securities when such payments are due,

2)	the Company’s obligations with respect to such Debt Securities concerning the issuance of temporary Debt Securities, transfers and exchanges of the Debt Securities, replacement of mutilated, destroyed, lost or stolen Debt Securities, the maintenance of an office or agency where the Debt Securities may be surrendered for transfer or exchange or presented for payment, and duties of paying agents and conversion agents,

3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

4)	the Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants described under “—Certain Covenants” (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment) described under “—Events of Default” will no longer constitute an Event of Default.

In order to exercise either Legal Defeasance or Covenant Defeasance under the Indenture,

1)	the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Debt Securities of such series, cash in U.S. Legal Tender, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay

A)	the principal of, and any premium and interest on the outstanding Debt Securities of such series on each date on which such principal, and any premium and interest is due and payable or on any redemption date established pursuant to the Indenture and

B)	any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and of such Debt Securities.

2)	in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that

A)	the Company has received from or there has been published by, the Internal Revenue Service a ruling or

B)	since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Debt Securities of applicable series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

3)	in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Debt Securities of the applicable series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

4)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

5)	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement, other than the Indenture, or instrument to which the Company is a party or by which the Company is bound, and if the Debt Securities of such series are subordinated pursuant to the Indenture, is not prohibited by the Indenture;

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6)	the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

7)	the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that the Company has complied with all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance.

Subordination of Debt Securities

Debt Securities of a series may be subordinated to our Senior Indebtedness (the Debt Securities of such series being referred to herein as the “Subordinated Debt Securities”). Subordinated Debt Securities will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture and the prospectus supplement relating to such series, to the prior payment of all indebtedness of the Company that is designated as Senior Indebtedness with respect to the series.

The Holders of Senior Indebtedness of the Company will receive payment in full of the Senior Indebtedness before Holders of Subordinated Debt Securities will receive any payment of principal of, or any premium or interest with respect to the Subordinated Debt Securities:

1)	upon any payment of distribution of our assets of the Company to its creditors;

2)	upon a total or partial liquidation or dissolution of the Company; or

3)	in a bankruptcy, receivership or similar proceeding relating to the Company or its property.

Until the Senior Indebtedness is paid in full, any distribution to which Holders of Subordinated Debt Securities would otherwise be entitled will be made to the Holders of Senior Indebtedness, except that such Holders may receive securities representing Capital Stock of the Company and any Debt Securities of the Company that are subordinated to Senior Indebtedness to at least the same extent as the Subordinated Debt Securities.

If the Company does not pay the principal of, or any premium or interest on, Senior Indebtedness within any applicable grace period (including at Maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, the Company may not:

1)	make any payments of principal, premium, if any, or interest with respect to Subordinated Debt Securities;

2)	make any deposit for the purpose of defeasance of the Subordinated Debt Securities; or

3)	repurchase, redeem or otherwise retire any Subordinated Debt Securities, except that in the case of Subordinated Debt Securities that provide for a mandatory sinking fund, we may deliver Subordinated Debt Securities to the Trustee in satisfaction of our sinking fund obligation, unless, in either case,

a)	the default has been cured or waived and the declaration of acceleration has been rescinded;

b)	the Senior Indebtedness has been paid in full in cash; or

4)	the Company and the Trustee receive written notice approving the payment from the Representatives of each issue of Designated Senior Indebtedness of the Company.

During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the Maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, the Company may not pay the Subordinated Debt Securities for a period called the “Payment Blockage Period.” A Payment Blockage Period will commence on the receipt by us and the Trustee of written notice of the default, called a “Blockage Notice,” from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period.

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The Payment Blockage Period may be terminated before its expiration:

1)	by written notice from the Person or Persons who gave the Blockage Notice;

2)	by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

3)	if the default giving rise to the Payment Blockage Period is no longer continuing.

Unless the Holders of such Designated Senior Indebtedness or the Representative of such Holders shall have accelerated the Maturity of such Designated Senior Indebtedness, the Company may resume payments on the Subordinated Debt Securities after the expiration of the Payment Blockage Period.

Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days irrespective of the number of defaults with respect to any number of issues of Designated Senior Indebtedness during such period. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the Maturity of any Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, the Subsidiary Guarantor may not make a guarantee payment on Subordinated Debt Securities for the Payment Blockage Period, as described above.

After all Senior Indebtedness is paid in full and until the Subordinated Debt Securities are paid in full, Holders of the Subordinated Debt Securities shall be subrogated to the rights of Holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

By reason of the subordination, in the event of insolvency, our creditors who are Holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the Holders of the Subordinated Debt Securities.

Satisfaction and Discharge

The Company may discharge all its obligations under the Indenture with respect to Debt Securities of any series, other than its obligation to register the transfer of and exchange notes of that series, provided that it either:

1)	delivers all outstanding Debt Securities of that series to the Trustee for cancellation; or

2)	all such Debt Securities not so delivered for cancellation have either become due and payable or will become due and payable at their Maturity within one year or are called for redemption within one year, and in the case of this bullet point the Company has deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of such Debt Securities, including any premium and interest to the Maturity Date or applicable redemption date.

Governing Law

The Indenture provides that it and the Debt Securities and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee

The Trustee is permitted to become an owner or pledgee of the Debt Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. If, however, the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) after an Event of Default has occurred and is continuing, it must eliminate such conflict or resign.

In case an Event of Default shall occur (and be continuing), the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of such person’s own affairs. The Trustee will be under no obligation to exercise any of its powers under the Indenture at the request of any of the Holders of the Debt Securities, unless such Holders have offered the Trustee indemnity reasonably satisfactory to it.

Book Entry, Delivery and Form

Unless otherwise provided with respect to a series of Debt Securities, the Company expects that the Debt Securities of each series will be issued in the form of one or more global securities and that the global securities will be deposited with, or on behalf of the Depositary, and registered in the name of the Depositary or its nominee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. Investors may hold their beneficial interests in the global securities directly through the Depositary if they have an account with the Depositary or indirectly through organizations that have accounts with the Depositary.

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The Company expects that the following will describe the Depositary. The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of institutions that have accounts with the Depositary (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

The Company expects that pursuant to procedures established by the Depositary, upon the issuance of the global securities, the Depositary will credit, on its book-entry registrations and transfer system, the aggregate principal amount of Debt Securities represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriter of the Debt Securities. Ownership of beneficial interests in the global securities will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interest) and such participants (with respect to the owners of beneficial interests in the global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

So long as the Depositary, or its nominee, is the Holder of the global securities, the Depositary or such nominee, as the case may be, will be considered the sole legal owner and Holder of the Debt Securities for all purposes of the Debt Securities and the Indenture. Except as set forth below, you will not be entitled to have the Debt Securities represented by the global securities registered in your name, will not receive or be entitled to receive physical delivery of certificated Debt Securities in definitive form and will not be considered to be the owner or Holder of any Debt Securities under the global securities. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the global securities desires to take any action that the Depositary, as the Holder of the global securities, is entitled to take, the Depositary will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

The Company will make all payments on Debt Securities represented by the global securities registered in the name of and held by the Depositary or its nominee to the Depositary or its nominee, as the case may be, as the owner and Holder of the global securities.

The Company expects that the Depositary or its nominee, upon receipt of any payment in respect of the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the aggregate principal amount of the global securities as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interest in the global securities held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its participants or the relationship between such participants and the owners of beneficial interests in the global securities owning through such participants.

Although the Company expects that the Depositary will agree to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants of the Depositary, the Depositary is under no obligations to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility for the performance by the Depositary or its participants or indirect participants of their respective obligations under the under the rules and procedures governing their operations.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock, the number of shares of common stock may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; and

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●	in the case of warrants to purchase common stock, the rights of common stock holders such as, but not limited to, the right to participate in voting on shareholder and/or company matters.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

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We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security.  Global securities will be registered in the name of the depositary.  Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

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Street Name Holders

We may terminate global securities or issue securities that are not issued in global form.  In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes.  In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities.  Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

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If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders.  We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

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The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement.  When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.  A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any applicable prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

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We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.  We intend to offer securities direct to investors through our Dividend Reinvestment and Common Stock Purchase Plan.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NASDAQ Global Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Gray Reed & McGraw, P.C. If the validity of any securities is also passed upon by counsel for any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

Our audited financial statements for the period from April 6, 2000 (inception) to December 31, 2004, have been audited by Lane Gorman Trubitt, PLLC., independent registered public accounting firm, as set forth in their report thereon included in our Annual Report on Form 10-K for the year ended December 31, 2013. Such financial statements have been incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2013, in reliance on the authority of said firm as experts in auditing and accounting.

The financial statements of Zion Oil & Gas, Inc. for the period from April 6, 2000 (inception) to December 31, 2010, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, Member Firm of KPMG International, independent registered public accounting firm and Lane Gorman Trubitt, PLLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing. Such report of Somekh Chaikin contains an explanatory paragraph that states that the Company has no operating revenue, limited capital resources and a loss from operations, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements of Zion Oil & Gas, Inc. as of December 31, 2013, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2013 and for the period from April 6, 2000 (inception) to December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December  31, 2013 have been incorporated by reference herein in reliance upon the report of Malone Bailey LLP, an independent registered public accounting firm and, with respect to the financial statements, Lane Gorman Trubitt, PLLC, and Somekh Chaikin, incorporated herein by reference, and upon the authority of said firms as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov. Our common stock is listed for trading on the NASDAQ under the symbol “ZN.”

We have filed a registration statement on Form S-3 with the SEC to register the securities that may be offered pursuant to this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all of the information included in the registration statement. For further information about us, this offering and our common stock, you may refer to the registration statement and its exhibits and schedules as well as the documents described herein or incorporated herein by reference. You can review and copy these documents, without charge, at the public reference facilities maintained by the SEC or on the SEC’s website as described above or you may obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be an important part of this prospectus, and information that we file with the SEC at a later date will automatically add to, update or supersede this information.

We incorporate by reference into this prospectus the documents listed below:

●	our annual report on Form 10-K for the year ended December 31, 2013 filed on March 6, 2014;

●	our definitive proxy statement filed on April 25, 2013;

●	Current Reports on Form 8-K: January 8, 2014, January 30, 2014, and January 31, 2014;

●	the description of our common stock in our registration statement on Form 8-A filed with the SEC on December 29, 2006, including any amendments or reports filed for the purpose of updating such description; and

●	all future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of the registration statement on Form S-3 of which this prospectus is a part and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements (except, in each case, for information contained in any such filing that is furnished and not “filed” under the Exchange Act), which filings will be deemed to be incorporated by reference in this prospectus, as supplemented by the applicable prospectus supplement, and to be a part hereof from the respective dates of such filings.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to: Shareholder Relations, Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, TX 75231.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

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$119,850,000

ZION OIL & GAS, INC.

Common Stock

Debt Securities

Warrants and Units

PROSPECTUS

March 27, 2014